================================================================================

                       CONVERSION APPRAISAL UPDATE REPORT
                             RIVERVIEW BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                           RIVERVIEW SAVINGS BANK, FSB
                                Camas, Washington

                               Stock Prices As Of:
                                 August 1, 1997

================================================================================

                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

RP Financial, LC.
---------------------------------------
FINANCIAL SERVICES INDUSTRY CONSULTANTS

                                                                  August 1, 1997

Boards of Directors
Riverview, M.H.C
Riverview Savings Bank, FSB
700 NE 4th Avenue
Camas, Washington  98607

Gentlemen:

         We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued by Riverview Bancorp, Inc., Camas, Washington ("Riverview Bancorp" or the "Holding Company"), in connection with the mutual-to-stock conversion of Riverview, M.H.C. (the "Mutual Holding Company"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Riverview Savings Bank, FSB, Camas, Washington ("Riverview" or the "Bank"). It is our understanding that the Holding Company will offer its stock in a Subscription and Community offering to the Bank's Eligible Account Holders, to the Bank's employee stock ownership plan ("ESOP"), to Supplemental Eligible Account Holders of the Bank, to Other Members of the Bank, to Public Stockholders, and to the community (the "Subscription and Community Offerings"). This appraisal update is being furnished to the Office of Thrift Supervision ("OTS"). Our original appraisal report, dated June 6, 1997 (the "Original Appraisal"), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

         This updated appraisal reflects the following: (1) a review of recent developments in the Bank's financial condition, including updated financial data through June 30, 1997; (2) an updated comparison of Riverview's financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the Original Appraisal date, along with updated stock prices as of August 1, 1997.

         Pro forma market value is defined as the price at which Riverview's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 2



Discussion of Relevant Considerations

         1.       Financial Results

                  Table 1 presents summary balance sheet and income statement details for the twelve months ended March 31, 1997 and updated unaudited financial information through June 30, 1997. The overall composition of Riverview's June 30, 1997 balance sheet was comparable to the March 31, 1997 data, with the Bank posting a moderate increase in assets consistent with recent trends. Updated earnings for the Bank also reflect modest growth due in part, to growth of interest-earning assets which has contributed to growth of Riverview's net interest margin.

                  Riverview's total assets increased moderately by $5.1 million, or 2.3 percent, from March 31, 1997 to June 30, 1997. Consistent with the limited change in the total assets balance, the composition of the Bank's interest-earning assets ("IEA") reflected modest change as well. Overall, the concentration of loans equaled 67.2 percent of assets as of June 30, 1997, which reflects an decrease from the 67.6 percent ratio reported as of March 31, 1997. The loan portfolio continues to grow, primarily in the area of permanent residential mortgage loans and construction loans.

                  The balance of interest-earning assets consisted of cash, investments and mortgage-backed securities ("MBS"). As a result of Riverview's strengthened capital position since 1994, the Bank has utilized MBS as a means to increase the level of interest-earning assets, as an avenue to deploy excess liquidity, and as an investment vehicle to leverage the balance sheet. MBS equaled $37.6 million, or 16.4 percent of assets as of June 30, 1997, which reflects an increase of $8.2 million for the quarter. The growth is a result of management's on-going efforts to leverage the balance sheet and to in essence, pre-fund the conversion through borrowings which will be retired once the conversion transactions is consummated.

                  The balance of interest-earning assets have been invested in cash, interest-earning assets and investment securities which totaled $25.7 million, equal to 11.2 percent of total assets as of June 30, 1997, down from a level of $31.3 million as of the prior quarter end. Riverview anticipates the level of cash and investments will initially increase following the completion of the second step conversion and stock offering and be gradually reduced as the Bank redeploys such funds into loans, which is its long-term use of proceeds. Riverview's investment policy is relatively conservative with investment securities limited to U.S. Treasury and agency issues with a maximum remaining maturity of ten years, though the Bank does not typically purchase securities with maturities greater than five years. The largest segment of the cash and investment portfolio is comprised of securities classified as "held to maturity", which equaled $17.4 million or 7.6 percent of total assets. New securities purchased are primarily held as "available for sale" securities.

                  Asset quality ratios remained favorable for the Bank, with the ratio of non-performing assets to total assets equaling 0.14 percent as of June 30, 1997, as compared to 0.10 percent as of March 31, 1997. Similarly, reserve coverage ratios and allowances for loan losses as a percent of total loans did not change materially over the quarter. However, notwithstanding the Bank's historically strong asset quality, reserve levels are comparatively modest in view of the extensive construction lending activity in which the Bank engages.

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 3


                                     Table 1
                           Riverview Savings Bank, FSB
                              Recent Financial Data

                                                       At March 31, 1997                   At June 30, 1997
                                                                  (% of                               (% of
                                                   Amount         Assets)              Amount         Assets)
                                                   ($000)           (%)                ($000)           (%)
Balance Sheet Data
Total Assets                                      $224,384          100.0%             $229,511        100.0%
Loans Receivable, Net                              151,774           67.6               154,327         67.2
Mortgage-Backed Securities                          29,392           13.1                37,601         16.4
Cash & Interest-Bearing Deposits                     6,951            3.1                 5,264          2.3
Investment Sec. Held to Maturity                    20,456            9.1                17,433          7.6
Investment Sec. Available for Sale                   3,899            1.7                 2,986          1.3
Core Deposit Intangible                              2,329            1.0                 2,247          1.0
Deposits                                           169,416           75.5               168,622         73.5
Borrowings                                          27,417           12.2                32,787         14.3
Stockholders' Equity                                25,025           11.2                25,718         11.2
Tangible Stockholders' Equity                       22,696           10.1                23,471         10.2

                                                     12 Months Ended                      12 Months Ended
                                                     March 31, 1996                          June 30, 1997
                                                                  (% of                               (% of
                                                                   Avg.                                Avg.
                                                   Amount         Assets)              Amount         Assets)
                                                    ($000)          (%)                 ($000)          (%)
Summary Income Statement
Interest Income                                    $17,476          8.01%               $17,887          8.05%
Interest Expense                                    (8,923)        (4.09)                (9,007)        (4.05)
  Net Interest Income                               $8,553          3.92%                $8,880          4.00%
Provision for Loan Losses                             (180)        (0.08)                  (180)        (0.08)
  Net Interest Income After Provisions              $8,373          3.84%                $8,700          3.91%

Other Non-Interest Income                            1,767          0.81                  1,790          0.81
Operating Expense                                   (6,257)        (2.87)                (6,446)        (2.90)
  Net Operating Income                              $3,883          1.78%                $4,044          1.82%

Gain on Loans Held for Sale                             69          0.03                     78          0.04
Gain on Sale of MBS & Other Sec. Held for Sale          37          0.02                     37          0.02
Special SAIF Assessment                               (947)        (0.43)                  (947)        (0.43)
  Gains and Net Non-Operating Income                 $(840)        (0.38)%                $(831)        (0.37)%

Net Income Before Tax                                3,043          1.39                  3,213          1.45
Income Taxes                                        (1,035)        (0.47)                (1,095)        (0.49)
  Net Income (Loss)                                 $2,008          0.92%                $2,118          0.95%

Source:  Riverview's prospectus and RP Financial calculations.

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 4

                  Riverview's operations continued to be funded primarily with retail deposits, however, deposits declined modestly to equal $168.6 million as of June 30, 1997. Management believes that one factor leading to the reduction of deposits during the quarter was the payment of income taxes by its depositors. The increase in assets over the most recent quarter was funded by an increase in borrowed funds, primarily consisting of advances from the FHLB of Seattle, which increased to $32.8 million or 14.3 percent of assets as of June 30, 1997. Riverview has utilized advances from the FHLB of Seattle primarily as a means of funding investments in MBS for the purpose of leveraging capital and enhancing earnings. Approximately $30 million of the advances are currently employed in such leverage transactions. Additionally, the Bank utilizes term advances as a means of lengthening the duration of liabilities and minimizing interest rate risk exposure.

                  Positive earnings during the quarter ended June 30, 1997 supported the increase in the Bank's capital to $25.7 million at June 30, 1997, versus a comparative balance of $25.0 million at March 31, 1997. Asset growth during the quarter resulted in the Bank's capital ratio remaining unchanged at
11.2 percent of assets. Tangible capital increased to $23.5 million or 10.2 percent of assets as of June 30, 1997.

                  Riverview's operating results for the twelve months ended March 31, 1997 and June 30, 1997 are also set forth in Table 1. Updated earnings for the Bank were slightly higher, which was largely attributable to balance sheet growth which caused the net interest margin to expand at a faster pace the operating expenses. Likewise, core earnings increased slightly for the more current twelve month period. For the twelve months ended March 31, 1997 and June 30, 1997, estimated core earnings for the Bank totaled $2.562 million and $2.666 million, respectively.

                  The Bank's updated net interest income increased to $8.9 million from $8.6 million, and the ratio of net interest income to average increased to 4.00 percent from 3.92 percent. Net interest income increased both as a result of higher interest income and lower interest expensed as measured as a percent of average assets.

                  Operating expenses were also higher as the larger asset size and higher level of business activity increased overall operating costs. For the twelve months ended June 30, 1997, Riverview's operating expenses equaled $6.5 million, equal to 2.90 percent of average assets, as compared to $6.3 million, or 2.87 percent of average assets, for the twelve months ended March 31, 1997. Riverview's operating costs remain above industry averages as its operations include the costs of the Bank's mortgage broker activity, secondary market operations (i,.e., marketing, originating, and selling loans), as well as servicing loans for others in addition to the normal costs of maintaining traditional thrift operations (branch operations, financial reporting and portfolio lending). Construction lending also entails significant expense as such lending is relatively labor intensive in relation to residential mortgage lending. No material increases to the Bank's expenses are anticipated by management in the future although Riverview may likely experience upward pressures on expense levels due to inflation and the cost of stock based benefit plans resulting from the second step conversion.

                  Riverview's diversified lending operations coupled with its various fee generating activities (i.e., mortgage broker operations and loan servicing) continue to provide it with a relatively high level of non-interest income. For both periods shown in Table 1, non-interest income equaled $1.8 million, or 0.81 percent of average assets.

                  Other components of Riverview's income and expenses remained relatively unchanged on a trailing twelve month basis incorporating updated financial data. Provision for loans losses equaled $180,000, or 0.08 percent of average assets for both fiscal 1997 and the twelve months ended June 30, 1997. Similarly, gains and other non-operating income and expenses including primarily the special SAIF assessment resulted in

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 5

an expense of $831,000 for the twelve months ended June 30, 1997, which compared closely to the figure of $840,000 reported for the twelve months ended March 31, 1997.

                  Overall, net income increased by $110,000 to equal $2.1 million, or 0.95 percent of average assets for the twelve months ended June 30, 1997, as compared to $2.0 million, or 0.92 percent of average assets for the twelve months ended March 31, 1997. Core earnings adjusted to exclude net non-operating items on a tax effected basis realized a similarly modest increase and equaled $2.7 million, or 1.20 percent of average assets based on updated financial data.


         2.       Peer Group Financial Comparisons

                  Tables 2 and 3 present the financial characteristics and operating results for Riverview, the Peer Group and all publicly-traded SAIF-insured thrifts. Riverview's financial information is based on results through June 30, 1997, while financial data for the Peer Group is as of March 31, 1997, which is the latest data which is publicly available.

                  In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. Relative to the Peer Group, the Bank's interest-earning asset composition continued to reflect a comparable level of loans, a modestly higher levels of MBS and a lower balance of cash and investments. A more detailed analysis of the respective loan portfolios of Riverview and the Peer Group set forth in the Original Appraisal indicated that: (1) both Riverview and the Peer Group are primarily mortgage lenders; and (2) Riverview has a greater proportion of its portfolio invested in residential construction loans while conversely, the Peer Group has diversified its portfolio to include a higher proportion of income producing property loans including commercial real estate and multi-family mortgage loans. Overall, Bank's interest-earning assets amounted to 94.8 percent of assets, which was below the comparable Peer Group ratio of 96.7 percent.

                  The mix of deposits and borrowings maintained by Riverview and the Peer Group also did not change significantly. Riverview's funding composition continued to reflect a higher concentration of deposits and a modestly lower level of borrowed funds. Updated interest-bearing liabilities to assets ratios equaled 87.8 percent and 82.3 percent for the Bank and the Peer Group, respectively, with Riverview's higher ratio continuing to be largely attributable to the maintenance of a lower capital position. Riverview posted an updated equity-to-assets ratio of 11.2 percent, versus a comparative ratio of
16.1 percent for the Peer Group. Goodwill was negligible for the Peer Group while intangibles equaled 1.0 percent of assets for Riverview, reducing tangible equity to 10.2 percent of assets. Overall, Riverview's updated interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio equaled 108.0 percent, which remained below the comparative Peer Group average of 117.5 percent. As noted in the Original Appraisal, the additional capital realized from the stock conversion should serve to largely address the lower IEA/IBL ratio currently maintained by the Bank.

                  Updated growth rates for Riverview and the Peer Group growth rates reflect growth for the twelve months ended June 30, 1997 and March 31, 1997. Asset growth rates of positive 7.3 percent and 16.9 percent were posted by the Bank and the Peer Group, respectively. The Bank's asset growth measures reflect that strong loan growth was recorded during the period (positive growth rate of 15.4 percent), with funding for the loan portfolio being largely provided by the cash and investments portfolio (shrinkage of 31.6 percent). The Peer Group's stronger asset growth was skewed upward by the strong growth posted by First Savings Bancorp of Washington and WesterFed of Montana which completed acquisitions during the year. (The median growth rate for the Peer Group equaled
12.8 percent which more closely approximated the average for the Bank.) Paralleling growth trends observed with respect to Riverview's operations, the Peer Group's growth was

     RP FINANCIAL, LC.
     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



                                                                         Table 2
                                                        Balance Sheet Composition and Growth Rates
                                                             Comparable Institution Analysis
                                                                   As of March 31, 1997



                                                                Balance Sheet as a Percent of Assets
                                    ________________________________________________________________________________________
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ___________ ______ ______ ________ ________ _______ ________ ________ _______ __________

Riverview SB

  June 30, 1997                           11.2   67.2   16.4     73.5     14.3     0.0     11.2      1.0    10.2       0.0

SAIF-Insured Thrifts                      18.2   67.0   11.4     71.7     14.2     0.2     12.6      0.2    12.3       0.0
State of WA                               14.7   69.2   12.1     66.5     22.5     0.1      9.2      0.4     8.8       0.2
Comparable Group Average                  21.1   66.9    8.7     65.8     16.5     0.0     16.1      0.4    15.7       0.0
  Mid-West Companies                      20.6   71.5    5.0     61.7     21.8     0.0     15.7      0.0    15.7       0.0
  North-West Companies                    17.4   72.0    8.1     65.7     15.6     0.0     16.8      0.4    16.4       0.0
  Western Companies (Excl CA)             25.5   55.7   14.3     71.5     10.4     0.0     16.0      0.8    15.1       0.0

Comparable Group

Mid-West Companies

BWFC  Bank West Fin. Corp. of MI          24.4   71.4    1.3     68.3     15.7     0.0     15.3      0.0    15.3       0.0
CMRN  Cameron Fin. Corp. of MO            10.8   84.8    0.0     63.0     12.8     0.0     23.0      0.0    23.0       0.0
EFBI  Enterprise Fed. Bancorp of OH(1)    13.5   65.6   18.8     58.1     28.4     0.0     12.7      0.0    12.7       0.0
FFHH  FSF Financial Corp. of MN           33.7   64.2    0.0     57.2     30.3     0.0     11.8      0.0    11.8       0.0

North-West Companies

FWWB  First Savings Bancorp of WA         29.2   64.1    3.1     54.1     29.1     0.0     14.8      1.2    13.6       0.0
HRZB  Horizon Financial Corp. of WA        9.6   77.4   10.7     82.4      0.0     0.0     15.2      0.0    15.2       0.0
KFBI  Klamath First Bancorp of OR         13.4   74.3   10.4     60.7     17.5     0.0     20.4      0.0    20.4       0.0

Western Companies (Excl CA)

FFBA  First Colorado Bancorp of Co(1)     22.5   70.1    4.8     75.0      8.4     0.0     14.3      0.2    14.1       0.0
UBMT  United Fin. Corp. of MT             42.7   33.1   20.6     71.5      4.6     0.0     22.6      0.0    22.6       0.0
WSTR  WesterFed Fin. Corp. of MT          11.3   64.0   17.5     68.0     18.1     0.0     11.0      2.3     8.7       0.0


                                                  Balance Sheet Annual Growth Rates                          Regulatory Capital
                                          ____________________________________________________________    _________________________
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ______ ___________ ______ ________ ________ ________ _______    ________ ________ ________
Riverview SB

  June 30, 1997                             7.31   -31.64    15.44      5.91    13.00    9.13   11.80        10.62  10.62    21.29

SAIF-Insured Thrifts                       12.96     5.03    13.73      7.44    22.81   -1.54   -2.06        10.79  10.92    22.35
State of WA                                15.31    17.33    12.63     17.76     8.98   12.00    5.69         8.25  10.34    20.80
Comparable Group Average                   16.92     2.41    22.31     17.29    26.03   -3.99   -7.51        13.76  13.95    27.74
  Mid-West Companies                       12.82    -7.51    19.18      8.63    37.97   -9.96   -9.93        13.24  13.24    23.66
  North-West Companies                     18.02    -9.60    24.58     19.17       NM   -7.01   -9.59        16.77  15.28    30.83
  Western Companies (Excl CA)              21.27    27.63    24.21     26.96     8.12    6.98   -2.19        13.32  13.40    31.27

Comparable Group

Mid-West Companies

BWFC  Bank West Fin. Corp. of MI            5.60    19.88     1.62     13.29     5.98  -18.27  -18.27        13.30  13.30    26.46
CMRN  Cameron Fin. Corp. of MO             14.62   -13.39    17.05      2.73       NM   -0.86   -0.86        17.95  17.95    26.76
EFBI  Enterprise Fed. Bancorp of OH(1)     18.64   -34.04    35.41      7.23    75.00   -3.55   -3.46        11.40  11.40    21.30
FFHH  FSF Financial Corp. of MN            12.43    -2.48    22.63     11.26    32.92  -17.14  -17.14        10.30  10.30    20.10

North-West Companies

FWWB  First Savings Bancorp of WA          35.58    19.16    41.09     45.69       NM   -3.57  -11.30           NM  13.68    26.77
HRZB  Horizon Financial Corp. of WA         5.39   -23.12     9.92      5.50       NM   -0.81   -0.81           NM  15.38    30.39
KFBI  Klamath First Bancorp of OR          13.09   -24.83    22.74      6.31       NM  -16.66  -16.66        16.77  16.77    35.32

Western Companies (Excl CA)

FFBA  First Colorado Bancorp of Co(1)       2.29    68.93    -8.67      5.14    -2.81   -9.26   -9.26        11.43  11.59    22.14
UBMT  United Fin. Corp. of MT               3.01   -14.65    24.34     -2.31       NM   -0.86   -0.86        15.20  15.20    40.40
WSTR  WesterFed Fin. Corp. of MT           58.51    28.61    56.97     78.04    19.05   31.06    3.54           NM     NM       NM

(1) Financial information is for the quarter ending December 31, 1996.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 7

primarily realized in the loan and MBS portfolio with such growth funded partially with a reduction in cash and investments.

                  Riverview's operations were funded both through growth of deposits, which increased by 5.9 percent for the twelve months ended June 30, 1997 and by increasing borrowings, which grew by 13.0 percent. The Peer Group's deposit growth was skewed somewhat by the aforementioned institutions that completed an acquisition, but the median deposit growth nonetheless compared closely to the Bank. Despite recording a comparable return on average assets ratio, Bank posted a stronger capital growth rate than the Peer Group (positive
9.1 percent versus negative 4.0 percent for the Peer Group). Higher dividend payments and stock repurchases (the Peer Group is comprised of full stock companies), as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's slightly negative capital growth rate. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate will be depressed by (1) a higher pro forma capital position and comparatively lower marginal returns, (2) dividends which will be paid on all outstanding shares (dividends on shares owned by the mutual holding company have been waived to date) and (3) potentially stock repurchases.

                  Table 3 displays comparative operating results for Riverview and the Peer Group, based on their earnings for the twelve ended June 30, 1997 and March 31, 1997, respectively. Updated earnings for the Bank relative to the Peer Group did not change significantly from the Original Appraisal, and thus, the ROA for the Bank and the Peer Group continued to compare closely Riverview's and the Peer Group's return on average assets ratios both equaled 0.95 percent of assets. Consistent with the characteristics observed in the Original Appraisal, the Bank's operations compared favorably to the Peer Group with respect to net interest income and non-interest income, which is partially reflective of the high yields and fee income generated by Riverview's construction lending operations. The benefits of the Bank's higher revenues however, are offset by its higher operating expenses.

                  Riverview's net interest margin equaled 4.00 percent based on updated financial data and continued to exceed the Peer Group average 3.34 percent. A number of factors contribute to Riverview's favorable level of net interest income including a strong spread supported by high yields and modestly lower cost of funds. Asset yields are supported by Riverview's greater proportionate investment in higher yielding loans and the composition of the loan portfolio which is heavily weighted toward comparatively higher yielding construction loans. The yield on the loan portfolio is further enhanced as many of the Bank's residential loans were originated as construction/permanent loans wherein the Bank is typically able to charge a modest rate premium.

                  Consistent with the financial data reported in the Original Appraisal, Riverview's operating expenses remain well above the Peer Group average, equal to 2.75 percent and 1.92 percent, respectively. The higher expenses are principally the result of Riverview's involvement in construction lending, mortgage broker and servicing activities. At the same time, the activities continue to provide the Bank with a higher level of non-interest income, equal to 0.81 percent of assets versus an average of 0.31 percent for the Peer Group. Riverview's updated efficiency ratio, equal to 60.3 percent remained modestly above the Peer Group average of 52.9 percent but should improve with the reinvestment of the conversion proceeds.

                  Non-operating losses continued to have a more significant impact on Riverview's earnings than the earnings of the Peer Group, totaling
0.37 percent of assets and 0.17 percent of assets. Non-operating losses for Riverview and the Peer Group were primarily attributable to expenses related to the recapitalization of the SAIF insurance fund. Both the Bank and the Peer Group companies are in a fully taxable position with effective tax rates in the range of 34 to 36 percent.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                     Table 3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1997

                                                        Net Interest Income                   Other Income
                                                    ____________________________           ___________________
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ______  ______ _______ ______ _______ _______   ____  _____   ______  ______

Riverview SB

  June 30, 1997                              0.95    8.05    4.05   4.00   0.08    3.91    0.63   0.00    0.18     0.81

SAIF-Insured Thrifts                         0.64    7.35    4.08   3.26   0.14    3.12    0.12   0.01    0.29     0.42
State of WA                                  0.75    7.69    4.45   3.24   0.21    3.04    0.12   0.01    0.40     0.52
Comparable Group Average                     0.95    7.35    4.01   3.34   0.08    3.26    0.15   0.00    0.16     0.31
  Mid-West Companies                         0.80    7.47    4.20   3.27   0.10    3.18    0.08   0.00    0.18     0.26
  North-West Companies                       1.17    7.59    4.07   3.52   0.08    3.43    0.10   0.00    0.10     0.20
  Western Companies (Excl CA)                0.93    6.94    3.68   3.25   0.06    3.19    0.29   0.00    0.20     0.49

Comparable Group

Mid-West Companies

BWFC  Bank West Fin. Corp. of MI             0.74    7.18    4.19   2.99   0.06    2.93    0.16   0.00    0.33     0.49
CMRN  Cameron Fin. Corp. of MO               1.12    8.00    3.91   4.10   0.25    3.85    0.08   0.00    0.02     0.10
EFBI  Enterprise Fed. Bancorp of OH(1)       0.68    7.40    4.41   3.00   0.05    2.94    0.00   0.00    0.05     0.05
FFHH  FSF Financial Corp. of MN              0.64    7.31    4.29   3.02   0.03    2.99    0.08   0.00    0.32     0.39

North-West Companies

FWWB  First Savings Bancorp of WA            1.05    7.58    4.10   3.48   0.16    3.32    0.09   0.00    0.19     0.28
HRZB  Horizon Financial Corp. of WA          1.56    7.73    4.16   3.57   0.04    3.53    0.21   0.00    0.06     0.26
KFBI  Klamath First Bancorp of OR            0.90    7.45    3.95   3.49   0.05    3.44    0.00   0.01    0.06     0.07

Western Companies (Excl CA)

FFBA  First Colorado Bancorp of Co(1)(3)     1.13    7.05    3.90   3.15   0.16    2.99    0.00   0.01    0.33     0.34
UBMT  United Fin. Corp. of MT                1.09    6.86    3.30   3.56   0.00    3.56    0.41   0.00    0.23     0.64
WSTR  WesterFed Fin. Corp. of MT             0.56    6.90    3.85   3.05   0.02    3.03    0.45   0.00    0.05     0.50

                                            G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                          ________________   ______________     _________________________
                                                                                                                MEMO:     MEMO:
                                             G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                           Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                           _______ _______   _______ _______     _________ ________ ______ __________  ________

Riverview SB

  June 30, 1997                              2.75    0.15      -0.37   0.00        8.65      4.82     3.83     2,700      34.08

SAIF-Insured Thrifts                         2.21    0.02      -0.33   0.00        7.18      4.51     2.67     4,402      35.74
State of WA                                  2.12    0.05      -0.21   0.00        7.12      4.53     2.59     4,232      38.01
Comparable Group Average                     1.92    0.01      -0.17   0.00        6.85      4.53     2.32     4,288      35.46
  Mid-West Companies                         2.07    0.00      -0.11   0.00        7.70      5.17     2.53     4,298      35.87
  North-West Companies                       1.69    0.01      -0.17   0.00        7.77      5.25     2.52     4,843      34.31
  Western Companies (Excl CA)                1.96    0.01      -0.23   0.00        4.81      2.97     1.84     3,434      36.37

Comparable Group

Mid-West Companies

BWFC  Bank West Fin. Corp. of MI             2.63    0.00       0.33   0.00        7.46      5.13     2.33     2,723      33.94
CMRN  Cameron Fin. Corp. of MO               1.75    0.00      -0.41   0.00        8.28      5.32     2.96     3,730      37.53
EFBI  Enterprise Fed. Bancorp of OH(1)       1.87    0.01      -0.10   0.00        7.55      5.22     2.34     6,659      32.83
FFHH  FSF Financial Corp. of MN              2.05    0.00      -0.28   0.00        7.48      5.00     2.48     4,081      39.18

North-West Companies

FWWB  First Savings Bancorp of WA            2.15    0.04       0.08   0.00        7.82      5.40     2.42     3,463      29.64
HRZB  Horizon Financial Corp. of WA          1.49    0.00       0.05   0.00        7.92      5.05     2.87     4,295      33.87
KFBI  Klamath First Bancorp of OR            1.44    0.00      -0.65   0.00        7.58      5.29     2.29     6,771      39.42

Western Companies (Excl CA)

FFBA  First Colorado Bancorp of Co(1)(3)     1.47    0.02       0.02   0.00        0.00      0.00     0.00     4,277         NM
UBMT  United Fin. Corp. of MT                2.09    0.00      -0.38   0.00        7.15      4.36     2.79        NM      37.16
WSTR  WesterFed Fin. Corp. of MT             2.32    0.02      -0.33   0.00        7.29      4.56     2.73     2,590      35.59

(1) Financial information is for the quarter ending December 31, 1996.
(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 9

         3.       Stock Market Conditions

                  Since the date of the Original Appraisal, the performance of the overall stock market has generally been favorable. Non-threatening inflation data, such as declining retail sales and wholesale prices for May, provided for positive trends in stock and bond prices through in mid-June 1997. The stock market rally stalled in late-June, following remarks by Japan's Prime Minister which were interpreted as an indication that Japan would be a seller of U.S. stocks and bonds. However, the downturn was brief, as the Federal Reserve's decision to leave rates unchanged at the July 2 meeting, along with new economic data that indicated inflation was still under control, pushed stock and bond prices in early-July. Technology stocks rallied the stock market to new highs through the end of July, as a number of technology companies posted favorable second quarter earnings. Congressional testimony by the Federal Reserve Chairman on July 22 sent the financial markets soaring, as he indicated the state of the economy was favorable and an increase in interest rates was not imminent. On August 1, 1997, the Dow Jones Industrial Average closed at 8194.04, an increase of 10.2 percent since the date of the Original Appraisal.

                  Thrift prices have generally paralleled trends in the overall stock market since early-June 1997, with most thrift issues trading higher since the date of the original appraisal. Thrift prices trended higher throughout most of June 1997, which was largely attributable to the improved interest-rate outlook and the ongoing trend of consolidation occurring among thrift and bank issues. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent sustained the positive trend in thrift prices during July. On August 1, 1997, the SNL Index closed at 682.2, an increase of 15.5 percent since the date of the Original Appraisal. More detailed pricing information for all publicly-traded SAIF-insured institutions, as well as the Peer Group and recent conversions, is shown on the following page.

                  Consistent with the SNL index, the pricing measures for all publicly-traded SAIF-insured thrifts and the Peer Group generally increased since the date of the Original Appraisal. On average, the increase in the Peer Group pricing was in the range of 5 to 7 percent. The more significant increase posted in the SNL index reflects the weighted impact of the larger market capitalization thrifts on the SNL index which, for the most part, have experienced more significant increases than smaller market capitalization issues since the date of the Original Appraisal. Additionally, the averages shown above exclude companies which are under acquisition, which likely had a limiting impact on the pricing measure increases posted by all publicly-traded SAIF-insured thrifts. Comparatively, the SNL index does not exclude companies that have become the subject of an announced acquisition.

                  The "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies. Accordingly, as discussed in the Original Appraisal, RP Financial has considered the pro forma pricing and trading level of recently converted companies in this updated appraisal. In general, the pace of conversion activity has been relatively strong and investor reception to these offerings has been strong with most offerings oversubscribed. In initial trading activity, all of the new issues traded higher. As shown in Table 4, the median one week change in price for offerings completed during the latest three months equaled positive 43.4 percent (excluding second steps).

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 10

                         Average Pricing Characteristics

                                                              At June 6,            At Aug. 1,               %
                                                                 1997                  1997               Change
Peer Group
Price/Earnings(x)                                                21.68x                 22.87x              5.5%
Price/Core Earnings (x)                                          20.02                  21.21               5.9
Price/Book (%)                                                  122.97%                130.55%              6.2
Price/Tangible Book(%)                                          126.09                 135.58               7.5
Price/Assets (%)                                                 19.59                  20.79               6.1
Avg. Market Capitalization ($Mil)                              $112.39                $118.05               5.0
Price/Share                                                      17.99                  19.32               7.4

SAIF-Insured Thrifts
Price/Earnings(x)                                                20.14x                 21.47x              6.6%
Price/Core Earnings (x)                                          17.72                  19.04               7.4
Price/Book (%)                                                  128.40%                137.67%              7.2
Price/Tangible Book (%)                                         131.47                 140.66               7.0
Price/Assets (%)                                                 15.64                  17.19               9.9
Avg. Market Capitalization ($Mil)                               132.40                 149.70              13.1
Price/Share                                                      19.97                  21.96              10.0

Recent Conversions Last Three Months(1)
Price/Core Earnings (x)                                          22.16x                 23.61x              6.5%
Price/Tangible Book (%)                                          93.40%                112.86%             20.8

(1)      Ratios based on conversions completed for prior three months.

                  Shown in Table 5 is a summary of recently completed conversions which closed in the last three months. Relative to the Original Appraisal date, which reflected pricing ratios as of June 6, 1997, the newly converted companies increased in value by 20.8 percent on a price-to-book basis, from an average 93.40 percent pro forma P/TB ratio at June 6, 1997, to 112.86 percent as of August 1, 1997. Comparatively, a 6.5 percent increase was recorded in the pro forma core P/E multiple for the recent conversions over the corresponding time frame.

                  Table 6 reflects the pricing characteristics and after-market trends for second step conversions of mutual holding companies. Riverview's P/B ratio is priced at a premium relative to these transactions reflecting today's strong market for thrift issues generally as well as new issues.

RP Financial, LC.

                                     Table 4
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically

                     Institutional Information        Pre-Conversion Data             Offering      Insider Purchases
                                                Financial Info. Asset Quality      Information
                                                                                                 Benefit Plans
                               Conversion              Equity/  NPAs/   Res.  Gross   % of   Exp./      Recog.  Mgmt.
Institution              State   Date   Ticker  Assets  Assets  Assets  Cov.  Proc.   Mid. Proc.  ESOP   Plans & Dirs.
                                                  ($Mil   (%)     (%)(2 (%)  ($Mil)   (%)   (%)    (%)    (%)  (%)(3)

FirstSpartan Fin. Corp.   SC  *07/09/97   FSPT    388    11.81%   0.75%   44%  88.6    132%  1.6%   8.0%   4.0%   1.5%
GSB Financial Corp.       NY   07/09/97   GOSB    $96    12.68%   0.07%  188% $22.5    132%  4.1%   8.0%   4.0%   2.6%
FirstBank Corp.           ID  *07/02/97   FBNW    138     8.00%   0.99%   68%  19.8    132%  3.5%   8.0%   4.0%   8.2%
Montgomery Fin. Corp.(8)  IN   07/01/97   MONT     94     9.83%   0.91%   20%  11.9    132%  4.5%   8.0%   4.0%   4.6%
Community First Bankg. Co GA   07/01/97   CFBC    366     7.02%   1.68%   40%  48.3    132%  2.9%   8.0%   4.0%   1.0%
First Robinson Fin. Corp. IL   06/30/97   FRFC     72     6.78%   0.63%   89%   8.6    132%  4.7%   8.0%   4.0%   9.8%
Security Bancorp          TN   06/30/97 P. Sheet   46     5.46%   0.06%   NM    4.4    132%  6.9%   8.0%   4.0%   2.0%
Sistersville Bancorp      WV   06/26/97 P. Sheet   27    17.91%   0.31%  198%   6.6    110%  6.8%   8.0%   4.0%   5.4%
SFB Bancorp               TN   05/30/97 P.Sheet    47    10.04%   0.80%   82%   7.7    132%  3.2%   8.0%   4.0%   5.3%
Rocky Ford Financial      CO   05/22/97 P.Sheet    21    13.92%   0.00%  NA     4.2    132%  8.3%   8.0%   4.0%  23.6%
HCB Bancshares            AR   05/07/97   HCBB    176     7.81%   0.21%  110%  26.5    132%  2.8%   8.0%   4.0%   4.3%
Peoples Sidney Fin. Corp. OH   04/28/97   PSFC     92    10.08%   1.11%   33%  17.9    132%  3.2%   8.0%   4.0%   9.8%

                                       Averages: $130    10.11%   0.63%   87% $22.2    130%  4.4%   8.0%   4.0%   6.5%
                                        Medians:   93     9.94%   0.69%   75%  14.9    132%  3.8%   8.0%   4.0%   4.9%

                   Averages, Excluding 2nd Steps $133    10.14%   0.60%   95%  23.2    130%  4.4%   8.0%   4.0%   6.7%
                    Medians, Excluding 2nd Steps  $92    10.04%   0.63%   82%  17.9    132%  3.5%   8.0%   4.0%   5.3%

                     Institutional Information                Pro Forma Data
                                                     Pricing Ratios(4) Fin. Characteristics

                               Conversion                                                 IPO
Institution              State   Date   Ticker  P/TB  P/E(5)  P/A    ROA   TE/A    ROE   Price
                                                (%)    (x)    (%)    (%)    (%)    (%)    ($)

FirstSpartan Fin. Corp.   SC  *07/09/97   FSPT   72.4% 17.3   19.1%   1.1%  26.3%   4.2% $20.00
GSB Financial Corp.       NY   07/09/97   GOSB   72.5% 22.5   19.6%   0.9%  27.1%   3.2%  10.00
FirstBank Corp.           ID  *07/02/97   FBNW   71.4% 22.8   12.9%   0.6%  18.0%   3.1%  10.00
Montgomery Fin. Corp.(8)  IN   07/01/97   MONT   89.1% 24.1   16.0%   0.7%  17.9%   3.7%  10.00
Community First Bankg. Co GA   07/01/97   CFBC   72.3% 24.5   11.9%   0.5%  16.4%   2.9%  20.00
First Robinson Fin. Corp. IL   06/30/97   FRFC   71.4% 16.7   10.9%   0.7%  15.2%   4.3%  10.00
Security Bancorp          TN   06/30/97 P. Sheet 72.0% 14.1    8.8%   0.6%  12.2%   5.1%  10.00
Sistersville Bancorp      WV   06/26/97 P. Sheet 65.0% 18.9   20.6%   1.1%  31.6%   3.4%  10.00
SFB Bancorp               TN   05/30/97 P.Sheet  70.1% 13.9   14.5%   1.0%  20.7%   5.1%  10.00
Rocky Ford Financial      CO   05/22/97 P.Sheet  67.9% 14.6   17.7%   1.2%  26.1%   4.6%  10.00
HCB Bancshares            AR   05/07/97   HCBB   72.9% 34.4   13.3%   0.4%  18.2%   2.1%  10.00
Peoples Sidney Fin. Corp. OH   04/28/97   PSFC   71.0% 13.7   16.5%   1.2%  23.3%   5.2%  10.00

                                       Averages: 72.3% 19.8   15.1%   0.8%  21.1%   3.9%$11.67
                                        Medians: 71.7% 18.1   15.2%   0.8%  19.5%   3.9% 10.00

                   Averages, Excluding 2nd Steps 70.8% 19.4   15.1%   0.8%  21.4%   3.9%$11.82
                    Medians, Excluding 2nd Steps 71.4% 17.3   14.5%   0.9%  20.7%   4.2% 10.00

                     Institutional Information                   Post-IPO Pricing Trends
                                                                 Closing Price:
                                                  First           After            After
                               Conversion        Trading    %     First     %      First      %
Institution              State   Date   Ticker    Day     Chg.  Week(6)   Chg.   Month(7)   Chg.
                                                  ($)     (%)     ($)     (%)      ($)      (%)

FirstSpartan Fin. Corp.   SC  *07/09/97   FSPT    $36.69    83.4% $36.62    83.1%   $36.69    83.4%
GSB Financial Corp.       NY   07/09/97   GOSB     14.63    46.3%  14.75    47.5%    14.75    47.5%
FirstBank Corp.           ID  *07/02/97   FBNW     15.81    58.1%  15.56    55.6%    17.00    70.0%
Montgomery Fin. Corp.(8)  IN   07/01/97   MONT     11.13    11.2%  11.25    12.5%    11.37    13.7%
Community First Bankg. Co GA   07/01/97   CFBC     31.88    59.4%  33.00    65.0%    34.75    73.8%
First Robinson Fin. Corp. IL   06/30/97   FRFC     14.50    45.0%  14.38    43.8%    14.75    47.5%
Security Bancorp          TN   06/30/97 P. Sheet   14.50    45.0%  15.00    50.0%    14.75    47.5%
Sistersville Bancorp      WV   06/26/97 P. Sheet   13.75    37.5%  13.88    38.8%    14.25    42.5%
SFB Bancorp               TN   05/30/97 P.Sheet    13.81    38.1%  13.38    33.8%    14.00    40.0%
Rocky Ford Financial      CO   05/22/97 P.Sheet    13.00    30.0%  13.13    31.3%    13.50    35.0%
HCB Bancshares            AR   05/07/97   HCBB     12.63    26.3%  12.69    26.9%    12.88    28.8%
Peoples Sidney Fin. Corp. OH   04/28/97   PSFC     12.56    25.6%  13.25    32.5%    12.88    28.8%

                                       Averages:  $17.07    42.2% $17.25    43.4%   $17.63    46.5%
                                        Medians:   14.16    41.6%  14.13    41.3%    14.50    45.0%

                   Averages, Excluding 2nd Steps  $17.61    45.0% $16.64    43.8%   $15.86    44.3%
                    Medians, Excluding 2nd Steps   14.50    45.0%  14.38    43.8%    14.75    47.5%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;                     July 17, 1997
      "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings.
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Market Pricing Comparatives
                                   Prices As of August 1, 1997

                                    Market       Per Share Data
                                 Capitalization   Core    Book         Pricing Ratios(3)                Dividends(4)
                                 Price/ Market   12-Mth  Value/                                     Amount/       Payout
Financial Institution            Share  Value    EPS(2)  Share   P/E    P/B     P/A   P/TB  P/CORE  Share  Yield  Ratio(5)
                                  ($)   ($Mil)    ($)     ($)    (X)   (%)     (%)    (%)      (X)    ($)    (%)     (%)
SAIF-Insured Thrifts            21.96   149.70   1.14   15.62   21.47  137.67  17.19  140.66  19.04  0.38   1.77   29.65
Special Selection Grouping(8)    19.65    51.17   0.62   17.06   27.66  112.31  23.17  112.86  23.61  0.03   0.16    3.42
State of WA                      29.33 1,360.61   1.37   13.40   19.18  171.39  18.89  182.63  18.69  0.44   1.38   26.38

Comparable Group

Special Comparative Group(8)
CFBC  Community First Bnkg Co.
       of GA                     34.00    82.08   0.82   27.66      NM  122.92  20.18  122.92    NM   0.00   0.00    0.00
FBNW  FirstBank Corp of
       Clarkston WA              17.75    35.22   0.44   14.00      NM  126.79  22.87  126.79    NM   0.00   0.00    0.00
FSPT  FirstSpartan Fin. Corp.
       of SC                     35.75   158.37   1.16   27.63      NM  129.39  34.06  129.39    NM   0.00   0.00    0.00
GOSB  GSB Financial Corp. of NY  14.37    32.30   0.44   13.78   27.63  104.28  28.22  104.28    NM   0.00   0.00    0.00
HCBB  HCB Bancshares of AR       13.75    36.37   0.29   13.73      NM  100.15  18.27  104.48    NM   0.00   0.00    0.00
MONT  Montgomery Financial Corp
       of IN                     12.06    19.94   0.42   11.22      NM  107.49  19.26  107.49 28.71   0.00   0.00    0.00
PHSB  Peoples Home SB of PA      14.00    17.39   0.67   14.36      NM   97.49  16.87   97.49 20.90   0.00   0.00    0.00
PSFC  Peoples Sidney Fin.
       Corp of OH                15.50    27.67   0.73   14.09   27.68  110.01  25.59  110.01 21.23   0.20   1.29   27.40


                                            Financial Characteristics(6)
                                    Total   Equity/     NPAs/         Reported           Core
                                    Assets  Assets     Assets     ROA       ROE       ROA     ROE
                                    ($Mil)  (%)        (%)       (%)       (%)       (%)    (%)
SAIF-Insured Thrifts             1,113     13.05     0.80     0.62       5.32     0.85      7.37
Special Selection Grouping(8)       222     20.57     1.48     0.57       2.59     0.76      3.65
State of WA                       7,158     10.23     0.71     0.89       8.51     1.01     10.96

Comparable Group

Special Comparative Group(8)
CFBC  Community First Bnkg Co.
       of GA                        407     16.42       NA     0.25       1.52     0.49      2.96
FBNW  FirstBank Corp of
       Clarkston WA                 154     18.04     1.95     0.70       3.86     0.57      3.14
FSPT  FirstSpartan Fin. Corp.
       of SC                        465     26.32       NA     0.95       3.62     1.11      4.20
GOSB  GSB Financial Corp. of NY     114     27.06       NA     1.02       3.77     0.86      3.19
HCBB  HCB Bancshares of AR          199     18.25       NA    -0.11      -0.58     0.39      2.11
MONT  Montgomery Financial Corp
       of IN                        104     17.91       NA     0.42       2.32     0.67      3.74
PHSB  Peoples Home SB of PA         229     17.31       NA     0.39       2.23     0.81      4.67
PSFC  Peoples Sidney Fin.
       Corp of OH                   108     23.26     1.00     0.92       3.97     1.21      5.18

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
     P/TP = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.

                 Pricing Characteristics and After-Market Trends
                             Second Step Conversions


                     Institutional Information        Pre-Conversion Data             Offering       Insider Purchases
                                                Financial Info. Asset Quality      Information
                                                                                                  Benefit Plans
                               Conversion              Equity/  NPAs/   Res.  Gross    % of   Exp./     Recog.  Mgmt.
Institution              State   Date   Ticker  Assets  Assets  Assets  Cov.  Proc.    Mid. Proc.  ESOP  Plans & Dirs.
                                                  ($Mil   (%)     (%)(2 (%)   ($Mil)   (%)   (%)   (%)    (%)  (%)(3)

Montgomery Fin. Corp.     IN   07/01/97   MONT    $94     9.83%   0.91%   20%  $11.9    132%  4.5%  8.0%   4.0%   4.6%
Cumberland Mtn. Bncshrs.  KY  *04/01/97 P. Sheet   92     5.14%   1.31%   19%    4.4    132%  8.0%  6.2%   4.0%   4.5%
Kenwood Bancorp           OH  *07/01/96 P. Sheet   48     6.88%   0.00%   NM     1.6    102% 22.2%  8.0%   4.0%   6.4%
Commonwealth Bancorp      PA  *06/17/96   CMSB  2,054     6.71%   0.51%  109%   98.7    110%  1.9%  8.0%   4.0%   0.1%
Westwood Financial Corp.  NJ   06/07/96   WWFC     85     7.05%   0.00%   NM     3.9     99%  9.9%  0.0%   0.0%   2.5%
Jacksonville Bancorp      TX   04/01/96   JXVL    198    10.47%   1.41%   36%   16.2    106%  4.4%  8.0%   4.0%   2.0%
North Central Bancshares  IA   03/21/96   FFFD    180    16.47%   0.17%  562%     26    106%  3.5%  3.2%   0.0%   0.5%
Fidelity Financial of Ohi OH  *03/04/96   FFOH    227    13.23%   0.50%   69%   22.8    132%  3.2%  8.0%   4.0%   5.6%
First Colorado Bancorp    CO  *01/02/96   FFBA  1,400    12.71%   0.31%   20%  134.1    105%  1.9% 10.0%   2.0%   2.0%
Charter Financial         IL  *12/29/95   CBSB    293    12.17%   0.27%  281%   29.2    116%  3.4%  3.3%   0.0%   0.1%
American Nat'l Bancorp    MD  *11/03/95   ANBK    426     6.80%   2.23%   67%   21.8    132%  3.3%  8.0%   4.0%   0.6%
First Defiance Fin. Corp. OH  *10/02/95   FDEF    476    15.27%   0.24%  135%   64.8    132%  2.3%  8.0%   4.0%   0.9%
Community Bank Shares     IN  *04/10/95   CBIN    205     7.00%   0.33%   80%   10.1    132%  4.4%  8.0%   0.0%  17.9%
Fed One Bancorp           WV  *01/19/95   FOBC    305      9.2%   0.32%  142%   16.1     85%  7.7%  7.0%   4.0%   0.9%
Home Financial Corp.      FL  *10/25/94   HOFL  1,005     13.4%   0.91%   44%  175.6    112%  3.1%  8.0%   4.0%   0.6%
Jefferson Bancorp         LA  *08/18/94   JEBC    257      6.3%    0.9%   25%   16.1    107%  3.9%  7.0%   3.0%   1.5%

                                         Average $459     9.92%   0.65%  115%$40,099    115%  5.5%  6.8%   2.8%   3.2%
                                         Medians  242     9.54%   0.42%   68% 19,003    111%  3.7%  8.0%   4.0%   1.8%


                     Institutional Information                         Pro Forma Data
                                                       Pricing Ratios(4)     Fin. Characteristics

                               Conversion                                                          IPO
Institution              State   Date   Ticker    P/TB  P/E(7)P/Core   P/A    ROA   TE/A    ROE   Price
                                                  (%)    (x)    (x)    (%)    (%)    (%)    (%)    ($)

Montgomery Fin. Corp.     IN   07/01/97   MONT     89.1% 24.1   24.1   16.0%   0.7%  17.9%   3.7% $10.00
Cumberland Mtn. Bncshrs.  KY  *04/01/97 P. Sheet   81.2% 13.8   13.8    7.1%   0.5%   8.8%   5.9%  10.00
Kenwood Bancorp           OH  *07/01/96 P. Sheet   67.6%   NM     NM    6.0%   0.1%   8.8%   1.7%  10.00
Commonwealth Bancorp      PA  *06/17/96   CMSB    109.3% 12.1   12.5    8.4%   0.7%   6.7%  10.4%  10.00
Westwood Financial Corp.  NJ   06/07/96   WWFC     80.0% 10.1   10.1    7.3%   0.7%   9.2%   7.9%  10.00
Jacksonville Bancorp      TX   04/01/96   JXVL     77.7% 14.9   14.9   12.6%   0.8%  16.2%   5.2%  10.00
North Central Bancshares  IA   03/21/96   FFFD     74.2% 12.1   12.5   19.7%   1.6%  26.5%   6.1%  10.00
Fidelity Financial of Ohi OH  *03/04/96   FFOH     82.6% 18.1   18.1   16.6%   0.9%  20.0%   4.6%  10.00
First Colorado Bancorp    CO  *01/02/96   FFBA     87.0% 12.7   13.4   13.2%   1.0%  15.2%   6.9%  10.00
Charter Financial         IL  *12/29/95   CBSB     81.4% 12.3   12.3   15.5%   1.3%  19.1%   6.6%  10.00
American Nat'l Bancorp    MD  *11/03/95   ANBK     83.9% 17.7   17.7    9.0%   0.5%  10.7%   4.7%  10.00
First Defiance Fin. Corp. OH  *10/02/95   FDEF     85.6% 18.2   18.2   20.6%   1.1%  24.1%   4.7%  10.00
Community Bank Shares     IN  *04/10/95   CBIN     85.5% 10.3    9.0    9.3%   0.9%  10.9%   8.3%  10.00
Fed One Bancorp           WV  *01/19/95   FOBC     67.9%  9.0    9.0    8.8%   1.0%  13.0%   7.6%  10.00
Home Financial Corp.      FL  *10/25/94   HOFL     86.4% 10.6   12.4   21.3%   2.0%  24.6%   8.2%  10.00
Jefferson Bancorp         LA  *08/18/94   JEBC     71.7% 10.2   10.2    7.9%   0.8%  11.1%   7.0%  10.00

                                         Average   81.9% 13.7   13.9   12.4%   0.9%  15.2%   6.2% $10.00
                                         Medians   82.0% 12.3   12.5   10.9%   0.9%  14.1%   6.4%  10.00


                     Institutional Information                Post-IPO Pricing Trends
                                                                  Closing Price:
                                                   First           After            After
                               Conversion         Trading    %     First     %      First      %
Institution              State   Date   Ticker      Day     Chg.  Week(5)   Chg.   Month(6)   Chg.
                                                    ($)     (%)     ($)     (%)      ($)      (%)

Montgomery Fin. Corp.     IN   07/01/97   MONT      $11.13    11.2% $11.25    12.5%   $12.13    21.3%
Cumberland Mtn. Bncshrs.  KY  *04/01/97 P. Sheet     11.88    18.8%  12.25    22.5%    12.63    26.3%
Kenwood Bancorp           OH  *07/01/96 P. Sheet        NT      NA      NT      NA        NT      NA
Commonwealth Bancorp      PA  *06/17/96   CMSB       10.50     5.0%  10.75     7.5%    10.00     0.0%
Westwood Financial Corp.  NJ   06/07/96   WWFC       10.75     7.5%  10.38     3.8%    10.62     6.2%
Jacksonville Bancorp      TX   04/01/96   JXVL        9.75    -2.5%   9.63    -3.8%     9.88    -1.2%
North Central Bancshares  IA   03/21/96   FFFD       10.88     8.7%  10.69     6.9%    10.44     4.4%
Fidelity Financial of Ohi OH  *03/04/96   FFOH       10.50     5.0%  10.00     0.0%    10.13     1.3%
First Colorado Bancorp    CO  *01/02/96   FFBA       11.44    14.4%  11.63    16.3%    12.00    20.0%
Charter Financial         IL  *12/29/95   CBSB       10.81     8.1%  10.88     8.7%    11.38    13.8%
American Nat'l Bancorp    MD  *11/03/95   ANBK        9.38    -6.3%   9.75    -2.5%     9.88    -1.2%
First Defiance Fin. Corp. OH  *10/02/95   FDEF       10.38     3.8%  10.31     3.1%    10.13     1.3%
Community Bank Shares     IN  *04/10/95   CBIN       12.00    20.0%  12.75    27.5%    12.25    22.5%
Fed One Bancorp           WV  *01/19/95   FOBC       11.00    10.0%  11.00    10.0%    11.62    16.2%
Home Financial Corp.      FL  *10/25/94   HOFL        9.59    -4.1%  10.00     0.0%    10.31     3.1%
Jefferson Bancorp         LA  *08/18/94   JEBC       13.00    30.0%  14.25    42.5%    14.25    42.5%

                                         Average    $10.86     8.6% $11.03    10.3%   $11.17    11.7%
                                         Medians     10.81     8.1%  10.75     7.5%    10.62     6.2%


Note: "NT" - Not Traded; "NA" - Not Applicable, Not Available.                                             August 6, 1997
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Price to core earnings if converted after 9/30/96 due to impact of SAIF assessment.

RP FINANCIAL, L.C.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 14

Summary of Adjustments

         We have changed only one key valuation parameter since the Original Appraisal, as shown below.

                                                                       Previous                   Current
Key Valuation Parameters:                                       Valuation Adjustment        Valuation Adjustment
Financial Condition                                             Slight Downward             No Change
Profitability, Growth and Viability of Earnings                 No Adjustment               No Change
Asset Growth                                                    No Adjustment               No Change
Primary Market Area                                             No Adjustment               No Change
Dividends                                                       Slight Downward             No Change
Liquidity of the Shares                                         Slight Downward             No Change
Marketing of the Issue                                          No Adjustment               Moderate Upward
Management                                                      No Adjustment               No Change
Effect of Government Regulations & Regulatory Reform            No Adjustment               No Change

         There were no material changes in the updated financial condition of the Bank and the Peer Group and in their updated operating results. Riverview's balance sheet remained substantially unchanged while core earnings remained above the Peer Group average. The factors concerning the valuation parameters of asset growth, primary market area, dividends, liquidity of the shares, management and effect of government regulation and regulatory reform did not change since the Original Appraisal date. Accordingly, those parameters were not discussed further in this update.

         The new issue market for thrift stocks remains strong with all the recent issues being oversubscribed and trading above their IPO price. Additionally, we also considered the increase in the Peer Group prices in the range of 5 to 7 percent coupled with the continued retention of earnings by Riverview through the quarter ended June 30, 1997. We have also considered the increase in the trading price of Riverview's stock from $20.25 as of June 6, 1997 to $25.25/$27.50 (low/high) as of August 1, 1997, but have discounted this factor somewhat given the limited trading volume (2700 shares traded the week ended August 1, 1997) and the different characteristics of the minority shares versus the shares following the second step conversion. Overall, taking into account the foregoing factors, we believe that an increase in Riverview's pro forma value is appropriate.

Valuation Approaches

         In applying the accepted valuation methodology promulgated by the OTS, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Riverview's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds from selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, the valuation parameters for effective tax rate, reinvestment rate, offering expenses and stock benefit plan assumptions have been derived from the assumptions set forth in the prospectus. The pro assumptions are summarized in Exhibits 3 and 4.

         Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. To capture the anticipated aftermarket trading of Riverview's stock, the updated appraisal also incorporates a technical analysis of recently completed stock conversions, including principally the P/B

RP FINANCIAL, LC.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 15

approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

         Based on the foregoing, we have concluded that the pro forma market value range of Riverview's stock is subject to an increase. Therefore, as of August 1, 1997, the pro forma market value of Riverview's conversion stock has been increased from $41,187,500 to $46,336,020 (please note that this figure reflects rounding of the stock offering amount). This updated midpoint value reflects a 12.5 percent increase in value relative to the Original Appraisal.

         The Bank has adopted Statement of Position ("SOP" 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of the Bank's adoption of SOP 93-6 in the determination of Riverview's pro forma value.

                  1. P/TB Approach. Based on the updated midpoint value of $46.34 million, Riverview's pro forma P/TB ratio at the midpoint equaled 99.75 percent, which approximates the increase in the Peer Group's book value based pricing ratios since the date of the Original Appraisal. The resulting discount relative to the Peer Group's average P/TB ratio equaled 26.4 percent versus 23.9 percent in the Original Appraisal. Relative to the average of recent conversions, Riverview's pro forma P/TB ratio was at a discount of 11.6 percent.

                  2. P/E Approach. The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. As shown below, the Bank recorded several non-operating items during the twelve month period which were all deemed non-operating and not included in the core earnings base. The Bank's core earnings were calculated to equal the following (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit 2, including the SAIF assessment):


                                                         Amount
                                                         ($000)

          Net Income                                    $2,118
          Less: Gains of Loans HFS                         (78)
          Less: Gains on MBS & Investments                 (37)
          Plus: SAIF Assessment                            947
          Tax-Effect Adjustments @ 34%                    (283)

          Adjusted (Core) Income After Tax              $2,667


                  Based on Riverview's core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's core P/E multiple at the midpoint value of $46.34 million equaled 14.10 times (versus the 13.09x midpoint valuation in the Original Appraisal). Comparatively, the Peer Group posted an average core P/E multiple of 21.21 times, which indicated a discount of 33.5 percent in the Bank's core P/E multiple (versus a discount of 34.6 percent as indicated in the Original Appraisal). The implied

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Public Market Pricing
                        Riverview SB and the Comparables
                              As of August 1, 1997

                                          Market       Per Share Data
                                      Capitalization   --------------
                                    ------------------  Core   Book               Pricing Ratios(3)
                                     Price/    Market  12-Mth  Value/ --------------------------------------
                                    Share(1)   Value   EPS(2)  Share    P/E    P/B     P/A    P/TB   P/CORE
                                      ($)      ($Mil)   ($)     ($)     (X)    (%)     (%)     (%)     (X)
Riverview SB

Superrange                           10.00      61.28   0.48    9.18   20.80  108.95  23.57  113.49  17.54
Range Maximum                        10.00      53.29   0.53    9.80   18.79  102.06  20.82  106.65  15.75
Range Midpoint                       10.00      46.34   0.59   10.51   16.92   95.14  18.36   99.75  14.10
Range Minimum                        10.00      39.39   0.67   11.47   14.90   87.15  15.82   91.71  12.34

SAIF-Insured Thrifts(7)

Averages                             21.96     149.70   1.14   15.62   21.47  137.67  17.19  140.66  19.04
Medians                                  -          -      -       -   21.90  132.72  15.75  136.34  18.38

All Non-MHC State of WA(7)

Averages                             29.33    1360.61   1.37   13.40   19.18  171.39  18.89  182.63  18.69
Medians                                  -          -      -       -   15.19  186.48  20.37  207.46  16.26

Comparable Group Averages
Averages                             19.32     118.05   0.90   14.95   22.87  130.55  20.79  135.58  21.21
Medians                                  -          -      -       -   24.28  125.91  20.85  130.45  20.47

State of WA

CASB Cascade SB of Everett WA(7)     12.50      32.10   0.77    8.47   20.49  147.58   9.11  147.58  16.23
FMSB First Mutual SB of Bellevue WA  21.75      58.77   1.40   10.14   15.00  214.50  14.10  214.50  15.54
FWWB First Savings Bancorp of WA     24.37     256.35   0.84   14.13   27.38  172.47  25.44  187.46  29.01
FBNW FirstBank Corp of Clarkston WA  17.75      35.22   0.44   14.00    NM    126.79  22.87  126.79    NM
HRZB Horizon Financial Corp. of WA   15.25     113.11   1.03   10.59   14.52  144.00  21.95  144.00  14.81
IWBK Interwest SB of Oak Harbor WA   39.75     319.43   2.34   14.78   23.80    NM    18.03    NM    16.99
STSA Sterling Financial Corp. of WA  19.00     105.77   0.86   11.17    NM    170.10   6.79  200.42  22.09
WFSL Washington FS&LA of Seattle WA  28.25    1340.80   2.06   14.09   15.19  200.50  23.16  222.62  13.71
WAMU Washington Mutual Inc. of WA    68.50    8655.45   1.99   18.28    NM      NM    18.80    NM      NM

Comparable Group

BWFC Bank West Fin. Corp. of MI      14.50      25.85   0.42   12.62   24.58  114.90  17.58  114.90    NM
CMRN Cameron Fin. Corp. of MO        18.00      48.28   0.96   16.92   23.38  106.38  24.42  106.38  18.75
EFBI Enterprise Fed. Bancorp of OH   19.75      39.72   0.82   15.52   26.33  127.26  16.12  127.42  24.09
FFHH FSF Financial Corp. of MN       17.75      53.84   0.95   14.25   23.99  124.56  14.66  124.56  18.68
FFBA First Colorado Bancorp of CO    18.06     299.09   1.02   13.08   17.53  138.07  19.75  139.89  17.71
FWWB First Savings Bancorp of WA     24.37     256.35   0.84   14.13   27.38  172.47  25.44  187.46  29.01
HRZB Horizon Financial Corp. of WA   15.25     113.11   1.03   10.59   14.52  144.00  21.95  144.00  14.81
KFBI Klamath First Bancorp of OR     18.62     186.55   0.86   13.59    NM    133.48  27.28  133.48  21.65
UBMT United Fin. Corp. of MT         23.75      29.05   1.16   19.95   25.27  119.05  26.96  119.05  20.47
WSTR WesterFed Fin. Corp. of MT      23.12     128.66   0.90   18.44    NM    125.38  13.76  158.68  25.69


                                                                        Financial Characteristics(6)
                                             Dividends(4)      --------------------------------------------------
                                     -------------------------                             Reported      Core
                                     (Amount/          Payout   Total   Equity/   NPAs/  -----------  -----------    MEMO:   MEMO:
                                       Share   Yield  Ratio(5)  Assets  Assets   Assets   ROA   ROE    ROA   ROE   Exchange Offering
                                        ($)     (%)     (%)     ($Mil)    (%)      (%)    (%)   (%)    (%)   (%)     Ratio   ($Mil)
Riverview SB

Superrange                             0.11     1.06   22.15       260   21.64    0.12   1.13   5.24  1.34   6.21   2.5359    35.7
Range Maximum                          0.12     1.22   23.01       256   20.40    0.12   1.11   5.43  1.32   6.48   2.2051    31.1
Range Midpoint                         0.14     1.41   23.82       252   19.30    0.12   1.09   5.62  1.30   6.75   1.9175    27.0
Range Minimum                          0.17     1.66   24.68       249   18.16    0.13   1.06   5.85  1.28   7.06   1.6299    23.0

SAIF-Insured Thrifts(7)

Averages                               0.38     1.77   29.65     1,113   13.05    0.80   0.62   5.32  0.85   7.37
Medians                                   -        -       -         -       -       -      -      -     -      -

All Non-MHC State of WA(7)

Averages                               0.44     1.38   26.38     7,158   10.23    0.71   0.89   8.51  1.01  10.96
Medians                                   -        -       -         -       -       -      -      -     -      -

Comparable Group Averages
Averages                               0.49     2.50   43.17       572   16.11    0.22   0.95   5.49  1.06   6.06
Medians                                   -        -       -         -       -       -      -      -     -      -

State of WA

CASB Cascade SB of Everett WA(7)       0.00     0.00    0.00       352    6.17    0.59   0.46    7.48  0.58  9.45
FMSB First Mutual SB of Bellevue WA    0.20     0.92   14.29       417    6.57    0.01   1.01   15.33  0.98 14.80
FWWB First Savings Bancorp of WA       0.28     1.15   33.33     1,008   14.75    0.32   1.05    6.25  1.00  5.90
FBNW FirstBank Corp of Clarkston WA    0.00     0.00    0.00       154   18.04    1.95   0.70    3.86  0.57  3.14
HRZB Horizon Financial Corp. of WA     0.40     2.62   38.83       515   15.24     NA    1.56    9.85  1.53  9.66
IWBK Interwest SB of Oak Harbor WA     0.60     1.51   25.64     1,772    6.70    0.64   0.84   12.51  1.18 17.53
STSA Sterling Financial Corp. of WA    0.00     0.00    0.00     1,557    3.99    0.61   0.07    1.61  0.31  7.71
WFSL Washington FS&LA of Seattle WA    0.92     3.26   44.66     5,789   11.55    0.73   1.65   14.21  1.83 15.74
WAMU Washington Mutual Inc. of WA      1.08     1.58   54.27    46,051    5.02     NA    0.24    4.44  0.70 13.19

Comparable Group

BWFC Bank West Fin. Corp. of MI        0.28     1.93   66.67       147   15.30    0.03   0.74    4.25  0.53  3.03
CMRN Cameron Fin. Corp. of MO          0.28     1.56   29.17       198   22.95    0.60   1.12    4.46  1.39  5.56
EFBI Enterprise Fed. Bancorp of OH     1.00     5.06     NM        246   12.67    0.01   0.68    4.72  0.75  5.16
FFHH FSF Financial Corp. of MN         0.50     2.82   52.63       367   11.77    0.03   0.64    4.76  0.83  6.11
FFBA First Colorado Bancorp of CO      0.44     2.44   43.14     1,514   14.31    0.23   1.13    7.87  1.12  7.80
FWWB First Savings Bancorp of WA       0.28     1.15   33.33     1,008   14.75    0.32   1.05    6.25  1.00  5.90
HRZB Horizon Financial Corp. of WA     0.40     2.62   38.83       515   15.24     NA    1.56    9.85  1.53  9.66
KFBI Klamath First Bancorp of OR       0.30     1.61   34.88       684   20.44    0.08   0.89    3.75  1.32  5.56
UBMT United Fin. Corp. of MT           0.96     4.04     NM        108   22.65    0.42   1.09    4.70  1.34  5.80
WSTR WesterFed Fin. Corp. of MT        0.42     1.82   46.67       935   10.98    0.25   0.56    4.33  0.78  5.99



(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP FINANCIAL, LC.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 17

conversion pricing ratios relative to the Peer Group's pricing ratios are indicated in Table 7, and the updated pro forma calculations are detailed in Exhibits 3 and 4.

                  3. P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the $46.34 million proposed closing value, Riverview exhibited a pro forma P/A ratio of 18.36 percent. In comparison to the Peer Group's average P/A ratio of 20.79 percent, Riverview's P/A ratio indicated a discount of 11.7 percent (versus a discount of 14.0 percent at the midpoint valuation in the Original Appraisal).

Summary

         We have concluded that the Bank's estimated pro forma market value should be increased since the date of the Original Appraisal based on the positive trends exhibited in the market for thrift stocks and the growth of the Bank's capital and earnings based on updated financial data. Accordingly, it is our opinion, as of August 1, 1997 the aggregate pro forma market value of the Bank, inclusive of the sale of the MHC's ownership interest in the Subscription and Community Offering was $46,336,020 at the midpoint. Based on this valuation and the approximate 58.27 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint value of the Holding Company's stock offering was $27,000,000 (i.e., 0.5827 x $46,336,020), equal to
2,700,000 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum offering value of $22,950,000 and a maximum value of $31,050,000. Based on the $10.00 per share offering price, this range equates to an offering of 2,295,000 shares at the minimum to 3,105,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $35,707,500, equal to 3,570,750 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 7, and the key valuation assumptions are detailed in
Exhibit 3. The pro forma calculations for the range are detailed in Exhibit 4.

Establishment of Exchange Ratio

         OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Savings Bank Shares, which is an approximate 41.73 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be
1.6299 shares, 1.9175 shares, 2.2051 shares and 2.5359 shares of Riverview Bancorp stock issued for each Public Savings Bank Share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

         The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Public Savings Bank Shares or on the proposed Exchange Ratio.

RP FINANCIAL, LC.
BOARDS OF DIRECTORS
AUGUST 1, 1997
PAGE 18

                                     Table 8
                           Riverview Savings Bank, FSB
                         Calculation of Exchange Ratios


                                           Shares          Price/       Exchange             Implied
                                          Offered          Share        Shares(1)         Exch. Ratio(2)
                                                                                             ($000)

         Super Maximum                   3,570,500         $10.00       2,557,188            2.5359
         Maximum                         3,105,000          10.00       2,223,642            2.2051
         Midpoint                        2,700,000          10.00       1,933,602            1.9175
         Minimum                         2,295,000          10.00       1,643,561            1.6299


         (1) Calculated to preserve the Public Savings Bank Shares percentage ownership in the Holding Company at 41.73 percent (1,008,410 existing public shares outstanding divided by 2,416,301 total shares outstanding).
         (2) Calculated as pro forma exchange shares divided by 1,008,410 existing Public Savings Bank Shares outstanding.


                                           Respectfully submitted,

                                           RP FINANCIAL, LC.


                                           /s/ William E. Pommerening
                                               William E. Pommerening
                                               Chief Executive Officer


                                           /s/ James P. Hennessey
                                               James P. Hennessey
                                               Senior Vice President

                                    EXHIBITS

RP FINANCIAL, LC.

                                LIST OF EXHIBITS


  Exhibit
  Number                     Description

     1            Stock Prices:  As of August 1, 1997

     2            Peer Group Core Earnings Analysis

     3            Pro Forma Analysis Sheet

     4            Pro Forma Effect of Conversion Proceeds

     5            Firm Qualifications Statement

                                    EXHIBIT 1

                                  Stock Prices
                              As of August 1, 1997

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997


                                                                                        Price Change Data
                                               Market Capitalization     -----------------------------------------------
                                            --------------------------                                % Change From
                                                     Shares  Market          52 Week (1)            --------------------
                                             Price/  Outst- Capital-     ----------------  Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------- -----------------   -------- ------- ------   ----- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
SAIF-Insured Thrifts(313)                     21.92   5,374   156.3        22.71   14.84   21.69    1.02  193.86    26.02
NYSE Traded Companies(8)                      41.09  38,503 1,815.3        42.10   24.79   40.86    0.11  267.92    29.90
AMEX Traded Companies(18)                     18.37   4,231    91.0        19.65   12.40   18.24    0.88  307.78    23.91
NASDAQ Listed OTC Companies(287)              21.56   4,454   110.7        22.32   14.69   21.32    1.05  182.46    26.02
California Companies(21)                      26.72  18,893   770.4        27.51   16.14   26.28    1.92  132.36    31.08
Florida Companies(6)                          25.41  12,195   344.1        25.65   15.04   24.41    2.51  147.08    33.74
Mid-Atlantic Companies(61)                    22.44   6,313   152.6        23.19   14.54   22.28    0.61  177.09    32.34
Mid-West Companies(151)                       20.81   3,294    88.4        21.63   14.56   20.65    0.87  214.26    22.72
New England Companies(10)                     24.22   4,651   139.8        24.65   15.57   23.61    2.68  334.00    29.84
North-West Companies(7)                       23.02  12,610   337.7        23.40   16.41   22.47    2.25  166.72    23.33
South-East Companies(45)                      21.99   3,368    72.4        23.07   15.55   21.75    0.95  173.65    26.58
South-West Companies(6)                       20.44   1,905    43.8        20.69   12.94   20.14    1.68   -3.70    20.22
Western Companies (Excl CA)(6)                20.12   5,285   101.7        21.06   14.54   20.14   -0.01  285.50    19.35
Thrift Strategy(247)                          20.87   3,517    81.9        21.68   14.45   20.67    0.96  165.82    24.73
Mortgage Banker Strategy(38)                  27.08  12,847   485.8        27.78   17.02   26.83    1.03  255.91    33.97
Real Estate Strategy(11)                      23.36   7,516   205.3        24.00   14.50   23.08    1.38  206.81    32.37
Diversified Strategy(12)                      31.09  23,662   817.4        31.63   18.63   30.19    2.27  227.81    26.34
Retail Banking Strategy(5)                    15.62   3,214    54.5        17.37   11.61   15.53    0.79  372.50    17.28
Companies Issuing Dividends(259)              22.21   5,313   159.2        23.08   15.00   22.00    0.89  205.60    25.58
Companies Without Dividends(54)               20.40   5,698   141.5        20.78   14.02   20.07    1.71  118.38    28.93
Equity/Assets <6%(23)                         26.08  17,668   571.9        26.68   15.47   25.83    1.43  206.51    34.23
Equity/Assets 6-12%(152)                      24.33   5,944   189.4        25.04   15.76   24.08    0.92  195.20    29.58
Equity/Assets >12%(138)                       18.78   2,778    54.5        19.69   13.81   18.58    1.05  168.50    20.53
Converted Last 3 Mths (no MHC)(8)             19.65   2,490    51.2        20.37   18.30   19.45    1.09    0.00    -7.23
Actively Traded Companies(44)                 30.23  17,215   655.1        31.08   18.91   29.70    1.69  214.05    34.06
Market Value Below $20 Million(64)            17.07     891    14.2        17.76   12.40   16.80    1.65  229.72    21.74
Holding Company Structure(275)                21.97   5,232   157.1        22.81   15.00   21.75    0.97  176.30    24.80
Assets Over $1 Billion(63)                    32.38  17,245   612.5        33.26   19.99   31.94    1.17  226.18    31.18
Assets $500 Million-$1 Billion(50)            20.97   5,504   105.0        21.87   13.73   20.89    0.48  211.35    30.10
Assets $250-$500 Million(67)                  22.14   2,561    53.7        22.82   15.13   21.88    1.25  173.88    28.53
Assets less than $250 Million(133)            17.58   1,475    24.5        18.35   12.86   17.40    1.04  131.03    20.73
Goodwill Companies(124)                       25.35   8,886   266.2        26.13   16.20   25.14    0.74  221.55    29.08
Non-Goodwill Companies(188)                   19.71   3,103    85.3        20.52   13.98   19.46    1.22  151.31    23.88
Acquirors of FSLIC Cases(10)                  34.43  33,585 1,515.7        34.82   21.17   33.77    2.50  268.53    36.12

                                                       Current Per Share Financials
                                                 -----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------  ------  ------ -------- -------
                                                     ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
SAIF-Insured Thrifts(313)                          0.83    1.15   15.80   15.31   153.36
NYSE Traded Companies(8)                           1.81    2.69   20.95   20.05   375.54
AMEX Traded Companies(18)                          0.61    0.93   14.11   13.92   109.67
NASDAQ Listed OTC Companies(287)                   0.82    1.12   15.75   15.25   149.33
California Companies(21)                           0.93    1.32   16.52   15.50   256.67
Florida Companies(6)                               0.99    0.96   13.53   12.82   176.63
Mid-Atlantic Companies(61)                         0.95    1.34   15.88   15.20   166.83
Mid-West Companies(151)                            0.80    1.08   16.00   15.68   137.22
New England Companies(10)                          0.83    1.30   16.19   15.18   214.52
North-West Companies(7)                            0.86    1.17   13.79   13.22   135.05
South-East Companies(45)                           0.74    1.02   14.95   14.66   121.11
South-West Companies(6)                            0.58    1.10   16.39   15.61   216.55
Western Companies (Excl CA)(6)                     0.86    1.03   16.01   15.30   104.06
Thrift Strategy(247)                               0.77    1.08   16.02   15.58   138.48
Mortgage Banker Strategy(38)                       1.19    1.52   15.82   14.92   230.14
Real Estate Strategy(11)                           0.75    1.33   14.38   14.07   219.64
Diversified Strategy(12)                           1.49    1.75   12.84   12.47   178.63
Retail Banking Strategy(5)                         0.20    0.20   13.18   12.82   147.30
Companies Issuing Dividends(259)                   0.91    1.23   15.90   15.39   151.36
Companies Without Dividends(54)                    0.45    0.75   15.27   14.86   163.80
Equity/Assets <6%(23)                              1.04    1.63   13.82   12.87   286.43
Equity/Assets 6-12%(152)                           1.01    1.37   15.94   15.18   192.25
Equity/Assets >12%(138)                            0.62    0.84   15.98   15.84    92.04
Converted Last 3 Mths (no MHC)(8)                  0.44    0.62   17.06   16.99    85.42
Actively Traded Companies(44)                      1.42    1.94   17.21   16.62   231.80
Market Value Below $20 Million(64)                 0.52    0.81   15.25   15.14   117.68
Holding Company Structure(275)                     0.81    1.13   16.09   15.61   151.06
Assets Over $1 Billion(63)                         1.37    1.88   17.77   16.48   252.17
Assets $500 Million-$1 Billion(50)                 0.86    1.09   14.17   13.44   154.21
Assets $250-$500 Million(67)                       0.82    1.19   16.51   16.01   165.58
Assets less than $250 Million(133)                 0.59    0.84   15.20   15.15   103.99
Goodwill Companies(124)                            1.03    1.41   16.17   15.04   201.69
Non-Goodwill Companies(188)                        0.70    0.98   15.57   15.49   122.07
Acquirors of FSLIC Cases(10)                       1.52    2.32   18.35   17.36   300.27


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995.  Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All thrifts are SAIF insured unless otherwise noted with an asterisk.  Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                               Exhibit IV-1 (continued)
                                          Weekly Thrift Market Line - Part One
                                              Prices As Of August 1, 1997


                                                                                        Price Change Data
                                               Market Capitalization     -----------------------------------------------
                                            --------------------------                                % Change From
                                                     Shares  Market          52 Week (1)            --------------------
                                             Price/  Outst- Capital-     ----------------  Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------- -----------------   -------- ------- ------   ----- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
BIF-Insured Thrifts(68)                       24.93  10,053   362.8        25.58   15.30   24.45    1.81  196.61    32.66
NYSE Traded Companies(3)                      36.50  52,819 1,749.1        37.12   19.04   35.79    2.34  266.09    38.79
AMEX Traded Companies(5)                      22.69   4,239    92.0        23.27   13.60   22.37    1.89   98.67    45.01
NASDAQ Listed OTC Companies(60)               24.46   8,069   306.7        25.12   15.24   23.98    1.77  201.77    31.02
California Companies(3)                       19.10   6,820   139.6        19.33   11.25   18.29    5.30  434.67    32.08
Mid-Atlantic Companies(18)                    26.54  17,449   524.7        27.26   15.60   25.87    2.63  128.42    32.83
Mid-West Companies(2)                         12.00     942    11.3        12.50    9.00   12.50   -4.00    0.00    18.58
New England Companies(36)                     23.23   4,752   114.5        23.96   14.30   23.07    0.84  207.71    32.81
North-West Companies(4)                       32.47  36,749 2,270.9        33.09   18.01   31.11    4.08  161.09    39.36
South-East Companies(5)                       30.30   2,083    44.6        30.60   21.90   29.30    2.40    0.00    29.08
Thrift Strategy(44)                           25.15   4,997   164.8        25.85   15.86   24.72    1.54  192.84    32.10
Mortgage Banker Strategy(10)                  24.28  25,706   552.4        25.00   14.18   23.69    2.93  219.49    36.13
Real Estate Strategy(6)                       15.14   4,671    66.0        15.55    9.49   14.74    2.80  241.02    24.43
Diversified Strategy(6)                       34.05  35,842 2,047.1        34.62   18.25   33.39    1.11  181.59    41.70
Retail Banking Strategy(2)                    23.75     706    16.8        23.75   14.75   23.00    3.26   65.27    30.14
Companies Issuing Dividends(57)               26.25  10,776   405.0        26.95   16.18   25.76    1.82  190.68    32.86
Companies Without Dividends(11)               16.63   5,540    98.9        17.00    9.80   16.33    1.73  259.78    31.45
Equity/Assets <6%(5)                          29.97  61,522 2,740.5        30.42   16.09   28.95    2.86  162.82    48.86
Equity/Assets 6-12%(45)                       24.59   6,132   198.0        25.33   14.80   24.26    1.56  206.55    32.82
Equity/Assets >12%(18)                        24.47   6,501   159.7        24.96   16.28   23.79    2.13   33.54    27.92
Actively Traded Companies(24)                 26.66  17,482   707.9        27.56   15.97   26.43    0.42  237.21    32.74
Market Value Below $20 Million(7)             16.98     892    14.8        17.20   11.61   16.78    0.85  126.94    16.06
Holding Company Structure(45)                 25.27  10,134   402.2        25.96   15.87   24.71    1.83  194.85    31.36
Assets Over $1 Billion(18)                    32.56  29,491 1,223.3        33.19   17.96   31.57    3.20  205.05    38.95
Assets $500 Million-$1 Billion(15)            24.72   5,435   109.3        25.63   16.12   24.30    2.17  146.44    30.64
Assets $250-$500 Million(19)                  20.92   2,938    56.7        21.66   12.86   20.88    0.55  249.49    29.72
Assets less than $250 Million(16)             21.48   1,734    27.9        21.84   14.35   21.05    1.36  174.71    31.48
Goodwill Companies(32)                        26.73  16,101   647.3        27.41   16.08   26.36    1.25  193.38    34.18
Non-Goodwill Companies(35)                    23.24   4,409    97.2        23.87   14.56   22.68    2.33  202.07    31.29

                                                       Current Per Share Financials
                                                 -----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------  ------  ------ -------- -------
                                                     ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
BIF-Insured Thrifts(68)                            1.41     1.43   15.61   14.78     156.70
NYSE Traded Companies(3)                           1.90     1.85   19.56   14.99     232.57
AMEX Traded Companies(5)                           1.15     1.13   14.63   14.25     139.73
NASDAQ Listed OTC Companies(60)                    1.41     1.43   15.48   14.82     153.85
California Companies(3)                            1.28     1.18   12.30   12.28     148.48
Mid-Atlantic Companies(18)                         1.22     1.31   16.42   14.53     165.58
Mid-West Companies(2)                              0.25     0.38   13.57   12.80      53.10
New England Companies(36)                          1.64     1.59   14.06   13.49     164.39
North-West Companies(4)                            1.02     1.32   13.29   12.75     171.00
South-East Companies(5)                            1.22     1.27   26.79   26.79      98.12
Thrift Strategy(44)                                1.41     1.40   16.81   15.82     147.75
Mortgage Banker Strategy(10)                       1.37     1.49   14.01   13.62     178.62
Real Estate Strategy(6)                            1.22     1.14    9.04    9.03     105.26
Diversified Strategy(6)                            1.75     2.00   14.01   12.97     217.35
Retail Banking Strategy(2)                         0.89     0.85   19.87   19.02     315.32
Companies Issuing Dividends(57)                    1.48     1.51   16.24   15.28     164.13
Companies Without Dividends(11)                    0.95     0.95   11.73   11.62     110.25
Equity/Assets <6%(5)                               1.07     1.36   10.77   10.38     203.31
Equity/Assets 6-12%(45)                            1.66     1.61   14.74   13.56     178.93
Equity/Assets >12%(18)                             0.90     1.01   18.90   18.77      92.24
Actively Traded Companies(24)                      1.72     1.74   14.87   14.13     180.88
Market Value Below $20 Million(7)                  0.68     0.75   15.20   14.59     136.27
Holding Company Structure(45)                      1.33     1.39   15.97   15.25     144.65
Assets Over $1 Billion(18)                         1.69     1.81   15.91   14.43     191.64
Assets $500 Million-$1 Billion(15)                 1.63     1.58   15.75   14.41     174.46
Assets $250-$500 Million(19)                       1.27     1.25   13.82   13.49     142.02
Assets less than $250 Million(16)                  1.08     1.09   16.99   16.73     121.06
Goodwill Companies(32)                             1.48     1.54   15.52   13.79     190.03
Non-Goodwill Companies(35)                         1.34     1.33   15.70   15.70     125.59

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995.  Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All thrifts are SAIF insured unless otherwise noted with an asterisk.  Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997


                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                      22.64   5,055    42.1        23.73   14.35   22.13    2.16  233.65    31.56
BIF-Insured Thrifts(2)                        21.94  32,163   222.8        22.63   11.63   22.00   -1.77  265.31    47.58
NASDAQ Listed OTC Companies(23)               22.57   7,766    60.2        23.62   14.08   22.12    1.77  244.21    33.34
Florida Companies(3)                          30.17   5,609    76.1        31.46   17.33   29.42    2.84    0.00    22.30
Mid-Atlantic Companies(10)                    19.09   7,085    46.9        19.73   12.36   19.03    0.24  185.00    36.23
Mid-West Companies(7)                         20.31   2,029    15.1        22.21   14.01   20.04    1.77  282.31    28.59
New England Companies(1)                      28.75  61,053   435.7        28.75   14.00   27.62    4.09  265.31    49.35
South-East Companies(1)                       38.50   1,505    27.1        38.50   20.25   35.00   10.00    0.00    58.76
Thrift Strategy(21)                           22.25   4,962    40.4        23.35   14.08   21.83    1.65  233.65    32.40
Diversified Strategy(1)                       28.75  61,053   435.7        28.75   14.00   27.62    4.09  265.31    49.35
Companies Issuing Dividends(23)               22.57   7,766    60.2        23.62   14.08   22.12    1.77  244.21    33.34
Equity/Assets 6-12%(15)                       23.50  10,212    79.2        24.94   14.37   23.25    1.07  244.21    31.44
Equity/Assets >12%(8)                         20.85   3,223    24.8        21.18   13.53   20.02    3.06    0.00    38.28
Actively Traded Companies(1)                  28.50   7,247    97.0        29.50   14.09   29.00   -1.72  185.00    54.05
Holding Company Structure(1)                  28.50   7,247    97.0        29.50   14.09   29.00   -1.72  185.00    54.05
Assets Over $1 Billion(5)                     28.42  21,574   163.8        29.20   15.47   28.02    1.55  225.16    37.13
Assets $500 Million-$1 Billion(4)             22.42   6,964    64.4        23.37   13.92   21.67    3.51    0.00    24.51
Assets $250-$500 Million(4)                   21.94   2,541    19.7        24.47   15.17   21.63    2.00  282.31    26.40
Assets less than $250 Million(10)             19.29   2,050    14.1        19.81   12.72   18.84    1.13    0.00    39.22
Goodwill Companies(9)                         26.36  15,813   122.2        28.19   15.48   25.95    1.78  244.21    34.11
Non-Goodwill Companies(14)                    20.05   2,402    18.9        20.58   13.14   19.56    1.76    0.00    32.72
MHC Institutions(23)                          22.57   7,766    60.2        23.62   14.08   22.12    1.77  244.21    33.34


                                                          Current Per Share Financials
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
                                                    ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                          0.63    0.99   12.71   12.39   123.46
BIF-Insured Thrifts(2)                            0.67    0.65    9.38    9.37    98.21
NASDAQ Listed OTC Companies(23)                   0.64    0.95   12.38   12.09   120.94
Florida Companies(3)                              1.08    1.51   15.13   14.87   164.45
Mid-Atlantic Companies(10)                        0.40    0.69   11.05   10.51    98.91
Mid-West Companies(7)                             0.59    0.97   12.11   12.09   127.27
New England Companies(1)                          1.33    1.06   10.39   10.37   123.47
South-East Companies(1)                           1.00    1.41   19.69   19.69   148.17
Thrift Strategy(21)                               0.60    0.95   12.48   12.18   120.80
Diversified Strategy(1)                           1.33    1.06   10.39   10.37   123.47
Companies Issuing Dividends(23)                   0.64    0.95   12.38   12.09   120.94
Equity/Assets 6-12%(15)                           0.69    1.06   12.45   12.09   141.76
Equity/Assets >12%(8)                             0.55    0.74   12.24   12.10    82.27
Actively Traded Companies(1)                      0.69    1.22   13.00   11.52   141.40
Holding Company Structure(1)                      0.69    1.22   13.00   11.52   141.40
Assets Over $1 Billion(5)                         0.97    1.30   12.73   11.82   149.16
Assets $500 Million-$1 Billion(4)                 0.71    0.91   12.89   12.53   113.45
Assets $250-$500 Million(4)                       0.74    1.17   12.85   12.82   146.66
Assets less than $250 Million(10)                 0.35    0.64   11.73   11.73    93.25
Goodwill Companies(9)                             0.86    1.15   12.58   11.85   139.48
Non-Goodwill Companies(14)                        0.49    0.82   12.25   12.25   108.58
MHC Institutions(23)                              0.64    0.95   12.38   12.09   120.94

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995.  Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All thrifts are SAIF insured unless otherwise noted with an asterisk.  Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997


                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,      /
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies

AHM   Ahmanson and Co. H.F. of CA             52.44  97,336 5,104.3        53.19   25.00   53.00   -1.06  179.68    61.35
CSA   Coast Savings Financial of CA           48.00  18,616   893.6        48.75   30.25   47.56    0.93  315.22    31.08
CFB   Commercial Federal Corp. of NE          39.00  21,523   839.4        40.00   25.00   39.31   -0.79  956.91    21.88
DME   Dime Bancorp, Inc. of NY*               19.87 103,719 2,060.9        20.06   12.50   19.00    4.58   97.51    34.71
DSL   Downey Financial Corp. of CA            22.87  26,733   611.4        23.75   14.60   22.25    2.79  110.59    22.36
FRC   First Republic Bancorp of CA*           24.06   9,693   233.2        24.75   12.62   23.87    0.80  434.67    43.64
FED   FirstFed Fin. Corp. of CA               34.00  10,575   359.6        34.62   17.75   34.50   -1.45  110.53    54.55
GLN   Glendale Fed. Bk, FSB of CA             28.75  50,306 1,446.3        28.00   17.50   28.75    0.00   76.92    23.66
GDW   Golden West Fin. Corp. of CA            83.56  56,739 4,741.1        84.62   55.00   80.75    3.48  219.05    32.38
GPT   GreenPoint Fin. Corp. of NY*            65.56  45,044 2,953.1        66.56   32.00   64.50    1.64    N.A.    38.02
WES   Westcorp Inc. of Orange CA              20.12  26,195   527.0        23.87   13.25   20.75   -3.04  174.49    -8.04

AMEX Traded Companies

ANA   Acadiana Bancshares of LA*              21.62   2,731    59.0        22.25   11.75   21.12    2.37    N.A.    45.39
BKC   American Bank of Waterbury CT*          38.00   2,306    87.6        39.00   25.50   38.37   -0.96  102.67    35.71
BFD   BostonFed Bancorp of MA                 19.75   5,947   117.5        19.94   11.75   19.12    3.29    N.A.    33.90
CFX   CFX Corp of NH*                         19.94  13,144   262.1        21.00   12.50   19.12    4.29   67.56    28.65
CZF   Citisave Fin. Corp. of LA(8)            20.37     962    19.6        20.37   13.00   20.25    0.59    N.A.    45.50
CBK   Citizens First Fin.Corp. of IL          16.25   2,789    45.3        16.75   10.25   15.87    2.39    N.A.    13.08
ESX   Essex Bancorp of VA(8)                   1.56   1,055     1.6         2.37    1.00    1.75  -10.86  -90.69   -28.77
FCB   Falmouth Co-Op Bank of MA*              17.50   1,455    25.5        17.50   10.75   16.87    3.73    N.A.    33.38
FAB   FirstFed America Bancorp of MA          18.12   8,707   157.8        18.56   13.62   17.87    1.40    N.A.     N.A.
GAF   GA Financial Corp. of PA                17.87   7,985   142.7        19.50   11.50   17.00    5.12    N.A.    18.19
KNK   Kankakee Bancorp of IL                  29.37   1,420    41.7        30.75   19.00   30.37   -3.29  193.70    18.67
KYF   Kentucky First Bancorp of KY            12.31   1,319    16.2        15.12   10.56   12.37   -0.49    N.A.    13.25
NYB   New York Bancorp, Inc. of NY            31.12  21,591   671.9        32.00   13.75   31.62   -1.58  338.93    60.66
PDB   Piedmont Bancorp of NC                  10.94   2,751    30.1        19.12    9.25   11.00   -0.55    N.A.     4.19
PLE   Pinnacle Bank of AL                     26.25     890    23.4        22.62   16.12   25.88    1.43  288.89    51.12
SSB   Scotland Bancorp of NC                  16.25   1,914    31.1        16.75   12.00   16.00    1.56    N.A.    15.08
SZB   SouthFirst Bancshares of AL             16.75     821    13.8        17.25   12.25   16.75    0.00    N.A.    26.42
SRN   Southern Banc Company of AL             15.75   1,230    19.4        15.75   12.25   15.37    2.47    N.A.    20.05
SSM   Stone Street Bancorp of NC              21.88   1,825    39.9        27.25   16.50   21.50    1.77    N.A.     6.73
TSH   Teche Holding Company of LA             18.75   3,438    64.5        19.37   12.62   18.50    1.35    N.A.    30.48
FTF   Texarkana Fst. Fin. Corp of AR          21.25   1,790    38.0        21.25   13.62   21.00    1.19    N.A.    35.96
THR   Three Rivers Fin. Corp. of MI           16.25     824    13.4        16.62   12.62   16.06    1.18    N.A.    16.07
TBK   Tolland Bank of CT*                     16.37   1,560    25.5        16.62    7.50   16.37    0.00  125.79    81.89
WSB   Washington SB, FSB of MD                 6.37   4,247    27.1         7.00    4.38    6.50   -2.00  409.60    30.80

NASDAQ Listed OTC Companies

FBCV  1st Bancorp of Vincennes IN             33.75     698    23.6        34.00   26.19   32.75    3.05    N.A.    18.42
AFED  AFSALA Bancorp, Inc. of NY              15.25   1,455    22.2        15.75   11.31   15.75   -3.17    N.A.    27.08
ALBK  ALBANK Fin. Corp. of Albany NY          38.25  12,825   490.6        41.00   25.37   38.25    0.00   64.52    21.93
AMFC  AMB Financial Corp. of IN               15.00   1,068    16.0        15.00   10.25   14.75    1.69    N.A.    13.21
ASBP  ASB Financial Corp. of OH               12.62   1,721    21.7        18.25   11.50   12.00    5.17    N.A.    -2.92
ABBK  Abington Savings Bank of MA*            29.75   1,894    56.3        31.00   16.00   30.37   -2.04  349.40    52.56
AABC  Access Anytime Bancorp of NM             6.50   1,193     7.8         6.50    5.25    6.19    5.01   -3.70    18.18
AFBC  Advance Fin. Bancorp of WV              15.25   1,084    16.5        16.00   12.75   15.37   -0.78    N.A.     N.A.
AADV  Advantage Bancorp of WI                 40.00   3,234   129.4        41.25   31.25   40.00    0.00  334.78    24.03
AFCB  Affiliated Comm BC, Inc of MA           24.12   6,465   155.9        25.00   13.90   23.94    0.75    N.A.    41.05
ALBC  Albion Banc Corp. of Albion NY          23.62     250     5.9        24.00   16.50   23.62    0.00   81.69    41.01
ABCL  Allied Bancorp of IL                    31.25   5,345   167.0        31.25   22.00   30.62    2.06  212.50    25.00



                                                        Current Per Share Financials
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
                                                    ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies

AHM   Ahmanson and Co. H.F. of CA                 1.45    2.89   19.69   16.62   500.30
CSA   Coast Savings Financial of CA               0.73    2.31   23.42   23.10   472.55
CFB   Commercial Federal Corp. of NE              1.99    2.84   18.99   16.90   320.67
DME   Dime Bancorp, Inc. of NY*                   1.06    1.36   10.16   10.06   178.03
DSL   Downey Financial Corp. of CA                0.84    1.42   14.98   14.76   205.16
FRC   First Republic Bancorp of CA*               1.42    1.26   16.70   16.69   225.26
FED   FirstFed Fin. Corp. of CA                   0.95    1.88   18.45   18.22   390.52
GLN   Glendale Fed. Bk, FSB of CA                 0.65    1.63   17.31   16.10   306.00
GDW   Golden West Fin. Corp. of CA                6.55    8.02   42.54   42.54   679.07
GPT   GreenPoint Fin. Corp. of NY*                3.21    2.93   31.81   18.23   294.41
WES   Westcorp Inc. of Orange CA                  1.29    0.51   12.21   12.17   130.02

AMEX Traded Companies

ANA   Acadiana Bancshares of LA*                  0.29    0.30   17.24   17.24    96.80
BKC   American Bank of Waterbury CT*              3.02    2.61   20.36   19.46   255.24
BFD   BostonFed Bancorp of MA                     0.64    0.88   14.08   13.60   158.23
CFX   CFX Corp of NH*                             0.93    1.17   10.18    9.49   132.72
CZF   Citisave Fin. Corp. of LA(8)                0.40    0.61   12.95   12.95    77.90
CBK   Citizens First Fin.Corp. of IL              0.25    0.53   14.26   14.26    97.39
ESX   Essex Bancorp of VA(8)                     -7.54   -3.77    0.12   -0.08   170.55
FCB   Falmouth Co-Op Bank of MA*                  0.52    0.50   15.17   15.17    62.04
FAB   FirstFed America Bancorp of MA             -0.28    0.44   14.03   14.03   112.52
GAF   GA Financial Corp. of PA                    0.81    1.02   14.49   14.34    83.95
KNK   Kankakee Bancorp of IL                      1.51    1.94   25.74   24.10   241.11
KYF   Kentucky First Bancorp of KY                0.53    0.70   10.86   10.86    67.42
NYB   New York Bancorp, Inc. of NY                1.81    2.14    7.44    7.44   147.05
PDB   Piedmont Bancorp of NC                     -0.14    0.36    7.31    7.31    43.08
PLE   Pinnacle Bank of AL                         1.26    1.89   17.34   16.78   224.27
SSB   Scotland Bancorp of NC                      0.55    0.67   13.74   13.74    37.46
SZB   SouthFirst Bancshares of AL                 0.05    0.30   15.82   15.82   113.17
SRN   Southern Banc Company of AL                 0.13    0.44   14.42   14.27    85.35
SSM   Stone Street Bancorp of NC                  0.99    1.15   20.72   20.72    57.80
TSH   Teche Holding Company of LA                 0.80    1.10   15.23   15.23   114.47
FTF   Texarkana Fst. Fin. Corp of AR              1.28    1.59   15.05   15.05    93.91
THR   Three Rivers Fin. Corp. of MI               0.61    0.88   15.22   15.22   110.64
TBK   Tolland Bank of CT*                         1.01    1.09   10.22    9.91   151.83
WSB   Washington SB, FSB of MD                    0.30    0.44    5.05    5.05    60.83

NASDAQ Listed OTC Companies

FBCV  1st Bancorp of Vincennes IN                 0.91    0.13   31.17   30.48   391.25
AFED  AFSALA Bancorp, Inc. of NY                  0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY              2.17    2.71   25.08   21.76   272.62
AMFC  AMB Financial Corp. of IN                   0.55    0.69   14.29   14.29    87.68
ASBP  ASB Financial Corp. of OH                   0.39    0.57   10.00   10.00    63.58
ABBK  Abington Savings Bank of MA*                1.98    1.72   17.86   16.00   259.80
AABC  Access Anytime Bancorp of NM               -0.54   -0.21    6.07    6.07    89.26
AFBC  Advance Fin. Bancorp of WV                  0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                     1.08    2.68   27.92   25.87   316.04
AFCB  Affiliated Comm BC, Inc of MA               1.44    1.66   15.94   15.84   163.19
ALBC  Albion Banc Corp. of Albion NY              0.22    0.93   23.62   23.62   265.26
ABCL  Allied Bancorp of IL                        0.63    1.06   22.88   22.58   245.68

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997



                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,       /
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

ATSB  AmTrust Capital Corp. of IN             12.62     526     6.6        12.75    8.62   12.50    0.96    N.A.    26.20
AHCI  Ambanc Holding Co., Inc. of NY*         16.00   4,392    70.3        16.62    9.62   15.87    0.82    N.A.    42.22
ASBI  Ameriana Bancorp of IN                  19.00   3,260    61.9        19.00   13.25   17.50    8.57  105.85    18.75
AFFFZ America First Fin. Fund of CA(8)        39.50   6,011   237.4        39.56   28.00   39.25    0.64  110.67    30.58
AMFB  American Federal Bank of SC(8)          37.20  11,035   410.5        37.20   15.81   35.12    5.92  683.16    97.14
ANBK  American Nat'l Bancorp of MD(8)         19.75   3,613    71.4        19.75    9.87   19.44    1.59    N.A.    62.95
ABCW  Anchor Bancorp Wisconsin of WI          52.25   4,524   236.4        53.50   33.00   53.50   -2.34   77.90    46.15
ANDB  Andover Bancorp, Inc. of MA*            30.87   5,148   158.9        32.25   19.48   30.50    1.21  187.16    20.49
ASFC  Astoria Financial Corp. of NY           48.75  20,978 1,022.7        48.75   26.12   47.37    2.91   85.71    32.22
AVND  Avondale Fin. Corp. of IL               14.37   3,495    50.2        18.50   12.75   14.12    1.77    N.A.   -16.06
BKCT  Bancorp Connecticut of CT*              27.75   2,534    70.3        28.75   20.75   27.25    1.83  217.14    23.33
BPLS  Bank Plus Corp. of CA                   11.87  19,308   229.2        13.75    9.62   11.87    0.00    N.A.     3.22
BWFC  Bank West Fin. Corp. of MI              14.50   1,783    25.9        14.50   10.25   14.00    3.57    N.A.    36.53
BANC  BankAtlantic Bancorp of FL              16.12  17,978   289.8        16.50    9.10   16.37   -1.53  210.00    50.65
BKUNA BankUnited SA of FL                     10.00   8,869    88.7        11.25    7.25   10.12   -1.19   84.16     0.00
BKCO  Bankers Corp. of NJ(8)*                 29.00  12,392   359.4        30.12   17.62   29.62   -2.09  364.00    44.14
BVCC  Bay View Capital Corp. of CA            26.37  12,979   342.3        28.62   17.50   24.87    6.03   33.52    24.45
BFSB  Bedford Bancshares of VA                24.75   1,142    28.3        25.25   16.50   25.25   -1.98  135.71    40.47
BFFC  Big Foot Fin. Corp. of IL               17.37   2,513    43.7        17.37   12.31   17.37    0.00    N.A.    33.62
BSBC  Branford SB of CT*                       4.94   6,559    32.4         5.00    3.00    4.94    0.00  133.02    27.65
BYFC  Broadway Fin. Corp. of CA               10.75     893     9.6        11.25    9.00   10.50    2.38    N.A.    16.22
CBCO  CB Bancorp of Michigan City IN(8)       35.00   1,239    43.4        35.00   17.25   34.62    1.10  218.18    47.37
CBES  CBES Bancorp of MO                      17.50   1,025    17.9        17.87   12.62   17.12    2.22    N.A.    22.81
CCFH  CCF Holding Company of GA               17.12     865    14.8        17.12   11.75   17.12    0.00    N.A.    16.07
CENF  CENFED Financial Corp. of CA            33.75   5,729   193.4        34.87   20.23   32.50    3.85  115.24    26.93
CFSB  CFSB Bancorp of Lansing MI              26.37   5,096   134.4        26.62   16.11   25.25    4.44  193.00    48.73
CKFB  CKF Bancorp of Danville KY              20.00     927    18.5        20.75   17.50   19.50    2.56    N.A.    -1.23
CNSB  CNS Bancorp of MO                       16.75   1,653    27.7        17.50   11.25   16.00    4.69    N.A.    10.78
CSBF  CSB Financial Group Inc of IL*          12.00     942    11.3        12.50    9.00   12.50   -4.00    N.A.    18.58
CBCI  Calumet Bancorp of Chicago IL           40.87   2,111    86.3        41.25   27.75   39.50    3.47  101.83    22.92
CAFI  Camco Fin. Corp. of OH                  18.87   3,215    60.7        19.25   14.05   18.75    0.64    N.A.    24.80
CMRN  Cameron Fin. Corp. of MO                18.00   2,682    48.3        18.00   14.00   17.12    5.14    N.A.    12.50
CAPS  Capital Savings Bancorp of MO           16.50   1,892    31.2        18.25    9.38   17.12   -3.62   24.53    26.92
CFNC  Carolina Fincorp of NC*                 17.75   1,851    32.9        17.75   13.00   16.62    6.80    N.A.    32.76
CNY   Carver Bancorp, Inc. of NY              12.25   2,314    28.3        12.50    7.37   12.25    0.00   96.00    48.48
CASB  Cascade SB of Everett WA(8)             12.50   2,568    32.1        16.80   10.40   13.00   -3.85   -2.34    -3.10
CATB  Catskill Fin. Corp. of NY*              16.25   4,720    76.7        16.50   10.50   16.25    0.00    N.A.    16.07
CNIT  Cenit Bancorp of Norfolk VA             50.62   1,640    83.0        51.50   31.75   50.00    1.24  218.77    21.98
CEBK  Central Co-Op. Bank of MA*              20.00   1,965    39.3        20.69   14.75   20.50   -2.44  280.95    14.29
CENB  Century Bancshares of NC*               77.00     407    31.3        77.00   62.00   73.25    5.12    N.A.    18.46
CBSB  Charter Financial Inc. of IL            21.44   4,150    89.0        21.44   11.00   21.00    2.10    N.A.    71.52
COFI  Charter One Financial of OH             57.69  46,186 2,664.5        57.94   34.17   54.75    5.37  229.66    37.36
CNBA  Chester Bancorp of IL                   14.75   2,182    32.2        15.37   12.62   15.68   -5.93    N.A.    12.42
CVAL  Chester Valley Bancorp of PA            22.87   2,054    47.0        23.25   14.10   23.25   -1.63  101.85    54.53
CTZN  CitFed Bancorp of Dayton OH             43.37   8,638   374.6        45.25   25.00   43.50   -0.30  381.89    31.42
CLAS  Classic Bancshares of KY                14.25   1,320    18.8        15.00   11.00   14.50   -1.72    N.A.    22.63
CMSB  Cmnwealth Bancorp of PA                 16.37  17,096   279.9        16.87   10.50   16.00    2.31    N.A.     9.13
COVB  CoVest Bancshares of IL                 21.75   3,018    65.6        19.00   16.25   22.25   -2.25  226.58    26.09
CBSA  Coastal Bancorp of Houston TX           30.50   4,972   151.6        30.87   17.62   30.25    0.83    N.A.    33.36
CFCP  Coastal Fin. Corp. of SC                26.00   4,637   120.6        27.75   14.25   26.75   -2.80  160.00    65.08
COFD  Collective Bancorp Inc. of NJ(8)        52.00  20,484 1,065.2        52.00   23.87   51.00    1.96  582.41    48.06
CMSV  Commty. Svgs, MHC of FL (48.5)          24.00   5,090    56.8        25.62   16.00   23.50    2.13    N.A.    17.07
CBNH  Community Bankshares Inc of NH(8)*      39.87   2,489    99.2        40.25   18.00   39.25    1.58  963.20    94.49
CFTP  Community Fed. Bancorp of MS            17.75   4,282    76.0        20.00   12.87   18.00   -1.39    N.A.     4.41
CFFC  Community Fin. Corp. of VA              22.25   1,275    28.4        23.50   20.50   21.50    3.49  217.86     7.23


                                                          Current Per Share Financials
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
                                                      ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

ATSB  AmTrust Capital Corp. of IN                   0.40    0.26   13.73   13.58   135.04
AHCI  Ambanc Holding Co., Inc. of NY*              -0.65   -0.65   13.85   13.85   108.86
ASBI  Ameriana Bancorp of IN                        0.73    1.05   13.38   13.37   123.36
AFFFZ America First Fin. Fund of CA(8)              5.32    6.51   30.07   29.64   363.18
AMFB  American Federal Bank of SC(8)                1.35    1.67   10.65    9.93   118.43
ANBK  American Nat'l Bancorp of MD(8)               0.19    0.68   12.33   12.33   134.69
ABCW  Anchor Bancorp Wisconsin of WI                3.08    4.02   26.06   25.55   416.66
ANDB  Andover Bancorp, Inc. of MA*                  2.52    2.60   18.95   18.95   234.97
ASFC  Astoria Financial Corp. of NY                 1.79    2.65   27.86   23.18   366.55
AVND  Avondale Fin. Corp. of IL                    -1.22   -2.30   14.88   14.88   180.27
BKCT  Bancorp Connecticut of CT*                    2.01    1.92   16.81   16.81   161.61
BPLS  Bank Plus Corp. of CA                        -0.63   -0.07    8.88    8.86   180.58
BWFC  Bank West Fin. Corp. of MI                    0.59    0.42   12.62   12.62    82.46
BANC  BankAtlantic Bancorp of FL                    1.15    0.88    8.49    6.91   154.25
BKUNA BankUnited SA of FL                           0.21    0.41    7.33    5.89   164.25
BKCO  Bankers Corp. of NJ(8)*                       2.04    2.18   15.96   15.71   205.11
BVCC  Bay View Capital Corp. of CA                  0.94    1.59   14.80   14.07   234.58
BFSB  Bedford Bancshares of VA                      1.16    1.48   16.49   16.49   115.15
BFFC  Big Foot Fin. Corp. of IL                     0.04    0.35   14.34   14.34    84.46
BSBC  Branford SB of CT*                            0.31    0.30    2.58    2.58    27.05
BYFC  Broadway Fin. Corp. of CA                    -0.31    0.16   14.26   14.26   131.13
CBCO  CB Bancorp of Michigan City IN(8)             1.99    2.25   17.94   17.94   195.47
CBES  CBES Bancorp of MO                            0.69    0.86   17.08   17.08    92.90
CCFH  CCF Holding Company of GA                     0.25    0.41   14.39   14.39   100.51
CENF  CENFED Financial Corp. of CA                  1.85    2.71   20.16   20.13   395.08
CFSB  CFSB Bancorp of Lansing MI                    1.17    1.57   12.32   12.32   161.46
CKFB  CKF Bancorp of Danville KY                    0.84    0.83   15.38   15.38    64.94
CNSB  CNS Bancorp of MO                             0.31    0.47   14.73   14.73    59.35
CSBF  CSB Financial Group Inc of IL*                0.25    0.38   13.57   12.80    53.10
CBCI  Calumet Bancorp of Chicago IL                 2.64    3.42   37.35   37.35   234.28
CAFI  Camco Fin. Corp. of OH                        0.94    1.11   14.24   13.10   146.95
CMRN  Cameron Fin. Corp. of MO                      0.77    0.96   16.92   16.92    73.71
CAPS  Capital Savings Bancorp of MO                 0.77    1.10   10.89   10.89   125.75
CFNC  Carolina Fincorp of NC*                       0.65    0.61   13.92   13.92    58.71
CNY   Carver Bancorp, Inc. of NY                   -0.76   -0.05   14.76   14.13   183.02
CASB  Cascade SB of Everett WA(8)                   0.61    0.77    8.47    8.47   137.20
CATB  Catskill Fin. Corp. of NY*                    0.84    0.85   14.70   14.70    54.49
CNIT  Cenit Bancorp of Norfolk VA                   3.17    2.95   30.25   27.58   431.16
CEBK  Central Co-Op. Bank of MA*                    1.44    1.46   17.07   15.20   163.33
CENB  Century Bancshares of NC*                     4.31    4.36   73.51   73.51   245.57
CBSB  Charter Financial Inc. of IL                  0.85    1.08   13.45   11.80    95.14
COFI  Charter One Financial of OH                   2.89    3.67   20.60   19.16   304.00
CNBA  Chester Bancorp of IL                         0.71    0.71   14.50   14.50    65.30
CVAL  Chester Valley Bancorp of PA                  0.87    1.28   12.72   12.72   148.58
CTZN  CitFed Bancorp of Dayton OH                   1.76    2.55   21.59   19.23   341.03
CLAS  Classic Bancshares of KY                      0.45    0.62   14.67   12.38    99.66
CMSB  Cmnwealth Bancorp of PA                       0.67    0.85   12.51    9.61   130.79
COVB  CoVest Bancshares of IL                       0.31    0.85   16.36   15.59   183.09
CBSA  Coastal Bancorp of Houston TX                 1.49    2.49   19.63   16.58   573.77
CFCP  Coastal Fin. Corp. of SC                      0.89    0.98    6.37    6.37   104.51
COFD  Collective Bancorp Inc. of NJ(8)              2.45    2.97   18.85   17.05   269.36
CMSV  Commty. Svgs, MHC of FL (48.5)                0.81    1.22   15.05   15.05   134.05
CBNH  Community Bankshares Inc of NH(8)*            2.06    1.66   16.64   16.64   233.28
CFTP  Community Fed. Bancorp of MS                  0.68    0.81   16.13   16.13    48.12
CFFC  Community Fin. Corp. of VA                    1.36    1.71   18.30   18.30   131.53

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997



                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

CFBC  Community First Bnkg Co. of GA          34.00   2,414    82.1        34.87   31.87   33.87    0.38    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            14.50     949    13.8        14.50   10.00   13.50    7.41    N.A.    27.98
COOP  Cooperative Bk.for Svgs. of NC          27.00   1,492    40.3        27.00   16.75   26.50    1.89  170.00    33.33
CRZY  Crazy Woman Creek Bncorp of WY          14.12     955    13.5        14.25   10.12   14.12    0.00    N.A.    17.67
DNFC  D&N Financial Corp. of MI               19.25   8,191   157.7        19.50   12.69   19.12    0.68  120.00    14.93
DFIN  Damen Fin. Corp. of Chicago IL          14.75   3,247    47.9        15.00   11.00   14.82   -0.47    N.A.    34.09
DCBI  Delphos Citizens Bancorp of OH          16.62   2,039    33.9        16.62   11.75   16.50    0.73    N.A.    38.50
DIME  Dime Community Bancorp of NY            19.25  13,126   252.7        20.00   12.12   19.50   -1.28    N.A.    30.51
DIBK  Dime Financial Corp. of CT*             28.00   5,136   143.8        28.00   15.12   27.00    3.70  166.67    62.32
EGLB  Eagle BancGroup of IL                   16.50   1,238    20.4        16.87   11.37   16.50    0.00    N.A.    10.96
EBSI  Eagle Bancshares of Tucker GA           17.37   4,552    79.1        18.50   13.62   17.50   -0.74  139.59    12.06
EGFC  Eagle Financial Corp. of CT             33.25   6,279   208.8        34.50   23.75   34.50   -3.62  280.00     9.02
ETFS  East Texas Fin. Serv. of TX             18.53   1,025    19.0        18.75   14.25   18.25    1.53    N.A.    13.19
EMLD  Emerald Financial Corp of OH            14.75   5,062    74.7        15.00   10.37   14.75    0.00    N.A.    31.11
EIRE  Emerald Island Bancorp, MA*             19.50   2,246    43.8        20.50   11.30   20.00   -2.50  155.91    21.88
EFBC  Empire Federal Bancorp of MT            14.75   2,592    38.2        15.00   12.50   14.62    0.89    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           19.75   2,011    39.7        19.75   12.75   18.75    5.33    N.A.    36.21
EQSB  Equitable FSB of Wheaton MD             38.75     602    23.3        39.25   24.25   38.50    0.65    N.A.    37.17
FFFG  F.F.O. Financial Group of FL(8)          4.75   8,430    40.0         5.12    2.62    4.94   -3.85  -42.84    40.95
FCBF  FCB Fin. Corp. of Neenah WI             26.75   2,464    65.9        27.50   17.00   27.25   -1.83    N.A.    44.59
FFBS  FFBS Bancorp of Columbus MS             24.00   1,557    37.4        26.00   19.75   24.00    0.00    N.A.     4.35
FFDF  FFD Financial Corp. of OH               15.63   1,455    22.7        15.63   10.12   14.50    7.79    N.A.    17.96
FFLC  FFLC Bancorp of Leesburg FL             27.25   2,318    63.2        28.50   18.25   27.25    0.00    N.A.    26.74
FFFC  FFVA Financial Corp. of VA              29.50   4,521   133.4        30.00   17.00   28.50    3.51    N.A.    43.90
FFWC  FFW Corporation of Wabash IN            28.75     697    20.0        29.25   19.50   28.62    0.45    N.A.    31.40
FFYF  FFY Financial Corp. of OH               26.00   4,328   112.5        26.37   23.87   25.50    1.96    N.A.     2.73
FMCO  FMS Financial Corp. of NJ               26.00   2,388    62.1        31.50   15.50   29.25  -11.11  188.89    42.47
FFHH  FSF Financial Corp. of MN               17.75   3,033    53.8        18.25   11.50   17.75    0.00    N.A.    17.39
FOBC  Fed One Bancorp of Wheeling WV          21.00   2,373    49.8        21.75   13.50   20.75    1.20  110.00    33.33
FBCI  Fidelity Bancorp of Chicago IL          21.50   2,792    60.0        21.50   15.69   21.00    2.38    N.A.    26.47
FSBI  Fidelity Bancorp, Inc. of PA            20.25   1,541    31.2        21.70   14.54   21.25   -4.71  161.97    11.39
FFFL  Fidelity FSB, MHC of FL (47.4)          22.50   6,766    71.7        23.00   12.25   21.50    4.65    N.A.    26.76
FFED  Fidelity Fed. Bancorp of IN              8.87   2,490    22.1        11.75    7.50    8.75    1.37   25.82    -9.03
FFOH  Fidelity Financial of OH                15.63   5,594    87.4        16.37    9.62   16.37   -4.52    N.A.    35.91
FIBC  Financial Bancorp, Inc. of NY           19.75   1,722    34.0        19.75   13.75   18.75    5.33    N.A.    31.67
FBSI  First Bancshares of MO                  24.00   1,160    27.8        25.25   15.00   22.75    5.49   88.24    44.40
FBBC  First Bell Bancorp of PA                16.62   6,511   108.2        17.37   13.12   17.00   -2.24    N.A.    25.43
FBER  First Bergen Bancorp of NJ              16.62   3,015    50.1        16.75    9.50   16.75   -0.78    N.A.    44.52
SKBO  First Carnegie,MHC of PA(45.0)          13.75   2,300    14.2        14.75   11.62   14.00   -1.79    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD(8)           35.50   2,944   104.5        36.50   16.12   36.00   -1.39  308.52    94.52
FSTC  First Citizens Corp of GA               30.00   1,829    54.9        30.00   19.50   30.00    0.00  140.00    18.81
FFBA  First Colorado Bancorp of Co            18.06  16,561   299.1        20.12   13.50   18.12   -0.33  447.27     6.24
FDEF  First Defiance Fin.Corp. of OH          15.50   9,341   144.8        15.50   10.00   15.06    2.92    N.A.    25.30
FESX  First Essex Bancorp of MA*              17.25   7,484   129.1        18.25   10.75   17.75   -2.82  187.50    31.48
FFES  First FS&LA of E. Hartford CT           30.00   2,676    80.3        30.37   17.50   29.00    3.45  361.54    30.43
FFSX  First FS&LA. MHC of IA (46.0)           25.50   2,828    22.1        35.00   20.75   26.00   -1.92  282.31    30.77
FFSW  First Fed Fin. Serv. of OH              42.50   4,588   195.0        42.00   22.60   42.00    1.19  212.50    36.66
BDJI  First Fed. Bancorp. of MN               20.62     701    14.5        21.25   12.75   21.25   -2.96    N.A.    11.46
FFBH  First Fed. Bancshares of AR             21.50   4,896   105.3        21.62   13.25   20.87    3.02    N.A.    35.48
FTFC  First Fed. Capital Corp. of WI          24.25   9,141   221.7        26.50   13.00   26.50   -8.49  223.33    54.75
FFKY  First Fed. Fin. Corp. of KY             21.37   4,170    89.1        23.00   17.75   21.00    1.76   35.68     5.53
FFBZ  First Federal Bancorp of OH             18.75   1,572    29.5        19.00   11.75   18.50    1.35   87.50    17.19
FFCH  First Fin. Holdings Inc. of SC          32.50   6,357   206.6        34.50   18.37   32.50    0.00  165.31    44.44
FFBI  First Financial Bancorp of IL           18.25     415     7.6        18.75   15.50   18.25    0.00    N.A.    15.00
FFHC  First Financial Corp. of WI(8)          31.75  36,209 1,149.6        31.75   18.00   30.37    4.54  101.59    29.59



                                                         Current Per Share Financials
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
                                                      ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

CFBC  Community First Bnkg Co. of GA                0.42    0.82   27.66   27.66   168.47
CIBI  Community Inv. Bancorp of OH                  0.66    0.98   11.82   11.82   102.68
COOP  Cooperative Bk.for Svgs. of NC               -1.96    0.29   17.49   17.49   233.58
CRZY  Crazy Woman Creek Bncorp of WY                0.54    0.68   15.17   15.17    54.49
DNFC  D&N Financial Corp. of MI                     1.07    1.45   10.84   10.72   186.60
DFIN  Damen Fin. Corp. of Chicago IL                0.51    0.64   14.12   14.12    70.03
DCBI  Delphos Citizens Bancorp of OH                0.62    0.62   14.88   14.88    52.51
DIME  Dime Community Bancorp of NY                  0.87    0.97   14.53   12.47    94.26
DIBK  Dime Financial Corp. of CT*                   2.61    2.69   12.41   11.96   158.57
EGLB  Eagle BancGroup of IL                        -0.27    0.16   16.67   16.67   137.75
EBSI  Eagle Bancshares of Tucker GA                 0.80    1.09   12.74   12.74   146.35
EGFC  Eagle Financial Corp. of CT                   1.34    1.79   16.61   12.51   240.81
ETFS  East Texas Fin. Serv. of TX                   0.36    0.72   20.73   20.73   108.96
EMLD  Emerald Financial Corp of OH                  0.75    0.96    8.73    8.58   116.28
EIRE  Emerald Island Bancorp, MA*                   1.40    1.48   12.77   12.77   183.50
EFBC  Empire Federal Bancorp of MT                  0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH                 0.75    0.82   15.52   15.50   122.52
EQSB  Equitable FSB of Wheaton MD                   2.20    3.52   24.92   24.92   491.70
FFFG  F.F.O. Financial Group of FL(8)               0.19    0.31    2.41    2.41    37.60
FCBF  FCB Fin. Corp. of Neenah WI                   0.99    1.17   19.25   19.25   110.06
FFBS  FFBS Bancorp of Columbus MS                   0.96    1.21   16.05   16.05    82.64
FFDF  FFD Financial Corp. of OH                     0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL                   1.01    1.48   22.39   22.39   154.68
FFFC  FFVA Financial Corp. of VA                    1.27    1.57   15.78   15.43   121.60
FFWC  FFW Corporation of Wabash IN                  1.98    2.46   22.75   22.75   227.32
FFYF  FFY Financial Corp. of OH                     1.20    1.72   19.50   19.50   138.32
FMCO  FMS Financial Corp. of NJ                     1.41    2.15   14.58   14.28   231.83
FFHH  FSF Financial Corp. of MN                     0.74    0.95   14.25   14.25   121.11
FOBC  Fed One Bancorp of Wheeling WV                0.99    1.41   16.94   16.14   145.90
FBCI  Fidelity Bancorp of Chicago IL                0.88    1.26   17.74   17.69   174.07
FSBI  Fidelity Bancorp, Inc. of PA                  1.07    1.70   14.81   14.81   212.78
FFFL  Fidelity FSB, MHC of FL (47.4)                0.49    0.78   12.08   11.98   136.99
FFED  Fidelity Fed. Bancorp of IN                   0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH                      0.40    0.64   12.03   10.57    91.72
FIBC  Financial Bancorp, Inc. of NY                 0.77    1.42   14.98   14.91   154.00
FBSI  First Bancshares of MO                        1.18    1.45   19.80   19.77   137.97
FBBC  First Bell Bancorp of PA                      1.12    1.32   11.10   11.10   108.89
FBER  First Bergen Bancorp of NJ                    0.35    0.63   13.76   13.76    83.68
SKBO  First Carnegie,MHC of PA(45.0)                0.24    0.35   10.21   10.21    65.23
FCIT  First Cit. Fin. Corp of MD(8)                 1.19    1.79   14.39   14.39   235.67
FSTC  First Citizens Corp of GA                     2.52    2.11   13.18   10.37   140.67
FFBA  First Colorado Bancorp of Co                  1.03    1.02   13.08   12.91    91.42
FDEF  First Defiance Fin.Corp. of OH                0.45    0.61   12.52   12.52    58.46
FESX  First Essex Bancorp of MA*                    1.27    1.11   11.20    9.65   153.24
FFES  First FS&LA of E. Hartford CT                 1.54    2.46   22.77   22.77   364.24
FFSX  First FS&LA. MHC of IA (46.0)                 0.68    1.17   13.32   13.20   163.72
FFSW  First Fed Fin. Serv. of OH                    2.01    1.59   14.35   12.12   237.17
BDJI  First Fed. Bancorp. of MN                     0.48    1.00   17.17   17.17   153.66
FFBH  First Fed. Bancshares of AR                   0.81    1.16   16.79   16.79   106.16
FTFC  First Fed. Capital Corp. of WI                1.18    1.37   10.64    9.97   167.40
FFKY  First Fed. Fin. Corp. of KY                   1.08    1.29   12.16   11.42    89.39
FFBZ  First Federal Bancorp of OH                   0.86    1.18    9.34    9.33   121.94
FFCH  First Fin. Holdings Inc. of SC                1.35    2.05   15.57   15.57   253.24
FFBI  First Financial Bancorp of IL                -0.05    1.05   17.52   17.52   224.47
FFHC  First Financial Corp. of WI(8)                1.44    1.96   11.20   10.88   160.42

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997


                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

FFHS  First Franklin Corp. of OH              20.00   1,192    23.8        21.00   14.25   21.00   -4.76   52.44    21.21
FGHC  First Georgia Hold. Corp of GA           7.06   3,052    21.5         8.25    4.00    7.75   -8.90   84.33    24.51
FSPG  First Home Bancorp of NJ                19.00   2,708    51.5        20.12   13.31   20.12   -5.57  216.67    36.99
FFSL  First Independence Corp. of KS          12.91     997    12.9        13.12    9.25   12.37    4.37    N.A.    24.49
FISB  First Indiana Corp. of IN               21.75  10,561   229.7        24.30   17.37   21.75    0.00   61.11     1.64
FKFS  First Keystone Fin. Corp of PA          26.19   1,228    32.2        26.25   16.75   24.75    5.82    N.A.    36.05
FLKY  First Lancaster Bncshrs of KY           15.25     959    14.6        16.25   13.75   15.50   -1.61    N.A.     4.31
FLFC  First Liberty Fin. Corp. of GA          23.75   7,725   183.5        23.75   13.67   23.50    1.06  367.52    29.29
CASH  First Midwest Fin. Corp. of IA          17.12   2,827    48.4        17.87   14.50   17.00    0.71    N.A.    11.68
FMBD  First Mutual Bancorp of IL              15.37   3,507    53.9        16.12   12.50   15.63   -1.66    N.A.     2.47
FMSB  First Mutual SB of Bellevue WA*         21.75   2,702    58.8        22.00   11.14   20.50    6.10  180.65    36.71
FNGB  First Northern Cap. Corp of WI          24.75   4,419   109.4        25.75   15.25   24.50    1.02   69.99    52.31
FFPB  First Palm Beach Bancorp of FL          31.94   5,009   160.0        34.00   20.37   30.31    5.38    N.A.    35.22
FSLA  First SB SLA MHC of NJ (47.5)           28.50   7,247    97.0        29.50   14.09   29.00   -1.72  185.00    54.05
FSNJ  First SB of NJ, MHC (45.9)(8)           31.62   3,064    44.4        34.00   14.00   34.00   -7.00    N.A.    37.48
SOPN  First SB, SSB, Moore Co. of NC          22.25   3,697    82.3        24.00   16.75   22.50   -1.11    N.A.    18.67
FWWB  First Savings Bancorp of WA*            24.37  10,519   256.3        24.75   15.37   23.00    5.96    N.A.    32.66
SHEN  First Shenango Bancorp of PA            29.25   2,072    60.6        29.25   20.25   27.75    5.41    N.A.    30.00
FSFC  First So.east Fin. Corp. of SC(8)       14.50   4,388    63.6        14.87    9.12   14.75   -1.69    N.A.    54.58
FBNW  FirstBank Corp of Clarkston WA          17.75   1,984    35.2        18.00   15.50   17.25    2.90    N.A.     N.A.
FSPT  FirstSpartan Fin. Corp. of SC           35.75   4,430   158.4        37.00   35.00   35.25    1.42    N.A.     N.A.
FLAG  Flag Financial Corp of GA               14.50   2,037    29.5        14.87    9.75   14.75   -1.69   47.96    34.88
FFIC  Flushing Fin. Corp. of NY*              20.62   7,979   164.5        23.50   17.25   20.37    1.23    N.A.    13.80
FBHC  Fort Bend Holding Corp. of TX           31.62     827    26.1        31.75   16.87   30.12    4.98    N.A.    24.00
FTSB  Fort Thomas Fin. Corp. of KY            10.50   1,495    15.7        17.75    9.25   10.50    0.00    N.A.   -28.18
FKKY  Frankfort First Bancorp of KY            9.12   3,385    30.9        12.25    8.00    9.25   -1.41    N.A.   -19.79
FTNB  Fulton Bancorp of MO                    19.87   1,719    34.2        20.37   12.50   20.25   -1.88    N.A.    29.28
GFSB  GFS Bancorp of Grinnell IA              13.37     988    13.2        14.25   10.12   13.37    0.00    N.A.    25.89
GUPB  GFSB Bancorp of Gallup NM               19.00     839    15.9        19.75   13.50   19.75   -3.80    N.A.    19.72
GSLA  GS Financial Corp. of LA                16.00   3,439    55.0        16.00   13.37   15.87    0.82    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               14.37   2,248    32.3        14.87   14.25   14.37    0.00    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                17.62   1,076    19.0        18.25   13.00   17.62    0.00    N.A.    23.65
GBCI  Glacier Bancorp of MT                   18.50   6,799   125.8        20.25   13.50   18.12    2.10  283.02    13.29
GFCO  Glenway Financial Corp. of OH           24.50   1,144    28.0        26.50   18.25   26.50   -7.55    N.A.    19.51
GTPS  Great American Bancorp of IL            16.75   1,760    29.5        17.25   13.25   17.12   -2.16    N.A.    13.10
GTFN  Great Financial Corp. of KY             34.62  13,791   477.4        35.12   26.44   35.00   -1.09    N.A.    18.89
GSBC  Great Southern Bancorp of MO            17.00   8,288   140.9        18.00   13.62   16.50    3.03  482.19    -4.55
GDVS  Greater DV SB,MHC of PA (19.9)*         15.12   3,272     9.8        16.50    9.25   16.37   -7.64    N.A.    45.81
GSFC  Green Street Fin. Corp. of NC           17.75   4,298    76.3        18.87   12.50   17.87   -0.67    N.A.    14.52
GSLC  Guaranty Svgs & Loan FA of VA           12.25   1,499    18.4        11.00    7.25   12.50   -2.00    N.A.    40.00
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       18.50   3,125    17.9        20.50    9.75   18.37    0.71    N.A.    53.40
HCBB  HCB Bancshares of AR                    13.75   2,645    36.4        14.12   12.62   13.75    0.00    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  14.87   6,282    93.4        14.87    9.25   14.25    4.35    N.A.    33.72
HFFC  HF Financial Corp. of SD                21.75   2,998    65.2        21.88   14.75   21.50    1.16  335.00    25.65
HFNC  HFNC Financial Corp. of NC              16.00  17,192   275.1        22.06   14.87   16.62   -3.73    N.A.   -10.46
HMNF  HMN Financial, Inc. of MN               25.75   4,212   108.5        25.75   15.25   25.25    1.98    N.A.    42.11
HALL  Hallmark Capital Corp. of WI            23.25   1,443    33.5        23.75   14.50   23.75   -2.11    N.A.    30.99
HARB  Harbor FSB, MHC of FL (46.0)            44.00   4,970    99.9        45.75   23.75   43.25    1.73    N.A.    23.08
HRBF  Harbor Federal Bancorp of MD            19.75   1,754    34.6        19.75   12.50   19.50    1.28   97.50    25.40
HFSA  Hardin Bancorp of Hardin MO             16.75     859    14.4        16.75   11.25   16.62    0.78    N.A.    34.00
HARL  Harleysville SA of PA                   25.00   1,652    41.3        25.00   14.00   24.25    3.09   40.85    58.23
HARS  Harris SB, MHC of PA (24.2)             23.25  11,223    63.1        24.37   14.75   23.25    0.00    N.A.    27.40
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.87   2,025    32.1        19.00   14.75   15.25    4.07    N.A.   -15.90
HHFC  Harvest Home Fin. Corp. of OH           12.75     935    11.9        13.75    9.25   12.50    2.00    N.A.    30.77
HAVN  Haven Bancorp of Woodhaven NY           36.50   4,377   159.8        38.37   25.56   36.87   -1.00    N.A.    27.53


                                                         Current Per Share Financials
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
                                                      ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

FFHS  First Franklin Corp. of OH                    0.27    1.14   16.74   16.62   189.79
FGHC  First Georgia Hold. Corp of GA                0.47    0.28    4.09    3.73    48.20
FSPG  First Home Bancorp of NJ                      1.63    2.14   12.36   12.14   187.68
FFSL  First Independence Corp. of KS                0.53    0.82   11.51   11.51   109.56
FISB  First Indiana Corp. of IN                     1.26    1.44   13.44   13.27   140.25
FKFS  First Keystone Fin. Corp of PA                1.24    1.84   18.12   18.12   256.22
FLKY  First Lancaster Bncshrs of KY                 0.46    0.56   14.44   14.44    42.18
FLFC  First Liberty Fin. Corp. of GA                1.76    1.42   11.87   10.62   161.56
CASH  First Midwest Fin. Corp. of IA                0.96    1.24   15.18   13.43   130.94
FMBD  First Mutual Bancorp of IL                    0.14    0.36   16.24   12.50   121.07
FMSB  First Mutual SB of Bellevue WA*               1.45    1.40   10.14   10.14   154.27
FNGB  First Northern Cap. Corp of WI                0.81    1.20   16.09   16.09   139.83
FFPB  First Palm Beach Bancorp of FL               -0.02    0.15   21.04   20.50   311.09
FSLA  First SB SLA MHC of NJ (47.5)                 0.69    1.22   13.00   11.52   141.40
FSNJ  First SB of NJ, MHC (45.9)(8)                -0.70    0.47   16.18   16.18   188.83
SOPN  First SB, SSB, Moore Co. of NC                0.99    1.19   18.04   18.04    73.34
FWWB  First Savings Bancorp of WA*                  0.89    0.84   14.13   13.00    95.79
SHEN  First Shenango Bancorp of PA                  1.54    2.07   20.70   20.70   193.49
FSFC  First So.east Fin. Corp. of SC(8)             0.01    0.70    7.80    7.80    76.29
FBNW  FirstBank Corp of Clarkston WA                0.54    0.44   14.00   14.00    77.62
FSPT  FirstSpartan Fin. Corp. of SC                 1.00    1.16   27.63   27.63   104.97
FLAG  Flag Financial Corp of GA                    -0.07    0.15   10.25   10.25   109.02
FFIC  Flushing Fin. Corp. of NY*                    0.87    0.90   16.28   16.28   101.67
FBHC  Fort Bend Holding Corp. of TX                 0.74    1.72   21.78   20.15   338.85
FTSB  Fort Thomas Fin. Corp. of KY                  0.30    0.46   10.19   10.19    63.33
FKKY  Frankfort First Bancorp of KY                 0.24    0.36    9.93    9.93    37.91
FTNB  Fulton Bancorp of MO                          0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                    0.85    1.09   10.32   10.32    89.22
GUPB  GFSB Bancorp of Gallup NM                     0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                      0.29    0.29   15.77   15.77    34.03
GOSB  GSB Financial Corp. of NY                     0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                      0.53    0.74   15.95   15.95    61.16
GBCI  Glacier Bancorp of MT                         1.00    1.13    7.77    7.55    81.24
GFCO  Glenway Financial Corp. of OH                 0.92    1.67   23.46   23.10   245.47
GTPS  Great American Bancorp of IL                  0.33    0.42   16.58   16.58    78.35
GTFN  Great Financial Corp. of KY                   1.49    1.43   20.24   19.36   217.69
GSBC  Great Southern Bancorp of MO                  1.09    1.23    7.35    7.35    81.94
GDVS  Greater DV SB,MHC of PA (19.9)*               0.01    0.24    8.37    8.37    72.95
GSFC  Green Street Fin. Corp. of NC                 0.57    0.70   14.64   14.64    40.57
GSLC  Guaranty Svgs & Loan FA of VA                 0.33    0.31    4.43    4.43    77.50
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)             0.30    0.49    8.68    8.68    62.73
HCBB  HCB Bancshares of AR                         -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                       -0.36   -2.62   12.91    0.00   131.63
HFFC  HF Financial Corp. of SD                      1.10    1.51   17.21   17.17   187.22
HFNC  HFNC Financial Corp. of NC                    0.51    0.67    9.23    9.23    49.03
HMNF  HMN Financial, Inc. of MN                     0.99    1.20   18.70   18.70   131.30
HALL  Hallmark Capital Corp. of WI                  1.20    1.58   19.82   19.82   283.64
HARB  Harbor FSB, MHC of FL (46.0)                  1.93    2.54   18.27   17.58   222.32
HRBF  Harbor Federal Bancorp of MD                  0.51    0.82   16.09   16.09   125.12
HFSA  Hardin Bancorp of Hardin MO                   0.54    0.88   15.38   15.38   120.32
HARL  Harleysville SA of PA                         1.30    1.86   12.81   12.81   201.31
HARS  Harris SB, MHC of PA (24.2)                   0.36    0.88   13.70   11.82   173.16
HFFB  Harrodsburg 1st Fin Bcrp of KY                0.55    0.73   14.08   14.08    53.43
HHFC  Harvest Home Fin. Corp. of OH                 0.17    0.44   11.12   11.12    89.47
HAVN  Haven Bancorp of Woodhaven NY                 2.26    3.29   22.88   22.79   394.74

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997



                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

HVFD  Haverfield Corp. of OH(8)               27.00   1,906    51.5        27.37   17.00   26.00    3.85   74.19    41.21
HTHR  Hawthorne Fin. Corp. of CA              14.87   2,629    39.1        14.87    6.62   12.87   15.54  -45.93    82.90
HMLK  Hemlock Fed. Fin. Corp. of IL           15.50   2,076    32.2        15.50   12.50   15.25    1.64    N.A.     N.A.
HBNK  Highland Federal Bank of CA             26.00   2,300    59.8        26.00   14.25   25.00    4.00    N.A.    52.94
HIFS  Hingham Inst. for Sav. of MA*           23.75   1,303    30.9        25.25   14.00   23.50    1.06  420.83    26.67
HBEI  Home Bancorp of Elgin IL                18.00   6,856   123.4        19.31   11.81   18.25   -1.37    N.A.    33.33
HBFW  Home Bancorp of Fort Wayne IN           21.00   2,623    55.1        21.37   15.50   20.87    0.62    N.A.    10.53
HBBI  Home Building Bancorp of IN             20.50     312     6.4        22.00   17.00   20.87   -1.77    N.A.     3.80
HCFC  Home City Fin. Corp. of OH              14.50     952    13.8        14.94   12.00   14.50    0.00    N.A.     9.43
HOMF  Home Fed Bancorp of Seymour IN          30.50   3,390   103.4        30.50   17.33   29.75    2.52  203.48    18.45
HWEN  Home Financial Bancorp of IN            15.25     486     7.4        15.75   10.50   15.25    0.00    N.A.    19.61
HPBC  Home Port Bancorp, Inc. of MA*          21.00   1,842    38.7        21.00   13.50   20.25    3.70  162.50    27.27
HMCI  Homecorp, Inc. of Rockford IL           15.25   1,693    25.8        15.25   11.83   14.00    8.93   52.50    19.61
HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.00   18.87    0.00    N.A.    24.80
HRZB  Horizon Financial Corp. of WA*          15.25   7,417   113.1        16.50   10.65   15.25    0.00   33.54    29.90
IBSF  IBS Financial Corp. of NJ               16.75  11,012   184.5        18.75   12.06   17.25   -2.90    N.A.    23.25
ISBF  ISB Financial Corp. of LA               24.87   7,001   174.1        26.25   14.37   25.00   -0.52    N.A.    38.17
ITLA  Imperial Thrift & Loan of CA*           18.00   7,829   140.9        18.00   13.00   17.12    5.14    N.A.    20.00
IFSB  Independence FSB of DC                  14.50   1,280    18.6        14.50    6.75   13.50    7.41  625.00    81.25
INCB  Indiana Comm. Bank, SB of IN            15.25     922    14.1        19.00   13.25   15.25    0.00    N.A.    -6.15
IFSL  Indiana Federal Corp. of IN(8)          29.00   4,786   138.8        29.25   18.50   29.00    0.00  284.62    29.64
INBI  Industrial Bancorp of OH                14.25   5,277    75.2        14.25    9.87   14.00    1.79    N.A.    11.76
IWBK  Interwest SB of Oak Harbor WA           39.75   8,036   319.4        39.75   24.37   38.75    2.58  297.50    23.26
IPSW  Ipswich SB of Ipswich MA*               23.25   1,188    27.6        25.00    9.75   24.50   -5.10    N.A.    93.75
JSBF  JSB Financial, Inc. of NY               44.50   9,845   438.1        46.50   32.87   42.62    4.41  286.96    17.11
JXVL  Jacksonville Bancorp of TX              16.50   2,572    42.4        16.50   10.12   16.25    1.54    N.A.    12.86
JXSB  Jcksnville SB,MHC of IL (44.6)          16.62   1,272     9.4        18.00   11.50   16.75   -0.78    N.A.    25.43
JSBA  Jefferson Svgs Bancorp of MO            31.37   4,971   155.9        31.37   22.25   29.50    6.34    N.A.    20.65
JOAC  Joachim Bancorp of MO                   14.50     760    11.0        15.25   12.50   14.50    0.00    N.A.     0.00
KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
KSBK  KSB Bancorp of Kingfield ME(8)*         13.50   1,238    16.7        16.00    6.82   13.50    0.00    N.A.    76.01
KFBI  Klamath First Bancorp of OR             18.62  10,019   186.6        20.12   13.56   18.75   -0.69    N.A.    18.22
LSBI  LSB Fin. Corp. of Lafayette IN          20.75     945    19.6        21.25   14.76   20.75    0.00    N.A.    11.74
LVSB  Lakeview SB of Paterson NJ              33.00   2,302    76.0        33.87   18.86   33.00    0.00    N.A.    32.69
LARK  Landmark Bancshares of KS               21.50   1,711    36.8        21.50   15.25   20.50    4.88    N.A.    19.44
LARL  Laurel Capital Group of PA              21.00   1,498    31.5        22.50   14.75   21.50   -2.33   64.06    27.27
LSBX  Lawrence Savings Bank of MA*            11.62   4,274    49.7        12.87    5.75   11.87   -2.11  237.79    42.93
LFED  Leeds FSB, MHC of MD (36.2)             21.00   3,455    26.2        21.12   13.00   20.25    3.70    N.A.    31.25
LXMO  Lexington B&L Fin. Corp. of MO          16.00   1,088    17.4        16.62    9.87   16.19   -1.17    N.A.    18.52
LIFB  Life Bancorp of Norfolk VA              25.66   9,847   252.7        26.62   14.25   25.12    2.15    N.A.    42.56
LFBI  Little Falls Bancorp of NJ              17.37   2,745    47.7        17.37   10.25   16.50    5.27    N.A.    36.24
LOGN  Logansport Fin. Corp. of IN             14.25   1,261    18.0        15.00   11.12   14.00    1.79    N.A.    26.67
LONF  London Financial Corp. of OH            15.63     515     8.0        17.50   10.00   15.12    3.37    N.A.    10.69
LISB  Long Island Bancorp, Inc of NY          39.66  23,968   950.6        41.00   27.75   37.62    5.42    N.A.    13.31
MAFB  MAF Bancorp of IL                       33.87  15,393   521.4        34.75   16.83   33.12    2.26  298.47    46.18
MBLF  MBLA Financial Corp. of MO              23.50   1,316    30.9        24.75   19.00   23.75   -1.05    N.A.    23.68
MFBC  MFB Corp. of Mishawaka IN               20.00   1,690    33.8        20.00   14.75   20.00    0.00    N.A.    20.34
MLBC  ML Bancorp of Villanova PA              20.00  10,415   208.3        20.50   12.19   20.50   -2.44    N.A.    41.64
MBB   MSB Bancorp of Middletown NY*           22.12   2,837    62.8        22.69   15.50   21.75    1.70  121.20    12.74
MSBF  MSB Financial Corp. of MI               28.25     630    17.8        30.00   16.75   28.25    0.00    N.A.    48.68
MGNL  Magna Bancorp of MS(8)                  26.25  13,754   361.0        27.37   16.75   26.12    0.50  425.00    50.00
MARN  Marion Capital Holdings of IN           23.37   1,768    41.3        23.75   19.25   23.06    1.34    N.A.    21.40
MRKF  Market Fin. Corp. of OH                 14.25   1,336    19.0        14.75   12.25   14.75   -3.39    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        16.75   1,411    23.6        16.87   14.25   16.75    0.00    N.A.    12.64
MFSL  Maryland Fed. Bancorp of MD             49.37   3,210   158.5        50.50   27.38   49.37    0.00  370.19    42.07



                                                       Current Per Share Financials
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
                                                     ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

HVFD  Haverfield Corp. of OH(8)                    0.88    1.88   15.04   15.04   179.26
HTHR  Hawthorne Fin. Corp. of CA                   2.39    1.65   12.37   12.37   318.74
HMLK  Hemlock Fed. Fin. Corp. of IL               -0.29    0.37   14.49   14.49    79.24
HBNK  Highland Federal Bank of CA                  0.59    1.02   15.58   15.58   208.78
HIFS  Hingham Inst. for Sav. of MA*                1.73    1.73   15.07   15.07   157.84
HBEI  Home Bancorp of Elgin IL                     0.15    0.40   14.71   14.71    52.32
HBFW  Home Bancorp of Fort Wayne IN                0.68    1.10   17.43   17.43   124.97
HBBI  Home Building Bancorp of IN                  0.27    0.74   18.11   18.11   150.01
HCFC  Home City Fin. Corp. of OH                   0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN               1.93    2.29   16.54   16.00   195.77
HWEN  Home Financial Bancorp of IN                 0.45    0.64   15.12   15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA*               1.69    1.68   11.11   11.11   102.72
HMCI  Homecorp, Inc. of Rockford IL                0.23    0.77   12.52   12.52   198.73
HZFS  Horizon Fin'l. Services of IA                0.75    1.05   19.31   19.31   183.96
HRZB  Horizon Financial Corp. of WA*               1.05    1.03   10.59   10.59    69.48
IBSF  IBS Financial Corp. of NJ                    0.35    0.60   11.45   11.45    67.20
ISBF  ISB Financial Corp. of LA                    0.75    1.01   16.28   13.74   132.73
ITLA  Imperial Thrift & Loan of CA*                1.37    1.37   11.77   11.72   103.52
IFSB  Independence FSB of DC                       0.29    0.66   13.39   11.74   205.28
INCB  Indiana Comm. Bank, SB of IN                 0.16    0.50   12.27   12.27    99.06
IFSL  Indiana Federal Corp. of IN(8)               1.10    1.56   15.03   14.12   171.11
INBI  Industrial Bancorp of OH                     0.45    0.88   11.70   11.70    63.26
IWBK  Interwest SB of Oak Harbor WA                1.67    2.34   14.78   14.44   220.45
IPSW  Ipswich SB of Ipswich MA*                    1.53    1.20    8.59    8.59   139.32
JSBF  JSB Financial, Inc. of NY                    2.75    2.61   34.47   34.47   155.50
JXVL  Jacksonville Bancorp of TX                   0.74    1.02   13.27   13.27    84.89
JXSB  Jcksnville SB,MHC of IL (44.6)               0.33    0.77   13.26   13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO                 0.57    1.43   18.09   14.12   230.96
JOAC  Joachim Bancorp of MO                        0.24    0.37   13.60   13.60    46.92
KSAV  KS Bancorp of Kenly NC                       1.01    1.32   15.76   15.75   113.98
KSBK  KSB Bancorp of Kingfield ME(8)*              2.75    2.74   21.90   20.27   320.90
KFBI  Klamath First Bancorp of OR                  0.58    0.86   13.95   13.95    68.25
LSBI  LSB Fin. Corp. of Lafayette IN               0.94    0.79   18.06   18.06   198.97
LVSB  Lakeview SB of Paterson NJ                   2.78    1.93   19.91   15.92   209.23
LARK  Landmark Bancshares of KS                    0.98    1.22   18.11   18.11   123.78
LARL  Laurel Capital Group of PA                   1.50    1.92   14.51   14.51   139.24
LSBX  Lawrence Savings Bank of MA*                 1.30    1.29    7.03    7.03    80.03
LFED  Leeds FSB, MHC of MD (36.2)                  0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO               0.42    0.58   15.17   15.17    54.92
LIFB  Life Bancorp of Norfolk VA                   0.96    1.18   15.42   14.94   142.97
LFBI  Little Falls Bancorp of NJ                   0.27    0.53   14.30   13.16   110.52
LOGN  Logansport Fin. Corp. of IN                  0.73    0.95   12.41   12.41    63.14
LONF  London Financial Corp. of OH                 0.54    0.79   14.63   14.63    73.66
LISB  Long Island Bancorp, Inc of NY               1.40    1.65   21.86   21.65   242.59
MAFB  MAF Bancorp of IL                            1.51    2.10   16.57   14.39   210.25
MBLF  MBLA Financial Corp. of MO                   1.05    1.36   21.51   21.51   159.41
MFBC  MFB Corp. of Mishawaka IN                    0.72    1.10   20.11   20.11   138.63
MLBC  ML Bancorp of Villanova PA                   1.33    1.16   13.03   12.77   188.18
MBB   MSB Bancorp of Middletown NY*                0.44    0.48   19.72    8.48   285.75
MSBF  MSB Financial Corp. of MI                    1.22    1.52   19.94   19.94   120.05
MGNL  Magna Bancorp of MS(8)                       1.33    1.57    9.62    9.30   100.56
MARN  Marion Capital Holdings of IN                1.27    1.53   21.99   21.99    95.41
MRKF  Market Fin. Corp. of OH                      0.24    0.24   14.59   14.59    42.17
MFCX  Marshalltown Fin. Corp. of IA(8)             0.30    0.63   14.06   14.06    90.08
MFSL  Maryland Fed. Bancorp of MD                  2.03    2.96   29.68   29.28   351.55

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997



                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

MASB  MassBank Corp. of Reading MA*           51.50   2,681   138.1        53.00   32.50   51.00    0.98  317.68    35.10
MFLR  Mayflower Co-Op. Bank of MA*            19.50     890    17.4        19.75   13.50   19.00    2.63  290.00    14.71
MECH  Mechanics SB of Hartford CT*            20.75   5,290   109.8        20.75   11.87   20.00    3.75    N.A.    31.75
MDBK  Medford Savings Bank of MA*             30.25   4,541   137.4        32.00   21.50   30.62   -1.21  332.14    17.48
MERI  Meritrust FSB of Thibodaux LA           41.00     774    31.7        41.50   30.75   40.37    1.56    N.A.    29.66
MWBX  Metro West of MA*                        6.44  13,953    89.9         6.69    3.62    6.00    7.33   56.31    19.93
MCBS  Mid Continent Bancshares of KS          30.25   1,958    59.2        31.75   17.50   29.50    2.54    N.A.    29.44
MIFC  Mid Iowa Financial Corp. of IA           9.50   1,676    15.9         9.50    6.00    9.50    0.00   90.00    49.14
MCBN  Mid-Coast Bancorp of ME                 25.00     231     5.8        25.00   18.00   22.00   13.64  337.83    31.58
MWBI  Midwest Bancshares, Inc. of IA          34.75     348    12.1        34.75   24.50   34.75    0.00  247.50    31.13
MWFD  Midwest Fed. Fin. Corp of WI            19.50   1,625    31.7        24.50   15.25   21.00   -7.14  290.00     5.41
MFFC  Milton Fed. Fin. Corp. of OH            14.12   2,310    32.6        16.00   11.50   13.75    2.69    N.A.    -2.62
MIVI  Miss. View Hold. Co. of MN              15.00     819    12.3        15.63   10.87   15.00    0.00    N.A.    25.00
MBSP  Mitchell Bancorp of NC*                 16.37     931    15.2        16.75   10.62   16.75   -2.27    N.A.    14.88
MBBC  Monterey Bay Bancorp of CA              16.25   3,245    52.7        18.25   12.31   16.50   -1.52    N.A.    10.17
MONT  Montgomery Financial Corp ofIN          12.06   1,653    19.9        14.00   11.00   11.50    4.87    N.A.    -7.23
MSBK  Mutual SB, FSB of Bay City MI           10.25   4,274    43.8        11.25    5.12   10.25    0.00   17.14    86.36
NHTB  NH Thrift Bancshares of NH              16.25   2,041    33.2        16.75    9.75   16.37   -0.73  251.73    28.76
NSLB  NS&L Bancorp of Neosho MO               16.62     708    11.8        17.25   12.00   16.62    0.00    N.A.    22.03
NMSB  Newmil Bancorp. of CT*                  12.12   3,834    46.5        12.12    7.00   12.00    1.00   90.27    24.31
NASB  North American SB of MO                 53.00   2,257   119.6        55.00   29.50   53.00    0.00  ***.**    54.74
NBSI  North Bancshares of Chicago IL          21.50     997    21.4        22.25   15.75   20.37    5.55    N.A.    30.30
FFFD  North Central Bancshares of IA          16.69   3,258    54.4        16.75   11.00   16.50    1.15    N.A.    23.08
NBN   Northeast Bancorp of ME*                14.75   1,275    18.8        14.94   12.75   14.69    0.41   25.53     5.36
NEIB  Northeast Indiana Bncrp of IN           18.00   1,763    31.7        18.00   12.00   17.87    0.73    N.A.    32.16
NWEQ  Northwest Equity Corp. of WI            15.25     839    12.8        15.25   10.25   15.25    0.00    N.A.    25.83
NWSB  Northwest SB, MHC of PA (29.9)          17.62  23,376   123.1        17.62   10.75   17.00    3.65    N.A.    31.79
NSSY  Norwalk Savings Society of CT*          32.00   2,404    76.9        32.50   20.87   29.75    7.56    N.A.    36.93
NSSB  Norwich Financial Corp. of CT*          22.37   5,413   121.1        23.25   14.75   22.50   -0.58  219.57    14.02
NTMG  Nutmeg FS&LA of CT                       9.62     725     7.0         9.75    7.00    9.00    6.89    N.A.    28.27
OHSL  OHSL Financial Corp. of OH              24.62   1,208    29.7        25.25   19.50   23.75    3.66    N.A.    15.21
OCFC  Ocean Fin. Corp. of NJ                  34.87   9,059   315.9        35.75   20.87   35.62   -2.11    N.A.    36.75
OCWN  Ocwen Financial Corp. of FL             41.75  26,800 1,118.9        38.00   20.25   38.00    9.87    N.A.    56.07
OFCP  Ottawa Financial Corp. of MI            25.25   4,913   124.1        25.50   16.00   24.50    3.06    N.A.    50.21
PFFB  PFF Bancorp of Pomona CA                19.25  18,716   360.3        19.25   11.00   19.12    0.68    N.A.    29.46
PSFI  PS Financial of Chicago IL              14.62   2,182    31.9        14.87   11.62   14.75   -0.88    N.A.    24.43
PVFC  PVF Capital Corp. of OH                 21.25   2,323    49.4        21.25   12.67   19.75    7.59  382.95    34.92
PCCI  Pacific Crest Capital of CA*            15.25   2,938    44.8        15.25    8.13   13.87    9.95    N.A.    32.61
PALM  Palfed, Inc. of Aiken SC                16.00   5,284    84.5        17.50   12.50   15.87    0.82    4.10    14.29
PBCI  Pamrapo Bancorp, Inc. of NJ             21.00   2,843    59.7        23.75   18.50   20.75    1.20  273.00     5.00
PFED  Park Bancorp of Chicago IL              16.37   2,431    39.8        16.75   10.19   16.75   -2.27    N.A.    25.92
PVSA  Parkvale Financial Corp of PA           28.00   4,055   113.5        29.50   20.80   26.75    4.67  238.16     7.69
PBIX  Patriot Bank Corp. of PA                17.50   4,266    74.7        16.75   10.62   17.50    0.00    N.A.    29.63
PEEK  Peekskill Fin. Corp. of NY              16.12   3,193    51.5        16.12   12.00   15.75    2.35    N.A.    13.12
PFSB  PennFed Fin. Services of NJ             29.87   4,822   144.0        30.00   16.75   27.62    8.15    N.A.    47.51
PWBC  PennFirst Bancorp of PA                 16.25   3,911    63.6        16.59   12.27   17.75   -8.45  103.63    31.15
PWBK  Pennwood SB of PA*                      15.50     610     9.5        15.50    9.06   14.75    5.08    N.A.    12.73
PBKB  People's SB of Brockton MA*             16.50   3,592    59.3        17.37    9.62   16.50    0.00  177.78    55.37
PFDC  Peoples Bancorp of Auburn IN            27.00   2,274    61.4        27.00   19.25   25.25    6.93   54.29    33.33
PBCT  Peoples Bank, MHC of CT (37.4)*         28.75  61,053   435.7        28.75   14.00   27.62    4.09  265.31    49.35
PFFC  Peoples Fin. Corp. of OH                16.87   1,491    25.2        17.00   10.87   16.62    1.50    N.A.    24.96
PHBK  Peoples Heritage Fin Grp of ME*         40.25  27,371 1,101.7        40.25   20.00   39.50    1.90  162.90    43.75
PHSB  Peoples Home SB of PA                   14.00   2,760    17.4        14.37   13.62   14.00    0.00    N.A.     N.A.
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       43.00   1,907    82.0        43.00   22.00   40.63    5.83  335.66    54.95
PSFC  Peoples Sidney Fin. Corp of OH          15.50   1,785    27.7        15.75   12.56   15.63   -0.83    N.A.     N.A.



                                                          Current Per Share Financials
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
                                                      ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

MASB  MassBank Corp. of Reading MA*                 3.61    3.34   33.55   33.55   336.11
MFLR  Mayflower Co-Op. Bank of MA*                  1.33    1.30   13.21   12.98   140.10
MECH  Mechanics SB of Hartford CT*                  0.35    0.37   14.50   14.50   149.06
MDBK  Medford Savings Bank of MA*                   2.33    2.26   20.42   18.91   232.12
MERI  Meritrust FSB of Thibodaux LA                 1.77    2.88   23.34   23.34   295.34
MWBX  Metro West of MA*                             0.49    0.50    2.92    2.92    39.77
MCBS  Mid Continent Bancshares of KS                1.75    2.00   19.04   19.04   189.57
MIFC  Mid Iowa Financial Corp. of IA                0.64    0.84    6.71    6.70    73.73
MCBN  Mid-Coast Bancorp of ME                       1.05    1.63   21.97   21.97   255.09
MWBI  Midwest Bancshares, Inc. of IA                1.84    3.04   27.71   27.71   399.44
MWFD  Midwest Fed. Fin. Corp of WI                  1.16    1.13   10.66   10.24   123.74
MFFC  Milton Fed. Fin. Corp. of OH                  0.40    0.55   11.32   11.32    76.82
MIVI  Miss. View Hold. Co. of MN                    0.58    0.86   15.55   15.55    85.17
MBSP  Mitchell Bancorp of NC*                       0.48    0.61   15.77   15.77    36.41
MBBC  Monterey Bay Bancorp of CA                    0.31    0.57   13.98   12.82   130.16
MONT  Montgomery Financial Corp ofIN                0.26    0.42   11.22   11.22    62.63
MSBK  Mutual SB, FSB of Bay City MI                 0.15    0.06    9.31    9.31   155.02
NHTB  NH Thrift Bancshares of NH                    0.44    0.65   11.47    9.72   153.37
NSLB  NS&L Bancorp of Neosho MO                     0.41    0.62   16.35   16.35    82.05
NMSB  Newmil Bancorp. of CT*                        0.65    0.63    8.13    8.13    81.54
NASB  North American SB of MO                       3.85    3.74   24.35   23.56   305.38
NBSI  North Bancshares of Chicago IL                0.54    0.77   17.59   17.59   120.37
FFFD  North Central Bancshares of IA                1.03    1.20   15.36   15.36    62.46
NBN   Northeast Bancorp of ME*                      0.64    0.61   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN                 0.94    1.11   14.87   14.87    98.06
NWEQ  Northwest Equity Corp. of WI                  0.85    1.08   12.94   12.94   113.35
NWSB  Northwest SB, MHC of PA (29.9)                0.56    0.81    8.30    7.80    85.45
NSSY  Norwalk Savings Society of CT*                2.42    2.77   20.69   19.95   256.81
NSSB  Norwich Financial Corp. of CT*                1.34    1.26   14.23   12.77   129.55
NTMG  Nutmeg FS&LA of CT                            0.34    0.44    7.35    7.35   129.17
OHSL  OHSL Financial Corp. of OH                    1.08    1.54   21.00   21.00   190.24
OCFC  Ocean Fin. Corp. of NJ                       -0.06    1.30   27.30   27.30   153.20
OCWN  Ocwen Financial Corp. of FL                   2.59    1.88    8.40    8.40    98.86
OFCP  Ottawa Financial Corp. of MI                  0.70    1.20   15.07   12.06   170.42
PFFB  PFF Bancorp of Pomona CA                      0.15    0.56   14.19   14.03   135.49
PSFI  PS Financial of Chicago IL                    0.66    0.68   14.88   14.88    34.43
PVFC  PVF Capital Corp. of OH                       1.54    1.98   10.77   10.77   153.36
PCCI  Pacific Crest Capital of CA*                  1.06    0.90    8.42    8.42   116.66
PALM  Palfed, Inc. of Aiken SC                      0.07    0.70   10.07   10.07   124.23
PBCI  Pamrapo Bancorp, Inc. of NJ                   1.07    1.51   16.43   16.29   128.31
PFED  Park Bancorp of Chicago IL                    0.53    0.74   15.88   15.88    73.21
PVSA  Parkvale Financial Corp of PA                 1.65    2.47   17.93   17.78   239.85
PBIX  Patriot Bank Corp. of PA                      0.52    0.71   11.26   11.26   139.25
PEEK  Peekskill Fin. Corp. of NY                    0.63    0.81   14.63   14.63    57.19
PFSB  PennFed Fin. Services of NJ                   1.35    2.01   19.55   16.12   259.78
PWBC  PennFirst Bancorp of PA                       0.76    1.14   12.77   11.65   180.58
PWBK  Pennwood SB of PA*                            0.46    0.73   15.30   15.30    78.57
PBKB  People's SB of Brockton MA*                   1.16    0.69    8.57    8.21   152.78
PFDC  Peoples Bancorp of Auburn IN                  1.36    1.79   18.91   18.91   124.56
PBCT  Peoples Bank, MHC of CT (37.4)*               1.33    1.06   10.39   10.37   123.47
PFFC  Peoples Fin. Corp. of OH                      0.05    0.24   16.18   16.18    60.15
PHBK  Peoples Heritage Fin Grp of ME*               2.08    2.22   16.36   13.81   199.41
PHSB  Peoples Home SB of PA                         0.32    0.67   14.36   14.36    82.97
PBNB  Peoples Sav. Fin. Corp. of CT(8)*             2.20    2.19   24.13   22.61   251.23
PSFC  Peoples Sidney Fin. Corp of OH                0.56    0.73   14.09   14.09    60.57

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997



                                          Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

PERM  Permanent Bancorp of IN                 25.75   2,052    52.8        26.50   15.75   25.25    1.98    N.A.    27.16
PMFI  Perpetual Midwest Fin. of IA            19.00   1,907    36.2        22.00   17.00   20.25   -6.17    N.A.    -1.30
PERT  Perpetual of SC, MHC (46.8)             38.50   1,505    27.1        38.50   20.25   35.00   10.00    N.A.    58.76
PCBC  Perry Co. Fin. Corp. of MO              21.37     808    17.3        22.25   15.50   21.62   -1.16    N.A.    25.71
PHFC  Pittsburgh Home Fin. of PA              17.00   1,969    33.5        17.00   10.25   16.62    2.29    N.A.    27.15
PFSL  Pocahnts Fed, MHC of AR (46.4)          22.00   1,632    16.6        22.50   14.25   22.50   -2.22    N.A.    25.71
POBS  Portsmouth Bank Shrs Inc of NH(8)*      17.87   5,872   104.9        18.50   12.38   17.50    2.11   71.66    30.25
PTRS  Potters Financial Corp of OH            24.50     487    11.9        24.75   15.50   23.50    4.26    N.A.    22.50
PKPS  Poughkeepsie Fin. Corp. of NY            7.94  12,595   100.0         8.13    4.75    8.00   -0.75    2.45    51.24
PRBC  Prestige Bancorp of PA                  15.87     915    14.5        16.50   10.19   15.87    0.00    N.A.    17.56
PETE  Primary Bank of NH(8)*                  26.00   2,089    54.3        26.75   11.19   25.75    0.97    N.A.    70.60
PFNC  Progress Financial Corp. of PA          12.06   3,814    46.0        12.06    6.00   11.50    4.87    9.54    44.09
PSBK  Progressive Bank, Inc. of NY*           29.75   3,821   113.7        32.00   19.33   30.25   -1.65  122.51    30.77
PROV  Provident Fin. Holdings of CA           19.37   5,075    98.3        19.37   10.69   18.37    5.44    N.A.    38.36
PULB  Pulaski SB, MHC of MO (29.0)            22.00   2,094    13.2        22.00   12.37   21.50    2.33    N.A.    51.72
PLSK  Pulaski SB, MHC of NJ (46.0)            13.44   2,070    12.8        13.87   11.50   13.62   -1.32    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            20.12   3,071    61.8        21.00   15.50   21.00   -4.19   62.65    27.75
QCFB  QCF Bancorp of Virginia MN              25.00   1,426    35.7        25.00   14.75   25.00    0.00    N.A.    36.99
QCBC  Quaker City Bancorp of CA               20.00   4,703    94.1        20.50   11.40   20.50   -2.44  166.67    31.58
QCSB  Queens County Bancorp of NY*            51.25  10,181   521.8        51.25   23.50   49.00    4.59    N.A.    62.29
RCSB  RCSB Financial, Inc. of NY(8)*          51.25  14,591   747.8        51.75   24.37   48.75    5.13  316.33    76.72
RARB  Raritan Bancorp. of Raritan NJ*         23.00   2,412    55.5        25.50   13.67   24.00   -4.17  257.14    48.39
REDF  RedFed Bancorp of Redlands CA           16.50   7,164   118.2        16.87    9.00   16.62   -0.72    N.A.    22.22
RELY  Reliance Bancorp, Inc. of NY            28.87   8,776   253.4        29.62   16.62   27.69    4.26    N.A.    48.05
RELI  Reliance Bancshares Inc of WI(8)*        8.50   2,528    21.5        10.12    6.50    8.50    0.00    N.A.    25.93
RIVR  River Valley Bancorp of IN              15.50   1,190    18.4        16.12   13.25   15.50    0.00    N.A.    12.73
RSLN  Roslyn Bancorp, Inc. of NY*             23.75  43,642 1,036.5        23.94   15.00   22.50    5.56    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       27.50   2,416    25.2        27.50   13.18   26.75    2.80    N.A.    72.85
SCCB  S. Carolina Comm. Bnshrs of SC          25.25     704    17.8        25.25   15.00   19.12   32.06    N.A.    68.33
SBFL  SB Fngr Lakes MHC of NY (33.1)          18.37   1,785    10.8        18.37   12.75   17.75    3.49    N.A.    33.60
SFED  SFS Bancorp of Schenectady NY           18.75   1,271    23.8        18.87   12.37   18.75    0.00    N.A.    27.12
SGVB  SGV Bancorp of W. Covina CA             14.87   2,342    34.8        15.00    8.50   15.00   -0.87    N.A.    32.18
SISB  SIS Bancorp Inc of MA*                  29.25   5,577   163.1        30.37   18.25   29.37   -0.41    N.A.    27.90
SWCB  Sandwich Co-Op. Bank of MA*             33.75   1,906    64.3        34.12   20.25   34.12   -1.08  291.53    13.45
SECP  Security Capital Corp. of WI(8)         97.25   9,208   895.5        98.50   60.25   97.87   -0.63    N.A.    31.86
SFSL  Security First Corp. of OH              16.50   5,003    82.5        16.50    8.83   16.00    3.13   58.65    36.59
SMFC  Sho-Me Fin. Corp. of MO(8)              38.25   1,499    57.3        40.25   16.75   38.00    0.66    N.A.    75.86
SOBI  Sobieski Bancorp of S. Bend IN          16.37     760    12.4        16.50   11.75   16.37    0.00    N.A.    12.90
SOSA  Somerset Savings Bank of MA(8)*          3.53  16,652    58.8         3.53    1.44    3.44    2.62  -31.05    79.19
SSFC  South Street Fin. Corp. of NC*          18.75   4,496    84.3        19.25   12.12   18.75    0.00    N.A.    33.93
SCBS  Southern Commun. Bncshrs of AL          15.75   1,137    17.9        15.75   13.00   15.50    1.61    N.A.    18.87
SMBC  Southern Missouri Bncrp of MO           17.25   1,638    28.3        18.00   13.50   17.50   -1.43    N.A.    15.00
SWBI  Southwest Bancshares of IL              20.75   2,652    55.0        21.75   17.83   21.75   -4.60  107.50    13.70
SVRN  Sovereign Bancorp of PA                 16.06  70,010 1,124.4        16.50    8.33   16.37   -1.89  259.28    46.80
STFR  St. Francis Cap. Corp. of WI            36.00   5,386   193.9        38.75   25.00   36.25   -0.69    N.A.    38.46
SPBC  St. Paul Bancorp, Inc. of IL            23.75  33,988   807.2        24.37   12.60   23.62    0.55  113.39    51.56
STND  Standard Fin. of Chicago IL(8)          25.62  16,210   415.3        25.62   16.12   25.50    0.47    N.A.    30.58
SFFC  StateFed Financial Corp. of IA          21.75     784    17.1        22.75   15.25   22.44   -3.07    N.A.    31.82
SFIN  Statewide Fin. Corp. of NJ              18.00   4,771    85.9        19.00   11.75   18.62   -3.33    N.A.    25.26
STSA  Sterling Financial Corp. of WA          19.00   5,567   105.8        19.25   13.00   18.37    3.43  109.02    34.56
SFSB  SuburbFed Fin. Corp. of IL              26.87   1,261    33.9        26.87   16.25   26.87    0.00  302.85    41.42
ROSE  T R Financial Corp. of NY*              28.19  17,519   493.9        28.19   13.75   24.50   15.06    N.A.    58.82
THRD  TF Financial Corp. of PA                19.50   4,087    79.7        20.50   14.12   20.00   -2.50    N.A.    20.00
TPNZ  Tappan Zee Fin., Inc. of NY             16.62   1,497    24.9        17.50   12.00   17.50   -5.03    N.A.    22.03
ESBK  The Elmira SB FSB of Elmira NY*         23.75     706    16.8        23.75   14.75   23.00    3.26   65.27    30.14


                                                       Current Per Share Financials
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
                                                      ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

PERM  Permanent Bancorp of IN                       0.64    1.21   19.05   18.89   206.48
PMFI  Perpetual Midwest Fin. of IA                  0.18    0.52   17.72   17.72   208.59
PERT  Perpetual of SC, MHC (46.8)                   1.00    1.41   19.69   19.69   148.17
PCBC  Perry Co. Fin. Corp. of MO                    0.70    0.95   18.76   18.76    99.51
PHFC  Pittsburgh Home Fin. of PA                    0.60    0.85   13.80   13.64   120.36
PFSL  Pocahnts Fed, MHC of AR (46.4)                1.34    1.87   14.61   14.61   229.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*            1.02    0.89   11.25   11.25    44.78
PTRS  Potters Financial Corp of OH                  0.75    1.62   21.38   21.38   240.08
PKPS  Poughkeepsie Fin. Corp. of NY                 0.14    0.32    5.75    5.75    68.37
PRBC  Prestige Bancorp of PA                        0.32    0.68   16.11   16.11   137.86
PETE  Primary Bank of NH(8)*                        1.68    1.66   13.82   13.79   208.78
PFNC  Progress Financial Corp. of PA                0.44    0.54    5.47    4.79   104.97
PSBK  Progressive Bank, Inc. of NY*                 2.49    2.50   19.19   17.00   229.70
PROV  Provident Fin. Holdings of CA                 0.26    0.13   17.06   17.06   119.94
PULB  Pulaski SB, MHC of MO (29.0)                  0.42    0.67   10.75   10.75    85.39
PLSK  Pulaski SB, MHC of NJ (46.0)                  0.23    0.52    9.83    9.83    81.83
PULS  Pulse Bancorp of S. River NJ                  1.17    1.75   13.10   13.10   168.00
QCFB  QCF Bancorp of Virginia MN                    1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA                     0.50    0.91   14.79   14.77   166.03
QCSB  Queens County Bancorp of NY*                  2.24    2.27   20.21   20.21   134.89
RCSB  RCSB Financial, Inc. of NY(8)*                2.66    2.64   21.69   21.14   276.36
RARB  Raritan Bancorp. of Raritan NJ*               1.45    1.58   12.54   12.31   163.32
REDF  RedFed Bancorp of Redlands CA                 0.15    0.57   10.37   10.36   126.84
RELY  Reliance Bancorp, Inc. of NY                  1.16    1.77   17.65   12.37   219.55
RELI  Reliance Bancshares Inc of WI(8)*             0.25    0.25   11.59   11.59    18.98
RIVR  River Valley Bancorp of IN                   -0.21   -0.21   14.37   14.15   116.24
RSLN  Roslyn Bancorp, Inc. of NY*                   0.23    0.93   14.08   14.01    65.29
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)             0.83    1.06   10.36    9.39    92.87
SCCB  S. Carolina Comm. Bnshrs of SC                0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)                0.08    0.54   11.27   11.27   119.23
SFED  SFS Bancorp of Schenectady NY                 0.60    1.08   17.26   17.26   132.84
SGVB  SGV Bancorp of W. Covina CA                   0.22    0.57   12.41   12.18   170.70
SISB  SIS Bancorp Inc of MA*                        3.32    3.29   18.17   18.17   251.70
SWCB  Sandwich Co-Op. Bank of MA*                   2.24    2.27   20.55   19.59   249.34
SECP  Security Capital Corp. of WI(8)               4.40    5.26   62.79   62.79   396.07
SFSL  Security First Corp. of OH                    1.28    1.62   11.88   11.67   126.88
SMFC  Sho-Me Fin. Corp. of MO(8)                    1.75    2.08   19.38   19.38   203.13
SOBI  Sobieski Bancorp of S. Bend IN                0.30    0.60   16.03   16.03   104.05
SOSA  Somerset Savings Bank of MA(8)*               0.18    0.18    1.85    1.85    31.36
SSFC  South Street Fin. Corp. of NC*                0.35    0.47   13.51   13.51    53.11
SCBS  Southern Commun. Bncshrs of AL                0.40    0.71   13.30   13.30    64.05
SMBC  Southern Missouri Bncrp of MO                 1.02    1.00   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL                    1.04    1.45   15.11   15.11   140.11
SVRN  Sovereign Bancorp of PA                       0.55    0.91    5.94    4.36   146.93
STFR  St. Francis Cap. Corp. of WI                  1.53    1.81   23.74   20.89   293.16
SPBC  St. Paul Bancorp, Inc. of IL                  0.86    1.27   11.53   11.49   131.95
STND  Standard Fin. of Chicago IL(8)                0.68    1.02   16.73   16.71   153.54
SFFC  StateFed Financial Corp. of IA                1.06    1.30   19.15   19.15   108.78
SFIN  Statewide Fin. Corp. of NJ                    0.70    1.22   13.21   13.18   141.98
STSA  Sterling Financial Corp. of WA                0.18    0.86   11.17    9.48   279.72
SFSB  SuburbFed Fin. Corp. of IL                    1.02    1.67   21.23   21.14   323.39
ROSE  T R Financial Corp. of NY*                    1.77    1.55   11.98   11.98   194.32
THRD  TF Financial Corp. of PA                      0.79    1.11   17.09   14.90   157.66
TPNZ  Tappan Zee Fin., Inc. of NY                   0.52    0.48   14.00   14.00    78.14
ESBK  The Elmira SB FSB of Elmira NY*               0.89    0.85   19.87   19.02   315.32

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of August 1, 1997



                                             Market Capitalization                      Price Change Data
                                                     Shares  Market          52 Week (1)              % Change From
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

GRTR  The Greater New York SB of NY(8)*       22.94  13,717   314.7        22.94   10.87   22.12    3.71  146.40    68.43
TSBS  Trenton SB, FSB MHC of NJ(35.0          20.75   9,037    64.7        21.50   13.50   20.00    3.75    N.A.    29.69
TRIC  Tri-County Bancorp of WY                23.19     609    14.1        24.25   18.00   23.00    0.83    N.A.    28.83
TWIN  Twin City Bancorp of TN                 20.06     853    17.1        20.50   16.25   20.00    0.30    N.A.    16.29
UFRM  United FS&LA of Rocky Mount NC          12.25   3,074    37.7        12.25    7.00   12.00    2.08  276.92    44.12
UBMT  United Fin. Corp. of MT                 23.75   1,223    29.0        24.00   18.00   24.00   -1.04  126.19    23.38
VABF  Va. Beach Fed. Fin. Corp of VA          13.50   4,976    67.2        15.00    7.00   13.50    0.00  187.85    43.01
VFFC  Virginia First Savings of VA(8)         23.62   5,805   137.1        23.75   11.00   23.75   -0.55  ***.**    85.25
WHGB  WHG Bancshares of MD                    15.37   1,539    23.7        15.50   11.00   15.00    2.47    N.A.    17.15
WSFS  WSFS Financial Corp. of DE*             15.00  12,421   186.3        15.12    7.37   14.62    2.60  106.90    47.20
WVFC  WVS Financial Corp. of PA*              27.50   1,737    47.8        27.75   20.25   27.75   -0.90    N.A.    11.70
WRNB  Warren Bancorp of Peabody MA*           18.00   3,781    68.1        19.00   12.00   17.75    1.41  434.12    20.00
WFSL  Washington FS&LA of Seattle WA          28.25  47,462 1,340.8        28.25   19.55   27.06    4.40   93.63    17.27
WAMU  Washington Mutual Inc. of WA*           68.50 126,357 8,655.5        69.12   34.87   65.69    4.28  269.07    58.16
WYNE  Wayne Bancorp of NJ                     19.75   2,120    41.9        20.25   12.00   19.75    0.00    N.A.    29.51
WAYN  Wayne S&L Co. MHC of OH (47.8)          19.25   2,248    13.8        19.25   12.67   17.75    8.45    N.A.    17.88
WCFB  Wbstr Cty FSB MHC of IA (45.2)          16.50   2,100    15.7        16.50   12.50   15.75    4.76    N.A.    20.00
WBST  Webster Financial Corp. of CT           50.87  11,985   609.7        50.87   29.12   48.50    4.89  438.88    38.42
WEFC  Wells Fin. Corp. of Wells MN            16.00   1,959    31.3        16.00   11.75   15.25    4.92    N.A.    21.95
WCBI  WestCo Bancorp of IL                    25.75   2,476    63.8        26.75   20.00   25.50    0.98  157.50    19.77
WSTR  WesterFed Fin. Corp. of MT              23.12   5,565   128.7        23.50   14.12   23.50   -1.62    N.A.    26.68
WOFC  Western Ohio Fin. Corp. of OH           22.50   2,312    52.0        22.75   19.62   21.50    4.65    N.A.     3.45
WWFC  Westwood Fin. Corp. of NJ               21.44     645    13.8        21.75   10.31   19.00   12.84    N.A.    29.94
WEHO  Westwood Hmstd Fin Corp of OH           15.50   2,795    43.3        15.87   10.37   15.37    0.85    N.A.    27.89
WFCO  Winton Financial Corp. of OH            15.50   1,986    30.8        16.75   11.25   15.50    0.00    N.A.    34.78
FFWD  Wood Bancorp of OH                      15.00   1,493    22.4        15.83    8.50   14.52    3.31    N.A.    32.39
YFCB  Yonkers Fin. Corp. of NY                17.12   3,141    53.8        17.25   10.00   16.75    2.21    N.A.    33.02
YFED  York Financial Corp. of PA              22.50   7,008   157.7        22.75   14.54   21.88    2.83  138.10    38.46


                                                         Current Per Share Financials
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
                                                     ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)

GRTR  The Greater New York SB of NY(8)*            0.86    0.74   11.75   11.75   187.40
TSBS  Trenton SB, FSB MHC of NJ(35.0               0.84    0.74   11.54   10.55    69.31
TRIC  Tri-County Bancorp of WY                     1.00    1.30   21.62   21.62   141.17
TWIN  Twin City Bancorp of TN                      0.70    0.97   15.83   15.83   122.49
UFRM  United FS&LA of Rocky Mount NC               0.19    0.40    6.70    6.70    88.12
UBMT  United Fin. Corp. of MT                      0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA               0.18    0.50    8.29    8.29   122.16
VFFC  Virginia First Savings of VA(8)              1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                         0.47    0.47   14.00   14.00    63.98
WSFS  WSFS Financial Corp. of DE*                  1.39    1.40    6.05    5.99   117.97
WVFC  WVS Financial Corp. of PA*                   1.64    2.04   20.50   20.50   161.14
WRNB  Warren Bancorp of Peabody MA*                1.97    1.63    9.65    9.65    95.55
WFSL  Washington FS&LA of Seattle WA               1.86    2.06   14.09   12.69   121.97
WAMU  Washington Mutual Inc. of WA*                0.67    1.99   18.28   17.25   364.45
WYNE  Wayne Bancorp of NJ                          0.40    0.40   16.85   16.85   115.77
WAYN  Wayne S&L Co. MHC of OH (47.8)               0.32    0.73   10.28   10.28   112.18
WCFB  Wbstr Cty FSB MHC of IA (45.2)               0.46    0.61   10.45   10.45    44.36
WBST  Webster Financial Corp. of CT                1.19    2.42   23.66   19.91   465.88
WEFC  Wells Fin. Corp. of Wells MN                 0.64    1.03   14.67   14.67   103.06
WCBI  WestCo Bancorp of IL                         1.37    1.76   19.49   19.49   125.17
WSTR  WesterFed Fin. Corp. of MT                   0.65    0.90   18.44   14.57   167.98
WOFC  Western Ohio Fin. Corp. of OH                0.48    0.69   23.21   21.87   173.04
WWFC  Westwood Fin. Corp. of NJ                    0.67    1.24   15.43   13.67   167.41
WEHO  Westwood Hmstd Fin Corp of OH                0.22    0.37   14.15   14.15    45.71
WFCO  Winton Financial Corp. of OH                 0.84    1.07   10.49   10.23   147.15
FFWD  Wood Bancorp of OH                           1.02    1.26   13.91   13.91   109.51
YFCB  Yonkers Fin. Corp. of NY                     0.67    0.92   13.68   13.68    89.43
YFED  York Financial Corp. of PA                   0.97    1.25   13.99   13.99   166.02

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700




                                                          Exhibit IV-1
                                              Weekly Thrift Market Line - Part Two
                                                 Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)

SAIF-Insured Thrifts(313)                    13.14    12.87    0.63    5.34    3.49       0.85    7.34       0.82  125.00    0.83
NYSE Traded Companies(8)                      6.02     5.78    0.50    7.79    4.05       0.67   11.62       1.30   76.40    1.34
AMEX Traded Companies(18)                    15.54    15.44    0.60    4.60    3.02       0.94    7.22       0.71  123.18    0.74
NASDAQ Listed OTC Companies(287)             13.21    12.93    0.63    5.31    3.51       0.85    7.22       0.81  126.93    0.82
California Companies(21)                      7.52     6.89    0.28    4.51    2.65       0.36    6.45       2.28   61.78    1.36
Florida Companies(6)                          7.94     7.53    0.90   10.91    3.82       0.82    9.69       1.50   64.74    0.79
Mid-Atlantic Companies(61)                   11.03    10.67    0.62    6.14    3.96       0.86    8.72       0.77   97.59    0.94
Mid-West Companies(151)                      14.35    14.17    0.65    5.07    3.58       0.88    6.88       0.62  143.88    0.70
New England Companies(10)                     8.48     8.08    0.41    5.03    3.36       0.64    8.28       0.58  115.43    1.01
North-West Companies(7)                      15.94    15.62    0.83    6.39    3.38       1.05    8.80       0.80   90.77    0.61
South-East Companies(45)                     15.93    15.74    0.71    5.12    3.12       0.96    6.90       0.86  121.43    0.87
South-West Companies(6)                      11.27    11.10    0.31    1.82    1.50       0.59    5.42       0.94   73.21    0.66
Western Companies (Excl CA)(6)               16.78    16.32    0.99    6.61    4.34       1.18    7.76       0.27  290.36    0.73
Thrift Strategy(247)                         14.47    14.21    0.64    4.80    3.46       0.88    6.76       0.72  129.88    0.74
Mortgage Banker Strategy(38)                  7.45     7.03    0.52    7.25    3.78       0.65    9.39       1.17   92.91    1.01
Real Estate Strategy(11)                      7.34     7.14    0.47    5.74    3.31       0.73    9.71       1.54  108.39    1.38
Diversified Strategy(12)                      7.83     7.68    1.08   13.23    4.85       1.14   14.52       1.28  118.75    1.28
Retail Banking Strategy(5)                   11.04    10.86    0.26    2.38    0.99       0.28    2.94       1.26  133.80    1.60
Companies Issuing Dividends(259)             13.32    13.05    0.68    5.79    3.84       0.91    7.79       0.68  127.95    0.79
Companies Without Dividends(54)              12.25    11.97    0.33    2.98    1.69       0.50    5.03       1.59  107.33    1.03
Equity/Assets <6%(23)                         4.96     4.62    0.41    8.00    3.93       0.59   11.78       1.77   92.26    1.12
Equity/Assets 6-12%(152)                      8.61     8.21    0.57    6.52    3.78       0.75    8.75       0.91  114.65    0.94
Equity/Assets >12%(138)                      19.09    18.96    0.72    3.70    3.13       0.98    5.19       0.55  142.31    0.66
Converted Last 3 Mths (no MHC)(8)            20.57    20.48    0.57    2.59    2.27       0.76    3.65       1.48   34.87    0.80
Actively Traded Companies(44)                 8.68     8.45    0.71    8.55    4.59       0.94   11.67       1.26  100.77    0.98
Market Value Below $20 Million(64)           15.17    15.09    0.53    3.35    2.85       0.78    5.23       0.76  124.19    0.70
Holding Company Structure(275)               13.67    13.41    0.63    5.14    3.46       0.85    7.12       0.81  122.41    0.81
Assets Over $1 Billion(63)                    7.83     7.28    0.65    8.42    4.07       0.83   11.13       1.00   93.29    1.00
Assets $500 Million-$1 Billion(50)           10.34     9.86    0.60    5.91    3.76       0.78    7.68       1.05  152.05    1.02
Assets $250-$500 Million(67)                 11.15    10.82    0.57    5.25    3.48       0.82    7.61       0.74  127.08    0.78
Assets less than $250 Million(133)           17.45    17.40    0.65    3.83    3.15       0.89    5.44       0.68  128.10    0.69
Goodwill Companies(124)                       8.97     8.36    0.59    6.69    3.89       0.78    9.05       0.83  113.00    0.90
Non-Goodwill Companies(188)                  15.87    15.82    0.65    4.46    3.23       0.89    6.25       0.81  132.80    0.78
Acquirors of FSLIC Cases(10)                  7.14     6.76    0.54    7.07    3.74       0.80   11.25       1.17   58.22    0.91

                                                         Pricing Ratios                      Dividend Data(6)
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)

SAIF-Insured Thrifts(313)                     21.43  135.22   17.01  138.39   18.77         0.36    1.70   36.53
NYSE Traded Companies(8)                      18.79  182.08   11.23  188.63   16.41         0.29    0.79   18.82
AMEX Traded Companies(18)                     22.57  122.01   19.46  123.36   17.67         0.38    2.12   44.21
NASDAQ Listed OTC Companies(287)              21.42  134.72   17.04  137.90   18.89         0.36    1.70   36.82
California Companies(21)                      18.02  147.67   10.86  151.97   19.30         0.15    0.52   13.45
Florida Companies(6)                          19.04  149.95   17.33  170.14   20.83         0.24    0.88   14.49
Mid-Atlantic Companies(61)                    21.28  137.92   14.85  143.08   17.51         0.38    1.68   38.01
Mid-West Companies(151)                       21.54  128.56   17.54  131.61   18.86         0.36    1.81   37.43
New England Companies(10)                     23.02  146.26   11.90  134.85   19.55         0.43    1.60   40.96
North-West Companies(7)                       19.50  146.16   22.17  156.65   18.61         0.35    1.40   27.42
South-East Companies(45)                      21.84  145.68   22.00  146.19   19.68         0.42    1.99   42.52
South-West Companies(6)                       23.43  122.32   12.79  129.04   18.88         0.31    1.45   50.23
Western Companies (Excl CA)(6)                22.13  136.82   20.93  143.83   19.81         0.55    2.72   57.88
Thrift Strategy(247)                          21.87  128.72   17.91  131.70   18.97         0.38    1.83   39.69
Mortgage Banker Strategy(38)                  20.32  165.18   12.45  171.21   18.32         0.33    1.20   26.44
Real Estate Strategy(11)                      15.74  157.97   11.16  160.93   16.94         0.13    0.78   14.66
Diversified Strategy(12)                      20.16  202.50   19.83  205.94   17.16         0.44    1.56   31.79
Retail Banking Strategy(5)                    19.38  121.69   12.67  125.13   18.67         0.16    1.10   16.90
Companies Issuing Dividends(259)              21.54  136.45   17.32  139.78   18.62         0.43    2.01   43.18
Companies Without Dividends(54)               20.15  128.83   15.43  131.22   19.93         0.01    0.07    1.02
Equity/Assets <6%(23)                         19.37  170.24    9.70  175.67   17.46         0.22    0.81   16.80
Equity/Assets 6-12%(152)                      20.41  148.33   13.13  154.00   17.49         0.39    1.61   35.84
Equity/Assets >12%(138)                       23.24  117.69   22.16  119.04   20.59         0.36    1.94   41.85
Converted Last 3 Mths (no MHC)(8)             27.66  112.31   23.17  112.86   23.61         0.03    0.16    5.10
Actively Traded Companies(44)                 20.04  167.37   14.60  171.04   16.86         0.49    1.71   33.00
Market Value Below $20 Million(64)            23.12  111.35   16.89  112.27   20.26         0.33    1.91   44.77
Holding Company Structure(275)                21.83  133.15   17.43  136.17   19.00         0.37    1.75   38.10
Assets Over $1 Billion(63)                    20.90  169.67   14.17  181.91   17.88         0.45    1.37   30.57
Assets $500 Million-$1 Billion(50)            18.89  149.10   15.20  154.58   18.49         0.34    1.58   39.12
Assets $250-$500 Million(67)                  21.31  136.54   15.07  137.67   17.78         0.35    1.71   33.23
Assets less than $250 Million(133)            22.77  116.16   19.85  116.76   19.86         0.34    1.88   40.79
Goodwill Companies(124)                       20.70  152.36   13.50  161.16   17.96         0.40    1.59   34.34
Non-Goodwill Companies(188)                   21.98  124.40   19.32  124.46   19.32         0.34    1.78   38.37
Acquirors of FSLIC Cases(10)                  20.16  168.27   12.29  177.20   17.54         0.38    1.35   30.06

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995.  Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 *  All thrifts are SAIF insured unless otherwise noted with an asterisk.  Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/     Reported Earnings                           NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)

BIF-Insured Thrifts(68)                      11.81    11.42    0.99   10.42    5.71       1.02   10.51       0.87  143.70    1.46
NYSE Traded Companies(3)                      7.98     6.42    0.76   10.53    5.38       0.76   10.86       2.23   29.91    1.03
AMEX Traded Companies(5)                     12.93    12.71    0.80    8.54    4.62       0.82    8.83       1.13  275.32    1.38
NASDAQ Listed OTC Companies(60)              11.93    11.60    1.02   10.60    5.84       1.05   10.65       0.78  136.41    1.49
California Companies(3)                       8.67     8.65    1.05   12.33    6.82       0.98   11.27       1.54   77.18    1.41
Mid-Atlantic Companies(18)                   12.10    11.42    0.79    8.21    4.39       0.91    8.95       0.93  126.68    1.40
Mid-West Companies(2)                        25.56    24.11    0.54    2.08    2.08       0.82    3.16       0.74   41.29    0.53
New England Companies(36)                     9.01     8.70    1.09   12.87    6.98       1.05   12.40       0.92  161.70    1.69
North-West Companies(4)                      10.40    10.03    0.96    8.97    4.55       1.05   10.89       0.17  210.94    1.07
South-East Companies(5)                      28.04    28.04    1.05    4.10    3.08       1.17    4.53       0.36  132.78    0.77
Thrift Strategy(44)                          13.42    12.97    1.00    9.42    5.40       1.01    9.29       0.85  150.16    1.39
Mortgage Banker Strategy(10)                  9.12     8.92    0.77   10.69    5.48       0.95   11.82       0.63  135.58    1.40
Real Estate Strategy(6)                       9.04     9.03    1.31   14.62    7.79       1.21   13.51       1.21  109.09    1.81
Diversified Strategy(6)                       6.58     6.05    1.05   15.06    6.83       1.13   16.67       0.93  161.39    1.87
Retail Banking Strategy(2)                    6.30     6.03    0.28    4.48    3.75       0.27    4.28       0.83   76.33    0.80
Companies Issuing Dividends(57)              11.33    10.91    0.98   10.32    5.68       1.01   10.44       0.83  146.01    1.43
Companies Without Dividends(11)              14.81    14.62    1.03   11.05    5.95       1.08   10.91       1.16  124.27    1.61
Equity/Assets <6%(5)                          5.37     5.21    0.73   13.14    5.65       0.80   14.68       1.38   73.28    1.57
Equity/Assets 6-12%(45)                       8.39     7.89    1.04   12.58    6.79       1.02   12.23       0.99  128.97    1.58
Equity/Assets >12%(18)                       21.54    21.37    0.92    4.61    3.16       1.08    5.37       0.49  190.35    1.14
Actively Traded Companies(24)                 8.69     8.30    1.11   13.07    7.09       1.10   13.03       0.84  150.58    1.58
Market Value Below $20 Million(7)            18.50    18.03    0.68    4.77    3.82       0.84    5.36       1.02   68.50    1.04
Holding Company Structure(45)                13.24    12.87    1.03    9.86    5.39       1.08   10.16       0.70  151.66    1.50
Assets Over $1 Billion(18)                    9.25     8.60    0.98   11.84    5.74       1.08   12.81       0.99  140.39    1.49
Assets $500 Million-$1 Billion(15)            9.64     9.09    1.06   11.51    6.40       1.03   11.05       1.02  127.70    1.67
Assets $250-$500 Million(19)                 10.90    10.74    0.96   10.64    6.05       0.94   10.34       0.69  156.95    1.53
Assets less than $250 Million(16)            17.16    16.95    0.96    7.85    4.76       1.02    7.90       0.83  146.52    1.17
Goodwill Companies(32)                        9.20     8.40    0.87   10.60    5.77       0.93   11.01       1.11  118.49    1.50
Non-Goodwill Companies(35)                   14.25    14.25    1.10   10.26    5.66       1.10   10.03       0.65  167.85    1.42

                                                          Pricing Ratios                      Dividend Data(6)

                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs

BIF-Insured Thrifts(68)                        16.01  159.07   17.83  159.92   16.95         0.48    1.79   28.73
NYSE Traded Companies(3)                       18.70  181.91   14.70  170.84   18.69         0.39    0.78   15.42
AMEX Traded Companies(5)                       16.74  156.69   18.25  162.27   15.54         0.61    2.39   33.67
NASDAQ Listed OTC Companies(60)                15.76  157.86   17.98  159.15   16.93         0.47    1.79   29.29
California Companies(3)                        14.82  159.37   13.71  159.62   16.39         0.00    0.00    0.00
Mid-Atlantic Companies(18)                     18.46  157.99   18.59  152.48   18.86         0.48    1.74   36.36
Mid-West Companies(2)                           0.00   88.43   22.60   93.75    0.00         0.00    0.00    0.00
New England Companies(36)                      14.39  166.86   14.90  169.99   15.01         0.52    2.13   29.74
North-West Companies(4)                        18.97  176.99   20.07  181.99   19.78         0.49    1.57   27.78
South-East Companies(5)                        22.59  120.05   32.84  120.05   24.53         0.60    1.55   27.78
Thrift Strategy(44)                            16.37  150.19   19.05  153.92   17.41         0.52    1.91   32.06
Mortgage Banker Strategy(10)                   16.57  178.31   15.99  183.52   17.28         0.36    1.50   15.21
Real Estate Strategy(6)                        13.31  172.95   15.64  173.08   14.15         0.18    1.19   14.44
Diversified Strategy(6)                        13.13  202.24   14.91  169.87   13.32         0.58    1.63   22.80
Retail Banking Strategy(2)                     26.69  119.53    7.53  124.87   27.94         0.64    2.69   71.91
Companies Issuing Dividends(57)                16.39  160.04   17.68  162.98   17.09         0.55    2.08   34.08
Companies Without Dividends(11)                12.84  153.34   18.73  140.69   15.96         0.00    0.00    0.00
Equity/Assets <6%(5)                           14.59  212.01   13.37  199.24   16.41         0.42    1.26   17.68
Equity/Assets 6-12%(45)                        14.97  168.52   14.27  172.31   15.45         0.50    1.96   27.70
Equity/Assets >12%(18)                         21.22  125.16   27.40  126.57   22.02         0.43    1.54   34.60
Actively Traded Companies(24)                  14.05  170.05   15.09  172.40   14.76         0.54    1.96   27.72
Market Value Below $20 Million(7)              21.46  111.67   19.39  116.74   23.04         0.31    1.67   39.43
Holding Company Structure(45)                  16.51  157.68   19.72  157.87   17.38         0.50    1.85   28.75
Assets Over $1 Billion(18)                     17.04  187.54   18.28  180.67   17.64         0.56    1.70   25.44
Assets $500 Million-$1 Billion(15)             14.38  163.43   15.29  173.53   15.39         0.50    1.91   26.02
Assets $250-$500 Million(19)                   14.60  155.42   15.90  158.44   14.80         0.42    1.80   27.54
Assets less than $250 Million(16)              18.31  132.48   21.51  135.01   19.92         0.43    1.78   34.99
Goodwill Companies(32)                         16.44  165.64   15.07  168.66   17.25         0.51    1.84   28.35
Non-Goodwill Companies(35)                     15.56  152.73   20.41  152.73   16.66         0.45    1.75   29.07

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                     11.58    11.32    0.56    4.93    2.65       0.85    7.73       0.50  172.73    0.73
BIF-Insured Thrifts(2)                        9.94     9.94    0.56    6.88    2.35       0.61    6.84       1.85   82.27    1.77
NASDAQ Listed OTC Companies(23)              11.42    11.19    0.56    5.12    2.62       0.83    7.64       0.67  161.43    0.85
Florida Companies(3)                          9.42     9.29    0.65    6.89    3.31       0.93    9.79       0.44  122.12    0.77
Mid-Atlantic Companies(10)                   12.03    11.57    0.48    3.65    2.02       0.76    6.22       0.87  179.29    0.96
Mid-West Companies(7)                        11.69    11.67    0.51    4.79    2.85       0.83    7.90       0.37  165.19    0.52
New England Companies(1)                      8.41     8.40    1.10   13.64    4.63       0.88   10.87       0.90  121.39    1.60
South-East Companies(1)                      13.29    13.29    0.75    6.48    2.60       1.06    9.13       0.00    0.00    1.01
Thrift Strategy(21)                          11.57    11.33    0.53    4.67    2.52       0.83    7.47       0.65  164.09    0.80
Diversified Strategy(1)                       8.41     8.40    1.10   13.64    4.63       0.88   10.87       0.90  121.39    1.60
Companies Issuing Dividends(23)              11.42    11.19    0.56    5.12    2.62       0.83    7.64       0.67  161.43    0.85
Equity/Assets 6-12%(15)                       9.11     8.86    0.47    5.43    2.66       0.76    8.40       0.74  114.20    0.96
Equity/Assets >12%(8)                        15.70    15.50    0.72    4.55    2.54       0.96    6.22       0.45  303.10    0.62
Actively Traded Companies(1)                  9.19     8.15    0.51    5.44    2.42       0.90    9.61       0.61   88.82    1.05
Holding Company Structure(1)                  9.19     8.15    0.51    5.44    2.42       0.90    9.61       0.61   88.82    1.05
Assets Over $1 Billion(5)                     8.69     8.08    0.70    7.95    3.23       0.92   10.33       0.67  117.58    1.17
Assets $500 Million-$1 Billion(4)            12.23    11.73    0.79    5.67    3.20       0.92    7.11       0.55   67.73    0.57
Assets $250-$500 Million(4)                   9.96     9.95    0.52    5.70    3.35       0.83    9.11       0.28  457.02    0.42
Assets less than $250 Million(10)            13.54    13.54    0.41    2.86    1.65       0.73    5.42       0.98   84.13    0.91
Goodwill Companies(9)                         9.63     9.05    0.71    7.07    3.13       0.89    9.21       0.56  133.37    0.93
Non-Goodwill Companies(14)                   12.61    12.61    0.46    3.82    2.28       0.78    6.59       0.77  189.48    0.78
MHC Institutions(23)                         11.42    11.19    0.56    5.12    2.62       0.83    7.64       0.67  161.43    0.85


                                                          Pricing Ratios                      Dividend Data(6)
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. MHC Institutions

SAIF-Insured Thrifts(21)                       23.39  176.32   20.06  177.76   23.36         0.68    2.95   63.11
BIF-Insured Thrifts(2)                         21.62  180.65   22.01  180.65   27.12         0.52    2.36   50.38
NASDAQ Listed OTC Companies(23)                23.03  176.55   20.26  177.92   23.60         0.66    2.89   61.29
Florida Companies(3)                           26.21  195.52   18.04  173.64   21.95         1.03    3.50   72.54
Mid-Atlantic Companies(10)                     24.70  172.80   20.39  182.31   24.79         0.43    2.25   56.12
Mid-West Companies(7)                          16.42  169.53   19.70  169.82   21.71         0.70    3.50   68.88
New England Companies(1)                       21.62    0.00   23.29    0.00   27.12         0.67    2.33   50.38
South-East Companies(1)                         0.00  195.53   25.98  195.53   27.30         1.40    3.64    0.00
Thrift Strategy(21)                            23.39  176.55   20.10  177.92   23.36         0.66    2.92   63.11
Diversified Strategy(1)                        21.62    0.00   23.29    0.00   27.12         0.67    2.33   50.38
Companies Issuing Dividends(23)                23.03  176.55   20.26  177.92   23.60         0.66    2.89   61.29
Equity/Assets 6-12%(15)                        22.62  182.17   17.15  183.39   22.36         0.64    2.69   64.56
Equity/Assets >12%(8)                          24.70  166.91   26.02  169.32   26.31         0.70    3.25   41.67
Actively Traded Companies(1)                    0.00  219.23   20.16  247.40   23.36         0.48    1.68   69.57
Holding Company Structure(1)                    0.00  219.23   20.16  247.40   23.36         0.48    1.68   69.57
Assets Over $1 Billion(5)                      22.21  210.51   19.46  223.33   23.20         0.69    2.30   62.41
Assets $500 Million-$1 Billion(4)              27.17  175.18   21.42  181.32   25.52         0.68    3.00   41.67
Assets $250-$500 Million(4)                    16.42  172.09   17.02  172.53   20.82         0.69    3.20   68.88
Assets less than $250 Million(10)               0.00  162.31   21.94  162.31   25.45         0.62    3.05    0.00
Goodwill Companies(9)                          23.04  199.94   19.90  207.95   24.33         0.63    2.33   60.31
Non-Goodwill Companies(14)                     23.02  162.90   20.49  162.90   22.87         0.68    3.26   67.16
MHC Institutions(23)                           23.03  176.55   20.26  177.92   23.60         0.66    2.89   61.29

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement. (7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *  All thrifts are SAIF insured unless otherwise noted with an asterisk.  Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NYSE Traded Companies

AHM   Ahmanson and Co. H.F. of CA             3.94     3.32    0.28    6.87    2.77       0.57   13.69       1.90   42.90    1.25
CSA   Coast Savings Financial of CA           4.96     4.89    0.16    3.19    1.52       0.50   10.10       1.40   65.70    1.37
CFB   Commercial Federal Corp. of NE          5.92     5.27    0.64   10.83    5.10       0.91   15.46       1.01   70.94    0.96
DME   Dime Bancorp, Inc. of NY*               5.71     5.65    0.57   10.83    5.33       0.73   13.89       1.57   31.98    0.85
DSL   Downey Financial Corp. of CA            7.30     7.19    0.45    5.74    3.67       0.76    9.71       0.95   55.76    0.58
FRC   First Republic Bancorp of CA*           7.41     7.41    0.66   10.88    5.90       0.58    9.66        NA      NA     0.94
FED   FirstFed Fin. Corp. of CA               4.72     4.67    0.24    5.25    2.79       0.48   10.38       1.39  134.39    2.46
GLN   Glendale Fed. Bk, FSB of CA             5.66     5.26    0.22    3.99    2.26       0.55   10.01       1.66   64.79    1.45
GDW   Golden West Fin. Corp. of CA            6.26     6.26    1.01   15.84    7.84       1.24   19.40       1.31   42.43    0.68
GPT   GreenPoint Fin. Corp. of NY*           10.80     6.19    1.05    9.89    4.90       0.96    9.03       2.89   27.84    1.30
WES   Westcorp Inc. of Orange CA              9.39     9.36    0.99   10.57    6.41       0.39    4.18       0.74  134.25    1.95


AMEX Traded Companies

ANA   Acadiana Bancshares of LA*             17.81    17.81    0.31    2.70    1.34       0.33    2.79       0.51  192.62    1.37
BKC   American Bank of Waterbury CT*          7.98     7.62    1.27   15.19    7.95       1.10   13.13       1.81   48.13    1.45
BFD   BostonFed Bancorp of MA                 8.90     8.60    0.47    4.33    3.24       0.65    5.95        NA      NA     0.74
CFX   CFX Corp of NH*                         7.67     7.15    0.90   10.54    4.66       1.13   13.27        NA      NA     1.23
CZF   Citisave Fin. Corp. of LA(8)           16.62    16.62    0.50    3.00    1.96       0.77    4.58       0.20   46.05    0.15
CBK   Citizens First Fin.Corp. of IL         14.64    14.64    0.27    1.97    1.54       0.58    4.18       0.54   35.90    0.24
ESX   Essex Bancorp of VA(8)                  0.07    -0.05   -3.47     NM      NM       -1.73     NM        3.23   40.63    1.50
FCB   Falmouth Co-Op Bank of MA*             24.45    24.45    0.85    3.46    2.97       0.82    3.32       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.47    12.47   -0.27   -3.69   -1.55       0.42    5.80        NA      NA     1.06
GAF   GA Financial Corp. of PA               17.26    17.08    1.07    5.21    4.53       1.35    6.56       0.12  132.49    0.43
KNK   Kankakee Bancorp of IL                 10.68    10.00    0.61    5.97    5.14       0.78    7.67       1.06   64.54    1.01
KYF   Kentucky First Bancorp of KY           16.11    16.11    0.80    3.99    4.31       1.06    5.27       0.14  295.31    0.77
NYB   New York Bancorp, Inc. of NY            5.06     5.06    1.31   24.76    5.82       1.55   29.27       1.22   48.76    0.97
PDB   Piedmont Bancorp of NC                 16.97    16.97   -0.31   -1.27   -1.28       0.79    3.28       0.91   71.58    0.79
PLE   Pinnacle Bank of AL                     7.73     7.48    0.58    7.39    4.80       0.88   11.08       1.53   39.16    0.87
SSB   Scotland Bancorp of NC                 36.68    36.68    1.46    4.01    3.38       1.78    4.88        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.30       0.27    1.89       0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.83       0.51    2.77        NA      NA      NA
SSM   Stone Street Bancorp of NC             35.85    35.85    1.67    4.76    4.52       1.94    5.52       0.18  274.87    0.62
TSH   Teche Holding Company of LA            13.30    13.30    0.73    5.04    4.27       1.01    6.94       0.27  303.33    0.97
FTF   Texarkana Fst. Fin. Corp of AR         16.03    16.03    1.39    7.82    6.02       1.73    9.72       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.75       0.82    5.68       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.73     6.53    0.69   10.79    6.17       0.75   11.65       2.13   54.09    1.87
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.71       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies

FBCV  1st Bancorp of Vincennes IN             7.97     7.79    0.24    2.95    2.70       0.03    0.42       0.94   45.77    0.66
AFED  AFSALA Bancorp, Inc. of NY             13.68    13.68    0.59    4.34    4.00       0.59    4.34        NA      NA      NA
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     7.98    0.81    8.74    5.67       1.01   10.91       0.91   78.77    0.99
AMFC  AMB Financial Corp. of IN              16.30    16.30    0.69    3.72    3.67       0.87    4.67       0.58   64.22    0.50
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.09       0.88    4.40       1.58   50.98    1.22
ABBK  Abington Savings Bank of MA*            6.87     6.16    0.77   11.55    6.66       0.67   10.04       0.30  133.04    0.64
AABC  Access Anytime Bancorp of NM            6.80     6.80   -0.59  -11.37   -8.31      -0.23   -4.42       1.60   29.31    0.92
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    3.45    2.30       0.79    7.00       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 8.83     8.19    0.35    3.80    2.70       0.86    9.43       0.44  128.03    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.77     9.71    0.93    9.39    5.97       1.07   10.83       0.39  191.75    1.20
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.93       0.38    3.93        NA      NA     0.65
ABCL  Allied Bancorp of IL                    9.31     9.19    0.42    4.89    2.02       0.71    8.23       0.15  257.09    0.53
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.17       0.19    1.87       2.84   23.48    0.93



                                                            Pricing Ratios                      Dividend Data(6)
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NYSE Traded Companies

AHM   Ahmanson and Co. H.F. of CA                  NM      NM    10.48     NM    18.15         0.88    1.68   60.69
CSA   Coast Savings Financial of CA                NM   204.95   10.16  207.79   20.78         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE             19.60  205.37   12.16  230.77   13.73         0.28    0.72   14.07
DME   Dime Bancorp, Inc. of NY*                  18.75  195.57   11.16  197.51   14.61         0.16    0.81   15.09
DSL   Downey Financial Corp. of CA               27.23  152.67   11.15  154.95   16.11         0.32    1.40   38.10
FRC   First Republic Bancorp of CA*              16.94  144.07   10.68  144.16   19.10         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                    NM   184.28    8.71  186.61   18.09         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                  NM   166.09    9.40  178.57   17.64         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA               12.76  196.43   12.31  196.43   10.42         0.44    0.53    6.72
GPT   GreenPoint Fin. Corp. of NY*               20.42  206.10   22.27     NM    22.38         1.00    1.53   31.15
WES   Westcorp Inc. of Orange CA                 15.60  164.78   15.47  165.32     NM          0.40    1.99   31.01


AMEX Traded Companies

ANA   Acadiana Bancshares of LA*                   NM   125.41   22.33  125.41     NM          0.36    1.67     NM
BKC   American Bank of Waterbury CT*             12.58  186.64   14.89  195.27   14.56         1.44    3.79   47.68
BFD   BostonFed Bancorp of MA                      NM   140.27   12.48  145.22   22.44         0.28    1.42   43.75
CFX   CFX Corp of NH*                            21.44  195.87   15.02  210.12   17.04         0.88    4.41     NM
CZF   Citisave Fin. Corp. of LA(8)                 NM   157.30   26.15  157.30     NM          0.40    1.96     NM
CBK   Citizens First Fin.Corp. of IL               NM   113.96   16.69  113.96     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                       NM      NM     0.91     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                   NM   115.36   28.21  115.36     NM          0.20    1.14   38.46
FAB   FirstFed America Bancorp of MA               NM   129.15   16.10  129.15     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                   22.06  123.33   21.29  124.62   17.52         0.48    2.69   59.26
KNK   Kankakee Bancorp of IL                     19.45  114.10   12.18  121.87   15.14         0.48    1.63   31.79
KYF   Kentucky First Bancorp of KY               23.23  113.35   18.26  113.35   17.59         0.50    4.06     NM
NYB   New York Bancorp, Inc. of NY               17.19     NM    21.16     NM    14.54         0.60    1.93   33.15
PDB   Piedmont Bancorp of NC                       NM   149.66   25.39  149.66     NM          0.40    3.66     NM
PLE   Pinnacle Bank of AL                        20.83  151.38   11.70  156.44   13.89         0.80    3.05   63.49
SSB   Scotland Bancorp of NC                     29.55  118.27   43.38  118.27   24.25         0.30    1.85   54.55
SZB   SouthFirst Bancshares of AL                  NM   105.88   14.80  105.88     NM          0.50    2.99     NM
SRN   Southern Banc Company of AL                  NM   109.22   18.45  110.37     NM          0.35    2.22     NM
SSM   Stone Street Bancorp of NC                 22.10  105.60   37.85  105.60   19.03         0.45    2.06   45.45
TSH   Teche Holding Company of LA                23.44  123.11   16.38  123.11   17.05         0.50    2.67   62.50
FTF   Texarkana Fst. Fin. Corp of AR             16.60  141.20   22.63  141.20   13.36         0.56    2.64   43.75
THR   Three Rivers Fin. Corp. of MI              26.64  106.77   14.69  106.77   18.47         0.36    2.22   59.02
TBK   Tolland Bank of CT*                        16.21  160.18   10.78  165.19   15.02         0.15    0.92   14.85
WSB   Washington SB, FSB of MD                   21.23  126.14   10.47  126.14   14.48         0.10    1.57   33.33


NASDAQ Listed OTC Companies

FBCV  1st Bancorp of Vincennes IN                  NM   108.28    8.63  110.73     NM          0.40    1.19   43.96
AFED  AFSALA Bancorp, Inc. of NY                 25.00  108.54   14.85  108.54   25.00         0.16    1.05   26.23
ALBK  ALBANK Fin. Corp. of Albany NY             17.63  152.51   14.03  175.78   14.11         0.60    1.57   27.65
AMFC  AMB Financial Corp. of IN                  27.27  104.97   17.11  104.97   21.74         0.24    1.60   43.64
ASBP  ASB Financial Corp. of OH                    NM   126.20   19.85  126.20   22.14         0.40    3.17     NM
ABBK  Abington Savings Bank of MA*               15.03  166.57   11.45  185.94   17.30         0.40    1.34   20.20
AABC  Access Anytime Bancorp of NM                 NM   107.08    7.28  107.08     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                   NM   103.32   15.96  103.32   21.48         0.32    2.10     NM
AADV  Advantage Bancorp of WI                      NM   143.27   12.66  154.62   14.93         0.40    1.00   37.04
AFCB  Affiliated Comm BC, Inc of MA              16.75  151.32   14.78  152.27   14.53         0.48    1.99   33.33
ALBC  Albion Banc Corp. of Albion NY               NM   100.00    8.90  100.00   25.40         0.31    1.31     NM
ABCL  Allied Bancorp of IL                         NM   136.58   12.72  138.40   29.48         0.65    2.08     NM
ATSB  AmTrust Capital Corp. of IN                  NM    91.92    9.35   92.93     NM          0.20    1.58   50.00

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

AHCI  Ambanc Holding Co., Inc. of NY*        12.72    12.72   -0.62   -4.16   -4.06      -0.62   -4.16       1.06   72.94    1.47
ASBI  Ameriana Bancorp of IN                 10.85    10.84    0.60    5.40    3.84       0.86    7.77       0.43   63.58    0.38
AFFFZ America First Fin. Fund of CA(8)        8.28     8.16    1.42   19.23   13.47       1.74   23.53       0.40   81.55    0.49
AMFB  American Federal Bank of SC(8)          8.99     8.38    1.10   13.34    3.63       1.37   16.50       0.44  193.22    1.30
ANBK  American Nat'l Bancorp of MD(8)         9.15     9.15    0.15    1.44    0.96       0.54    5.14       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.25     6.13    0.76   12.01    5.89       0.99   15.68       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.09   14.05    8.16       1.13   14.50       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.60     6.32    0.52    6.53    3.67       0.77    9.67       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               8.25     8.25   -0.71   -7.35   -8.49      -1.34  -13.86       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.40    10.40    1.26   11.92    7.24       1.20   11.39       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   4.92     4.91   -0.35   -6.90   -5.31      -0.04   -0.77       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             15.30    15.30    0.74    4.25    4.07       0.53    3.03       0.03  458.70    0.20
BANC  BankAtlantic Bancorp of FL              5.50     4.48    0.93   14.39    7.13       0.71   11.01        NA      NA     1.39
BKUNA BankUnited SA of FL                     4.46     3.59    0.18    3.57    2.10       0.35    6.97       0.60   28.73    0.21
BKCO  Bankers Corp. of NJ(8)*                 7.78     7.66    1.10   13.29    7.03       1.18   14.20       1.14   26.36    0.50
BVCC  Bay View Capital Corp. of CA            6.31     6.00    0.38    6.13    3.56       0.64   10.37        NA      NA     1.51
BFSB  Bedford Bancshares of VA               14.32    14.32    1.05    7.12    4.69       1.35    9.09       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.23       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT*                      9.54     9.54    1.14   12.65    6.28       1.11   12.24       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              10.87    10.87   -0.24   -2.42   -2.88       0.12    1.25       2.42   41.50    1.19
CBCO  CB Bancorp of Michigan City IN(8)       9.18     9.18    1.10   11.76    5.69       1.24   13.30        NA      NA      NA
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.94       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              14.32    14.32    0.26    1.47    1.46       0.43    2.41       0.34  189.90    0.79
CENF  CENFED Financial Corp. of CA            5.10     5.10    0.49    9.62    5.48       0.71   14.09       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.75    9.50    4.44       1.00   12.75       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.68    23.68    1.31    5.12    4.20       1.29    5.05       1.48   12.02    0.20
CNSB  CNS Bancorp of MO                      24.82    24.82    0.53    2.41    1.85       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*         25.56    24.11    0.54    2.08    2.08       0.82    3.16       0.74   41.29    0.53
CBCI  Calumet Bancorp of Chicago IL          15.94    15.94    1.11    6.86    6.46       1.44    8.89        NA      NA     1.57
CAFI  Camco Fin. Corp. of OH                  9.69     8.91    0.75    8.51    4.98       0.88   10.05       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO               22.95    22.95    1.12    4.46    4.28       1.39    5.56       0.60  135.41    0.95
CAPS  Capital Savings Bancorp of MO           8.66     8.66    0.65    7.16    4.67       0.92   10.23       0.26  116.53    0.38
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    3.66       1.05    4.36       0.28  133.67    0.54
CNY   Carver Bancorp, Inc. of NY              8.06     7.72   -0.47   -5.07   -6.20      -0.03   -0.33       1.53   34.62    1.12
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.48    4.88       0.58    9.45       0.59  142.60    1.02
CATB  Catskill Fin. Corp. of NY*             26.98    26.98    1.42    6.14    5.17       1.44    6.22       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.02     6.40    0.74   10.48    6.26       0.68    9.75       0.65   85.28    0.87
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.20       0.90    8.90        NA      NA     1.23
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.60       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.14    12.40    0.96    5.92    3.96       1.22    7.52       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.78     6.30    0.97   14.40    5.01       1.23   18.29       0.27  164.80    0.73
CNBA  Chester Bancorp of IL                  22.21    22.21    1.09    4.90    4.81       1.09    4.90       0.25  107.12    0.70
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    3.80       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.33     5.64    0.55    8.47    4.06       0.79   12.27       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.56    3.08    3.16       0.77    4.25       0.82   74.44    0.97
CMSB  Cmnwealth Bancorp of PA                 9.56     7.35    0.56    5.51    4.09       0.72    7.00       0.50   86.40    0.79
COVB  CoVest Bancshares of IL                 8.94     8.51    0.16    1.78    1.43       0.43    4.89       0.23  118.11    0.43
CBSA  Coastal Bancorp of Houston TX           3.42     2.89    0.26    7.88    4.89       0.44   13.16        NA      NA     0.51
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    0.90   14.66    3.42       0.99   16.14       0.26  350.59    1.14
COFD  Collective Bancorp Inc. of NJ(8)        7.00     6.33    0.95   13.58    4.71       1.15   16.46       0.43   55.58    0.45
CMSV  Commty. Svgs, MHC of FL (48.5)         11.23    11.23    0.63    5.46    3.38       0.96    8.22       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*      7.13     7.13    0.93   13.02    5.17       0.75   10.49       0.49  141.22    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.31    3.83       1.70    5.13       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.91    13.91    1.07    7.68    6.11       1.34    9.66       0.40  153.55    0.69
CFBC  Community First Bnkg Co. of GA         16.42    16.42    0.25    1.52    1.24       0.49    2.96        NA      NA     0.87
CIBI  Community Inv. Bancorp of OH           11.51    11.51    0.67    5.51    4.55       1.00    8.19       0.72   65.53    0.62


                                                          Pricing Ratios                      Dividend Data(6)
                                                                      Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

AHCI  Ambanc Holding Co., Inc. of NY*            NM   115.52   14.70  115.52     NM          0.20    1.25     NM
ASBI  Ameriana Bancorp of IN                   26.03  142.00   15.40  142.11   18.10         0.60    3.16     NM
AFFFZ America First Fin. Fund of CA(8)          7.42  131.36   10.88  133.27    6.07         1.60    4.05   30.08
AMFB  American Federal Bank of SC(8)           27.56     NM    31.41     NM    22.28         0.48    1.29   35.56
ANBK  American Nat'l Bancorp of MD(8)            NM   160.18   14.66  160.18   29.04         0.12    0.61   63.16
ABCW  Anchor Bancorp Wisconsin of WI           16.96  200.50   12.54  204.50   13.00         0.64    1.22   20.78
ANDB  Andover Bancorp, Inc. of MA*             12.25  162.90   13.14  162.90   11.87         0.68    2.20   26.98
ASFC  Astoria Financial Corp. of NY            27.23  174.98   13.30  210.31   18.40         0.60    1.23   33.52
AVND  Avondale Fin. Corp. of IL                  NM    96.57    7.97   96.57     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*               13.81  165.08   17.17  165.08   14.45         1.00    3.60   49.75
BPLS  Bank Plus Corp. of CA                      NM   133.67    6.57  133.97     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI               24.58  114.90   17.58  114.90     NM          0.28    1.93   47.46
BANC  BankAtlantic Bancorp of FL               14.02  189.87   10.45  233.29   18.32         0.12    0.74   10.43
BKUNA BankUnited SA of FL                        NM   136.43    6.09  169.78   24.39         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                  14.22  181.70   14.14  184.60   13.30         0.64    2.21   31.37
BVCC  Bay View Capital Corp. of CA             28.05  178.18   11.24  187.42   16.58         0.32    1.21   34.04
BFSB  Bedford Bancshares of VA                 21.34  150.09   21.49  150.09   16.72         0.56    2.26   48.28
BFFC  Big Foot Fin. Corp. of IL                  NM   121.13   20.57  121.13     NM          0.00    0.00    0.00
BSBC  Branford SB of CT*                       15.94  191.47   18.26  191.47   16.47         0.08    1.62   25.81
BYFC  Broadway Fin. Corp. of CA                  NM    75.39    8.20   75.39     NM          0.20    1.86     NM
CBCO  CB Bancorp of Michigan City IN(8)        17.59  195.09   17.91  195.09   15.56         0.00    0.00    0.00
CBES  CBES Bancorp of MO                       25.36  102.46   18.84  102.46   20.35         0.40    2.29   57.97
CCFH  CCF Holding Company of GA                  NM   118.97   17.03  118.97     NM          0.55    3.21     NM
CENF  CENFED Financial Corp. of CA             18.24  167.41    8.54  167.66   12.45         0.36    1.07   19.46
CFSB  CFSB Bancorp of Lansing MI               22.54  214.04   16.33  214.04   16.80         0.60    2.28   51.28
CKFB  CKF Bancorp of Danville KY               23.81  130.04   30.80  130.04   24.10         0.50    2.50   59.52
CNSB  CNS Bancorp of MO                          NM   113.71   28.22  113.71     NM          0.20    1.19   64.52
CSBF  CSB Financial Group Inc of IL*             NM    88.43   22.60   93.75     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL            15.48  109.42   17.44  109.42   11.95         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   20.07  132.51   12.84  144.05   17.00         0.49    2.60   52.13
CMRN  Cameron Fin. Corp. of MO                 23.38  106.38   24.42  106.38   18.75         0.28    1.56   36.36
CAPS  Capital Savings Bancorp of MO            21.43  151.52   13.12  151.52   15.00         0.24    1.45   31.17
CFNC  Carolina Fincorp of NC*                  27.31  127.51   30.23  127.51   29.10         0.24    1.35   36.92
CNY   Carver Bancorp, Inc. of NY                 NM    82.99    6.69   86.69     NM          0.20    1.63     NM
CASB  Cascade SB of Everett WA(8)              20.49  147.58    9.11  147.58   16.23         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               19.35  110.54   29.82  110.54   19.12         0.28    1.72   33.33
CNIT  Cenit Bancorp of Norfolk VA              15.97  167.34   11.74  183.54   17.16         1.00    1.98   31.55
CEBK  Central Co-Op. Bank of MA*               13.89  117.16   12.25  131.58   13.70         0.32    1.60   22.22
CENB  Century Bancshares of NC*                17.87  104.75   31.36  104.75   17.66         2.00    2.60   46.40
CBSB  Charter Financial Inc. of IL             25.22  159.41   22.54  181.69   19.85         0.32    1.49   37.65
COFI  Charter One Financial of OH              19.96     NM    18.98     NM    15.72         1.00    1.73   34.60
CNBA  Chester Bancorp of IL                    20.77  101.72   22.59  101.72   20.77         0.24    1.63   33.80
CVAL  Chester Valley Bancorp of PA             26.29  179.80   15.39  179.80   17.87         0.44    1.92   50.57
CTZN  CitFed Bancorp of Dayton OH              24.64  200.88   12.72  225.53   17.01         0.36    0.83   20.45
CLAS  Classic Bancshares of KY                   NM    97.14   14.30  115.11   22.98         0.28    1.96   62.22
CMSB  Cmnwealth Bancorp of PA                  24.43  130.86   12.52  170.34   19.26         0.28    1.71   41.79
COVB  CoVest Bancshares of IL                    NM   132.95   11.88  139.51   25.59         0.40    1.84     NM
CBSA  Coastal Bancorp of Houston TX            20.47  155.37    5.32  183.96   12.25         0.48    1.57   32.21
CFCP  Coastal Fin. Corp. of SC                 29.21     NM    24.88     NM    26.53         0.36    1.38   40.45
COFD  Collective Bancorp Inc. of NJ(8)         21.22     NM    19.31     NM    17.51         1.00    1.92   40.82
CMSV  Commty. Svgs, MHC of FL (48.5)           29.63  159.47   17.90  159.47   19.67         0.90    3.75     NM
CBNH  Community Bankshares Inc of NH(8)*       19.35  239.60   17.09  239.60   24.02         0.64    1.61   31.07
CFTP  Community Fed. Bancorp of MS             26.10  110.04   36.89  110.04   21.91         0.30    1.69   44.12
CFFC  Community Fin. Corp. of VA               16.36  121.58   16.92  121.58   13.01         0.56    2.52   41.18
CFBC  Community First Bnkg Co. of GA             NM   122.92   20.18  122.92     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH             21.97  122.67   14.12  122.67   14.80         0.32    2.21   48.48

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

COOP  Cooperative Bk.for Svgs. of NC          7.49     7.49   -0.89  -10.79   -7.26       0.13    1.60       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         27.84    27.84    1.02    3.37    3.82       1.28    4.24       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.81     5.74    0.63   10.92    5.56       0.85   14.80       0.34  198.09    0.93
DFIN  Damen Fin. Corp. of Chicago IL         20.16    20.16    0.71    3.13    3.46       0.89    3.93       0.20   76.94    0.38
DCBI  Delphos Citizens Bancorp of OH         28.34    28.34    1.27    6.07    3.73       1.27    6.07       0.10   93.46    0.13
DIME  Dime Community Bancorp of NY           15.41    13.23    0.93    6.19    4.52       1.03    6.90       0.82   97.78    1.45
DIBK  Dime Financial Corp. of CT*             7.83     7.54    1.85   22.66    9.32       1.91   23.35       0.46  337.58    3.23
EGLB  Eagle BancGroup of IL                  12.10    12.10   -0.21   -1.92   -1.64       0.12    1.14       1.48   35.83    0.76
EBSI  Eagle Bancshares of Tucker GA           8.71     8.71    0.59    6.82    4.61       0.80    9.29       0.88   65.80    0.84
EGFC  Eagle Financial Corp. of CT             6.90     5.19    0.58    8.17    4.03       0.78   10.91       0.44  110.50    0.86
ETFS  East Texas Fin. Serv. of TX            19.03    19.03    0.32    1.71    1.94       0.65    3.43       0.17  141.97    0.50
EMLD  Emerald Financial Corp of OH            7.51     7.38    0.69    8.89    5.08       0.89   11.37        NA      NA     0.35
EIRE  Emerald Island Bancorp, MA*             6.96     6.96    0.81   11.98    7.18       0.86   12.66       0.40  151.40    0.89
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.37       1.09    3.12        NA      NA     0.47
EFBI  Enterprise Fed. Bancorp of OH          12.67    12.65    0.68    4.72    3.80       0.75    5.16       0.01     NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.07     5.07    0.48    9.33    5.68       0.76   14.93       1.07   19.82    0.31
FFFG  F.F.O. Financial Group of FL(8)         6.41     6.41    0.52    8.41    4.00       0.85   13.72       3.17   55.02    2.47
FCBF  FCB Fin. Corp. of Neenah WI            17.49    17.49    0.92    5.19    3.70       1.08    6.14       0.15  347.77    0.62
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    4.00       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.82       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            14.48    14.48    0.69    4.30    3.71       1.01    6.30       0.19  163.65    0.44
FFFC  FFVA Financial Corp. of VA             12.98    12.69    1.08    7.35    4.31       1.34    9.09       0.18  318.63    0.98
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.74    6.89       1.11   10.86       0.22  150.42    0.48
FFYF  FFY Financial Corp. of OH              14.10    14.10    0.89    5.44    4.62       1.27    7.80       0.72   73.17    0.69
FMCO  FMS Financial Corp. of NJ               6.29     6.16    0.64    9.90    5.42       0.97   15.10       1.06   48.60    0.92
FFHH  FSF Financial Corp. of MN              11.77    11.77    0.64    4.76    4.17       0.83    6.11       0.03  636.64    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.61    11.06    0.69    5.80    4.71       0.98    8.26       0.40  101.18    0.93
FBCI  Fidelity Bancorp of Chicago IL         10.19    10.16    0.53    4.92    4.09       0.75    7.05       0.80   21.76    0.22
FSBI  Fidelity Bancorp, Inc. of PA            6.96     6.96    0.52    7.41    5.28       0.83   11.77       0.50  101.57    1.06
FFFL  Fidelity FSB, MHC of FL (47.4)          8.82     8.75    0.39    4.09    2.18       0.62    6.51       0.30   77.48    0.31
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.92       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               13.12    11.52    0.63    3.90    2.56       1.01    6.24       0.18  174.34    0.38
FIBC  Financial Bancorp, Inc. of NY           9.73     9.68    0.51    5.14    3.90       0.95    9.49        NA      NA      NA
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    4.92       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA               10.19    10.19    1.19    7.36    6.74       1.41    8.67       0.07  147.42    0.13
FBER  First Bergen Bancorp of NJ             16.44    16.44    0.42    2.50    2.11       0.75    4.50       0.74  161.82    2.41
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.75       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.11     6.11    0.53    8.65    3.35       0.79   13.02       1.92   52.05    1.33
FSTC  First Citizens Corp of GA               9.37     7.37    1.79   19.12    8.40       1.50   16.01        NA      NA     1.50
FFBA  First Colorado Bancorp of Co           14.31    14.12    1.13    7.87    5.70       1.12    7.80       0.23  121.82    0.38
FDEF  First Defiance Fin.Corp. of OH         21.42    21.42    0.79    3.42    2.90       1.07    4.63       0.45   96.96    0.57
FESX  First Essex Bancorp of MA*              7.31     6.30    1.01   13.37    7.36       0.88   11.68       0.62  143.10    1.42
FFES  First FS&LA of E. Hartford CT           6.25     6.25    0.43    7.02    5.13       0.69   11.21       0.37   71.33    1.42
FFSX  First FS&LA. MHC of IA (46.0)           8.14     8.06    0.43    5.19    2.67       0.73    8.93       0.11  342.10    0.52
FFSW  First Fed Fin. Serv. of OH              6.05     5.11    0.87   15.36    4.73       0.69   12.15       0.38   73.66    0.40
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.58    2.33       0.66    5.38       0.31  127.79    0.82
FFBH  First Fed. Bancshares of AR            15.82    15.82    0.79    5.42    3.77       1.13    7.76       0.19  127.62    0.31
FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.87       0.86   13.16        NA      NA      NA
FFKY  First Fed. Fin. Corp. of KY            13.60    12.78    1.25    9.03    5.05       1.49   10.79       0.64   71.13    0.52
FFBZ  First Federal Bancorp of OH             7.66     7.65    0.74    9.58    4.59       1.01   13.14       0.53  163.59    1.01
FFCH  First Fin. Holdings Inc. of SC          6.15     6.15    0.55    8.85    4.15       0.84   13.43       1.66   41.99    0.84
FFBI  First Financial Bancorp of IL           7.81     7.81   -0.02   -0.27   -0.27       0.47    5.76       0.27  200.40    0.69
FFHC  First Financial Corp. of WI(8)          6.98     6.78    0.93   12.89    4.54       1.26   17.55       0.26  148.86    0.64
FFHS  First Franklin Corp. of OH              8.82     8.76    0.15    1.61    1.35       0.62    6.78       0.52   82.31    0.62
FGHC  First Georgia Hold. Corp of GA          8.49     7.74    0.96   11.69    6.66       0.57    6.97       1.35   50.33    0.79
FSPG  First Home Bancorp of NJ                6.59     6.47    0.90   13.90    8.58       1.19   18.24       0.79   93.39    1.41



                                                            Pricing Ratios                      Dividend Data(6)
                                                                        Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

COOP  Cooperative Bk.for Svgs. of NC               NM   154.37   11.56  154.37     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY             26.15   93.08   25.91   93.08   20.76         0.40    2.83   74.07
DNFC  D&N Financial Corp. of MI                  17.99  177.58   10.32  179.57   13.28         0.00    0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL             28.92  104.46   21.06  104.46   23.05         0.24    1.63   47.06
DCBI  Delphos Citizens Bancorp of OH             26.81  111.69   31.65  111.69   26.81         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY               22.13  132.48   20.42  154.37   19.85         0.18    0.94   20.69
DIBK  Dime Financial Corp. of CT*                10.73  225.62   17.66  234.11   10.41         0.40    1.43   15.33
EGLB  Eagle BancGroup of IL                        NM    98.98   11.98   98.98     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA              21.71  136.34   11.87  136.34   15.94         0.60    3.45   75.00
EGFC  Eagle Financial Corp. of CT                24.81  200.18   13.81     NM    18.58         0.92    2.77   68.66
ETFS  East Texas Fin. Serv. of TX                  NM    89.39   17.01   89.39   25.74         0.20    1.08   55.56
EMLD  Emerald Financial Corp of OH               19.67  168.96   12.68  171.91   15.36         0.24    1.63   32.00
EIRE  Emerald Island Bancorp, MA*                13.93  152.70   10.63  152.70   13.18         0.28    1.44   20.00
EFBC  Empire Federal Bancorp of MT                 NM    99.93   34.87   99.93     NM          0.30    2.03     NM
EFBI  Enterprise Fed. Bancorp of OH              26.33  127.26   16.12  127.42   24.09         1.00    5.06     NM
EQSB  Equitable FSB of Wheaton MD                17.61  155.50    7.88  155.50   11.01         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)            25.00  197.10   12.63  197.10   15.32         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                27.02  138.96   24.30  138.96   22.86         0.72    2.69   72.73
FFBS  FFBS Bancorp of Columbus MS                25.00  149.53   29.04  149.53   19.83         0.50    2.08   52.08
FFDF  FFD Financial Corp. of OH                    NM   107.79   26.66  107.79   25.62         0.30    1.92   68.18
FFLC  FFLC Bancorp of Leesburg FL                26.98  121.71   17.62  121.71   18.41         0.48    1.76   47.52
FFFC  FFVA Financial Corp. of VA                 23.23  186.95   24.26  191.19   18.79         0.48    1.63   37.80
FFWC  FFW Corporation of Wabash IN               14.52  126.37   12.65  126.37   11.69         0.72    2.50   36.36
FFYF  FFY Financial Corp. of OH                  21.67  133.33   18.80  133.33   15.12         0.70    2.69   58.33
FMCO  FMS Financial Corp. of NJ                  18.44  178.33   11.22  182.07   12.09         0.20    0.77   14.18
FFHH  FSF Financial Corp. of MN                  23.99  124.56   14.66  124.56   18.68         0.50    2.82   67.57
FOBC  Fed One Bancorp of Wheeling WV             21.21  123.97   14.39  130.11   14.89         0.58    2.76   58.59
FBCI  Fidelity Bancorp of Chicago IL             24.43  121.20   12.35  121.54   17.06         0.32    1.49   36.36
FSBI  Fidelity Bancorp, Inc. of PA               18.93  136.73    9.52  136.73   11.91         0.36    1.78   33.64
FFFL  Fidelity FSB, MHC of FL (47.4)               NM   186.26   16.42  187.81   28.85         0.80    3.56     NM
FFED  Fidelity Fed. Bancorp of IN                  NM   171.57    8.82  171.57   29.57         0.40    4.51     NM
FFOH  Fidelity Financial of OH                     NM   129.93   17.04  147.87   24.42         0.28    1.79   70.00
FIBC  Financial Bancorp, Inc. of NY              25.65  131.84   12.82  132.46   13.91         0.40    2.03   51.95
FBSI  First Bancshares of MO                     20.34  121.21   17.40  121.40   16.55         0.20    0.83   16.95
FBBC  First Bell Bancorp of PA                   14.84  149.73   15.26  149.73   12.59         0.40    2.41   35.71
FBER  First Bergen Bancorp of NJ                   NM   120.78   19.86  120.78   26.38         0.12    0.72   34.29
SKBO  First Carnegie,MHC of PA(45.0)               NM   134.67   21.08  134.67     NM          0.30    2.18     NM
FCIT  First Cit. Fin. Corp of MD(8)              29.83  246.70   15.06  246.70   19.83         0.00    0.00    0.00
FSTC  First Citizens Corp of GA                  11.90  227.62   21.33     NM    14.22         0.44    1.47   17.46
FFBA  First Colorado Bancorp of Co               17.53  138.07   19.75  139.89   17.71         0.44    2.44   42.72
FDEF  First Defiance Fin.Corp. of OH               NM   123.80   26.51  123.80   25.41         0.32    2.06   71.11
FESX  First Essex Bancorp of MA*                 13.58  154.02   11.26  178.76   15.54         0.48    2.78   37.80
FFES  First FS&LA of E. Hartford CT              19.48  131.75    8.24  131.75   12.20         0.60    2.00   38.96
FFSX  First FS&LA. MHC of IA (46.0)                NM   191.44   15.58  193.18   21.79         0.48    1.88   70.59
FFSW  First Fed Fin. Serv. of OH                 21.14     NM    17.92     NM    26.73         0.44    1.04   21.89
BDJI  First Fed. Bancorp. of MN                    NM   120.09   13.42  120.09   20.62         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR                26.54  128.05   20.25  128.05   18.53         0.20    0.93   24.69
FTFC  First Fed. Capital Corp. of WI             20.55  227.91   14.49  243.23   17.70         0.48    1.98   40.68
FFKY  First Fed. Fin. Corp. of KY                19.79  175.74   23.91  187.13   16.57         0.52    2.43   48.15
FFBZ  First Federal Bancorp of OH                21.80  200.75   15.38  200.96   15.89         0.24    1.28   27.91
FFCH  First Fin. Holdings Inc. of SC             24.07  208.73   12.83  208.73   15.85         0.72    2.22   53.33
FFBI  First Financial Bancorp of IL                NM   104.17    8.13  104.17   17.38         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)             22.05     NM    19.79     NM    16.20         0.60    1.89   41.67
FFHS  First Franklin Corp. of OH                   NM   119.47   10.54  120.34   17.54         0.32    1.60     NM
FGHC  First Georgia Hold. Corp of GA             15.02  172.62   14.65  189.28   25.21         0.05    0.71   10.64
FSPG  First Home Bancorp of NJ                   11.66  153.72   10.12  156.51    8.88         0.40    2.11   24.54

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

FFSL  First Independence Corp. of KS         10.51    10.51    0.49    4.24    4.11       0.77    6.55       0.87   69.37    0.91
FISB  First Indiana Corp. of IN               9.58     9.46    0.90    9.73    5.79       1.03   11.12        NA      NA     1.62
FKFS  First Keystone Fin. Corp of PA          7.07     7.07    0.51    6.65    4.73       0.76    9.86       2.46   34.36    1.46
FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    3.02       1.40    4.52       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    1.09   14.83    7.41       0.88   11.96       0.82  105.31    1.23
CASH  First Midwest Fin. Corp. of IA         11.59    10.26    0.76    6.54    5.61       0.98    8.44       0.79   81.68    0.97
FMBD  First Mutual Bancorp of IL             13.41    10.32    0.15    0.76    0.91       0.38    1.95       0.18  187.34    0.46
FMSB  First Mutual SB of Bellevue WA*         6.57     6.57    1.01   15.33    6.67       0.98   14.80       0.01     NA     1.27
FNGB  First Northern Cap. Corp of WI         11.51    11.51    0.60    5.05    3.27       0.89    7.48       0.13  368.77    0.54
FFPB  First Palm Beach Bancorp of FL          6.76     6.59   -0.01   -0.09   -0.06       0.05    0.69       1.09   46.69    0.74
FSLA  First SB SLA MHC of NJ (47.5)           9.19     8.15    0.51    5.44    2.42       0.90    9.61       0.61   88.82    1.05
FSNJ  First SB of NJ, MHC (45.9)(8)           8.57     8.57   -0.34   -4.31   -2.21       0.23    2.89       0.87   58.25    1.21
SOPN  First SB, SSB, Moore Co. of NC         24.60    24.60    1.39    5.48    4.45       1.67    6.58       0.08  274.55    0.32
FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.65       1.00    5.90       0.32  210.94    1.03
SHEN  First Shenango Bancorp of PA           10.70    10.70    0.83    7.06    5.26       1.12    9.49       0.54  135.75    1.15
FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15    0.50
FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.04       0.57    3.14       1.95   27.73    0.74
FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.80       1.11    4.20        NA      NA     0.49
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.48       0.14    1.45       4.52   44.14    2.91
FFIC  Flushing Fin. Corp. of NY*             16.01    16.01    0.90    5.14    4.22       0.93    5.32       0.32  200.33    1.15
FBHC  Fort Bend Holding Corp. of TX           6.43     5.95    0.23    3.44    2.34       0.54    7.99        NA      NA      NA
FTSB  Fort Thomas Fin. Corp. of KY           16.09    16.09    0.50    2.50    2.86       0.76    3.83       2.02   25.00    0.57
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.63       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    2.06       1.05    5.39        NA      NA     1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    6.36       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.63       0.93    4.86        NA      NA     0.69
GSLA  GS Financial Corp. of LA               46.34    46.34    0.85    1.84    1.81       0.85    1.84       0.13  214.61    0.85
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.62       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               26.08    26.08    0.82    3.25    3.01       1.15    4.54       0.78   15.82    0.40
GBCI  Glacier Bancorp of MT                   9.56     9.29    1.39   14.68    5.41       1.57   16.59       0.28  212.30    0.85
GFCO  Glenway Financial Corp. of OH           9.56     9.41    0.38    3.95    3.76       0.68    7.17       0.32   83.26    0.32
GTPS  Great American Bancorp of IL           21.16    21.16    0.43    1.95    1.97       0.55    2.48       0.23  140.69    0.44
GTFN  Great Financial Corp. of KY             9.30     8.89    0.73    7.40    4.30       0.70    7.10       3.06   15.68    0.72
GSBC  Great Southern Bancorp of MO            8.97     8.97    1.36   14.03    6.41       1.53   15.83       1.83  124.20    2.60
GDVS  Greater DV SB,MHC of PA (19.9)*        11.47    11.47    0.01    0.12    0.07       0.33    2.81       2.79   43.15    1.93
GSFC  Green Street Fin. Corp. of NC          36.09    36.09    1.33    4.48    3.21       1.64    5.50       0.14   97.92    0.19
GSLC  Guaranty Svgs & Loan FA of VA           5.72     5.72    0.46    7.73    2.69       0.43    7.26        NA      NA     1.00
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.84    13.84    0.50    3.50    1.62       0.81    5.71       0.50  216.62    1.36
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.58       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.42      -2.27  -19.11        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.19     9.17    0.59    6.44    5.06       0.81    8.85       0.40  200.58    1.04
HFNC  HFNC Financial Corp. of NC             18.83    18.83    1.07    3.82    3.19       1.41    5.01       0.99   94.51    1.26
HMNF  HMN Financial, Inc. of MN              14.24    14.24    0.75    4.93    3.84       0.91    5.98       0.08  531.97    0.71
HALL  Hallmark Capital Corp. of WI            6.99     6.99    0.45    6.30    5.16       0.60    8.30       0.02     NA     0.60
HARB  Harbor FSB, MHC of FL (46.0)            8.22     7.91    0.93   11.13    4.39       1.22   14.65       0.46  222.68    1.37
HRBF  Harbor Federal Bancorp of MD           12.86    12.86    0.43    3.20    2.58       0.68    5.15       0.13  131.49    0.26
HFSA  Hardin Bancorp of Hardin MO            12.78    12.78    0.51    3.17    3.22       0.82    5.16        NA      NA      NA
HARL  Harleysville SA of PA                   6.36     6.36    0.70   10.70    5.20       0.99   15.31       0.03     NA     0.77
HARS  Harris SB, MHC of PA (24.2)             7.91     6.83    0.25    2.68    1.55       0.60    6.55       0.65   64.15    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.35    26.35    1.03    3.73    3.47       1.36    4.95       0.47   58.12    0.37
HHFC  Harvest Home Fin. Corp. of OH          12.43    12.43    0.21    1.35    1.33       0.54    3.49       0.15   90.48    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.80     5.77    0.63   10.28    6.19       0.91   14.97       0.74   86.28    1.15
HVFD  Haverfield Corp. of OH(8)               8.39     8.39    0.49    5.94    3.26       1.05   12.69       1.00   87.44    1.00
HTHR  Hawthorne Fin. Corp. of CA              3.88     3.88    0.75   19.32   16.07       0.52   13.34      12.66   12.87    1.92
HMLK  Hemlock Fed. Fin. Corp. of IL          18.29    18.29   -0.39   -2.85   -1.87       0.49    3.64        NA      NA     1.30
HBNK  Highland Federal Bank of CA             7.46     7.46    0.29    3.91    2.27       0.51    6.75       3.09   55.00    2.13

                                                            Pricing Ratios                      Dividend Data(6)
                                                                        Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

FFSL  First Independence Corp. of KS             24.36  112.16   11.78  112.16   15.74         0.25    1.94   47.17
FISB  First Indiana Corp. of IN                  17.26  161.83   15.51  163.90   15.10         0.48    2.21   38.10
FKFS  First Keystone Fin. Corp of PA             21.12  144.54   10.22  144.54   14.23         0.20    0.76   16.13
FLKY  First Lancaster Bncshrs of KY                NM   105.61   36.15  105.61   27.23         0.50    3.28     NM
FLFC  First Liberty Fin. Corp. of GA             13.49  200.08   14.70  223.63   16.73         0.40    1.68   22.73
CASH  First Midwest Fin. Corp. of IA             17.83  112.78   13.07  127.48   13.81         0.36    2.10   37.50
FMBD  First Mutual Bancorp of IL                   NM    94.64   12.70  122.96     NM          0.32    2.08     NM
FMSB  First Mutual SB of Bellevue WA*            15.00  214.50   14.10  214.50   15.54         0.20    0.92   13.79
FNGB  First Northern Cap. Corp of WI               NM   153.82   17.70  153.82   20.63         0.64    2.59     NM
FFPB  First Palm Beach Bancorp of FL               NM   151.81   10.27  155.80     NM          0.60    1.88     NM
FSLA  First SB SLA MHC of NJ (47.5)                NM   219.23   20.16  247.40   23.36         0.48    1.68   69.57
FSNJ  First SB of NJ, MHC (45.9)(8)                NM   195.43   16.75  195.43     NM          0.50    1.58     NM
SOPN  First SB, SSB, Moore Co. of NC             22.47  123.34   30.34  123.34   18.70         0.80    3.60     NM
FWWB  First Savings Bancorp of WA*               27.38  172.47   25.44  187.46   29.01         0.28    1.15   31.46
SHEN  First Shenango Bancorp of PA               18.99  141.30   15.12  141.30   14.13         0.60    2.05   38.96
FSFC  First So.east Fin. Corp. of SC(8)            NM   185.90   19.01  185.90   20.71         0.24    1.66     NM
FBNW  FirstBank Corp of Clarkston WA               NM   126.79   22.87  126.79     NM          0.00    0.00    0.00
FSPT  FirstSpartan Fin. Corp. of SC                NM   129.39   34.06  129.39     NM          0.00    0.00    0.00
FLAG  Flag Financial Corp of GA                    NM   141.46   13.30  141.46     NM          0.34    2.34     NM
FFIC  Flushing Fin. Corp. of NY*                 23.70  126.66   20.28  126.66   22.91         0.24    1.16   27.59
FBHC  Fort Bend Holding Corp. of TX                NM   145.18    9.33  156.92   18.38         0.28    0.89   37.84
FTSB  Fort Thomas Fin. Corp. of KY                 NM   103.04   16.58  103.04   22.83         0.25    2.38     NM
FKKY  Frankfort First Bancorp of KY                NM    91.84   24.06   91.84   25.33         0.36    3.95     NM
FTNB  Fulton Bancorp of MO                         NM   137.32   34.34  137.32     NM          0.20    1.01   48.78
GFSB  GFS Bancorp of Grinnell IA                 15.73  129.55   14.99  129.55   12.27         0.26    1.94   30.59
GUPB  GFSB Bancorp of Gallup NM                  27.54  112.56   18.34  112.56   21.84         0.40    2.11   57.97
GSLA  GS Financial Corp. of LA                     NM   101.46   47.02  101.46     NM          0.28    1.75     NM
GOSB  GSB Financial Corp. of NY                  27.63  104.28   28.22  104.28     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                     NM   110.47   28.81  110.47   23.81         0.40    2.27     NM
GBCI  Glacier Bancorp of MT                      18.50  238.10   22.77  245.03   16.37         0.48    2.59   48.00
GFCO  Glenway Financial Corp. of OH              26.63  104.43    9.98  106.06   14.67         0.80    3.27     NM
GTPS  Great American Bancorp of IL                 NM   101.03   21.38  101.03     NM          0.40    2.39     NM
GTFN  Great Financial Corp. of KY                23.23  171.05   15.90  178.82   24.21         0.60    1.73   40.27
GSBC  Great Southern Bancorp of MO               15.60  231.29   20.75  231.29   13.82         0.40    2.35   36.70
GDVS  Greater DV SB,MHC of PA (19.9)*              NM   180.65   20.73  180.65     NM          0.36    2.38     NM
GSFC  Green Street Fin. Corp. of NC                NM   121.24   43.75  121.24   25.36         0.44    2.48     NM
GSLC  Guaranty Svgs & Loan FA of VA                NM      NM    15.81     NM      NM          0.10    0.82   30.30
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)            NM   213.13   29.49  213.13     NM          0.40    2.16     NM
HCBB  HCB Bancshares of AR                         NM   100.15   18.27  104.48     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                       NM   115.18   11.30     NM      NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                   19.77  126.38   11.62  126.67   14.40         0.42    1.93   38.18
HFNC  HFNC Financial Corp. of NC                   NM   173.35   32.63  173.35   23.88         0.28    1.75   54.90
HMNF  HMN Financial, Inc. of MN                  26.01  137.70   19.61  137.70   21.46         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI               19.38  117.31    8.20  117.31   14.72         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.0)               22.80  240.83   19.79     NM    17.32         1.40    3.18   72.54
HRBF  Harbor Federal Bancorp of MD                 NM   122.75   15.78  122.75   24.09         0.40    2.03     NM
HFSA  Hardin Bancorp of Hardin MO                  NM   108.91   13.92  108.91   19.03         0.48    2.87     NM
HARL  Harleysville SA of PA                      19.23  195.16   12.42  195.16   13.44         0.40    1.60   30.77
HARS  Harris SB, MHC of PA (24.2)                  NM   169.71   13.43  196.70   26.42         0.58    2.49     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY             28.85  112.71   29.70  112.71   21.74         0.40    2.52   72.73
HHFC  Harvest Home Fin. Corp. of OH                NM   114.66   14.25  114.66   28.98         0.40    3.14     NM
HAVN  Haven Bancorp of Woodhaven NY              16.15  159.53    9.25  160.16   11.09         0.60    1.64   26.55
HVFD  Haverfield Corp. of OH(8)                    NM   179.52   15.06  179.52   14.36         0.56    2.07   63.64
HTHR  Hawthorne Fin. Corp. of CA                  6.22  120.21    4.67  120.21    9.01         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL                NM   106.97   19.56  106.97     NM          0.00    0.00     NM
HBNK  Highland Federal Bank of CA                  NM   166.88   12.45  166.88   25.49         0.00    0.00    0.00

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

HIFS  Hingham Inst. for Sav. of MA*           9.55     9.55    1.17   12.01    7.28       1.17   12.01       0.41  165.13    0.89
HBEI  Home Bancorp of Elgin IL               28.12    28.12    0.30    1.37    0.83       0.81    3.67       0.41     NA      NA
HBFW  Home Bancorp of Fort Wayne IN          13.95    13.95    0.56    3.74    3.24       0.90    6.05       0.09  468.58    0.53
HBBI  Home Building Bancorp of IN            12.07    12.07    0.19    1.47    1.32       0.53    4.02       0.38   47.98    0.29
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    5.01    3.52       1.17    7.57       0.62  110.38    0.87
HOMF  Home Fed Bancorp of Seymour IN          8.45     8.17    1.03   12.42    6.33       1.22   14.74       0.44  118.47    0.61
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    2.95       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.82    10.82    1.70   15.85    8.05       1.69   15.76       0.08     NA     1.56
HMCI  Homecorp, Inc. of Rockford IL           6.30     6.30    0.11    1.87    1.51       0.38    6.24       3.35   14.24    0.59
HZFS  Horizon Fin'l. Services of IA          10.50    10.50    0.43    3.87    3.97       0.60    5.42       1.02   36.63    0.56
HRZB  Horizon Financial Corp. of WA*         15.24    15.24    1.56    9.85    6.89       1.53    9.66        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    2.09       0.88    4.68       0.15   94.57    0.52
ISBF  ISB Financial Corp. of LA              12.27    10.35    0.74    4.49    3.02       1.00    6.05        NA      NA     0.79
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.46   13.06    7.61       1.46   13.06       1.78   75.09    1.63
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.00       0.33    4.98        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.05       0.51    3.88        NA      NA     0.71
IFSL  Indiana Federal Corp. of IN(8)          8.78     8.25    0.67    7.44    3.79       0.95   10.55       0.82  102.87    1.11
INBI  Industrial Bancorp of OH               18.50    18.50    0.73    3.86    3.16       1.43    7.54       0.30  156.98    0.55
IWBK  Interwest SB of Oak Harbor WA           6.70     6.55    0.84   12.51    4.20       1.18   17.53       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               6.17     6.17    1.18   19.52    6.58       0.93   15.31       1.52   56.87    1.18
JSBF  JSB Financial, Inc. of NY              22.17    22.17    1.77    8.09    6.18       1.68    7.68        NA      NA     0.62
JXVL  Jacksonville Bancorp of TX             15.63    15.63    0.88    5.43    4.48       1.21    7.48       1.04   48.35    0.67
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    1.99       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            7.83     6.11    0.25    3.41    1.82       0.63    8.56       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.66       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.83    13.82    0.93    6.48    5.46       1.21    8.47       0.35   80.53    0.33
KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.88   13.36   20.37       0.88   13.31        NA      NA     1.03
KFBI  Klamath First Bancorp of OR            20.44    20.44    0.89    3.75    3.11       1.32    5.56       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.26    4.53       0.42    4.42       1.34   68.99    1.07
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.42       0.95    9.53       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              14.63    14.63    0.84    5.40    4.56       1.05    6.72        NA      NA      NA
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.59    7.14       1.43   13.55       0.51  181.26    1.31
LSBX  Lawrence Savings Bank of MA*            8.78     8.78    1.67   20.44   11.19       1.65   20.28       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    3.00       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         27.62    27.62    0.76    2.77    2.63       1.06    3.82       0.63   58.31    0.49
LIFB  Life Bancorp of Norfolk VA             10.79    10.45    0.71    6.30    3.74       0.87    7.74        NA      NA     1.48
LFBI  Little Falls Bancorp of NJ             12.94    11.91    0.25    1.78    1.55       0.50    3.48        NA      NA     0.81
LOGN  Logansport Fin. Corp. of IN            19.65    19.65    1.17    5.26    5.12       1.53    6.84       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.45       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp, Inc of NY          9.01     8.92    0.62    6.43    3.53       0.73    7.58       1.03   55.21    0.92
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.46       1.10   14.70       0.46  119.42    0.71
MBLF  MBLA Financial Corp. of MO             13.49    13.49    0.66    4.90    4.47       0.86    6.34       0.25  111.87    0.49
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.33    3.60       0.85    5.09        NA      NA     0.19
MLBC  ML Bancorp of Villanova PA              6.92     6.79    0.74    9.94    6.65       0.64    8.67       0.55  137.38    1.73
MBB   MSB Bancorp of Middletown NY*           6.90     2.97    0.15    2.23    1.99       0.17    2.43       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.61    16.61    1.20    6.08    4.32       1.49    7.58       1.02   48.65    0.57
MGNL  Magna Bancorp of MS(8)                  9.57     9.25    1.38   14.29    5.07       1.63   16.86       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          23.05    23.05    1.32    5.68    5.43       1.59    6.85       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.60    34.60    0.63    2.36    1.68       0.63    2.36       0.89   10.40    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.61    15.61    0.34    2.17    1.79       0.71    4.55        NA      NA      NA
MFSL  Maryland Fed. Bancorp of MD             8.44     8.33    0.58    6.97    4.11       0.84   10.17        NA      NA     0.46
MASB  MassBank Corp. of Reading MA*           9.98     9.98    1.10   10.92    7.01       1.02   10.10       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    6.82       0.98   10.18       1.03   90.08    1.56
MECH  Mechanics SB of Hartford CT*            9.73     9.73    0.25    2.93    1.69       0.27    3.10        NA      NA     2.58
MDBK  Medford Savings Bank of MA*             8.80     8.15    1.04   11.72    7.70       1.01   11.37       0.37  176.45    1.22
MERI  Meritrust FSB of Thibodaux LA           7.90     7.90    0.60    7.91    4.32       0.98   12.87       0.37   83.87    0.58


                                                            Pricing Ratios                      Dividend Data(6)
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

HIFS  Hingham Inst. for Sav. of MA*              13.73  157.60   15.05  157.60   13.73         0.48    2.02   27.75
HBEI  Home Bancorp of Elgin IL                     NM   122.37   34.40  122.37     NM          0.40    2.22     NM
HBFW  Home Bancorp of Fort Wayne IN                NM   120.48   16.80  120.48   19.09         0.20    0.95   29.41
HBBI  Home Building Bancorp of IN                  NM   113.20   13.67  113.20   27.70         0.30    1.46     NM
HCFC  Home City Fin. Corp. of OH                 28.43   98.17   20.23   98.17   18.83         0.32    2.21   62.75
HOMF  Home Fed Bancorp of Seymour IN             15.80  184.40   15.58  190.63   13.32         0.50    1.64   25.91
HWEN  Home Financial Bancorp of IN                 NM   100.86   18.79  100.86   23.83         0.20    1.31   44.44
HPBC  Home Port Bancorp, Inc. of MA*             12.43  189.02   20.44  189.02   12.50         0.80    3.81   47.34
HMCI  Homecorp, Inc. of Rockford IL                NM   121.81    7.67  121.81   19.81         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA              25.16   97.72   10.26   97.72   17.97         0.32    1.70   42.67
HRZB  Horizon Financial Corp. of WA*             14.52  144.00   21.95  144.00   14.81         0.40    2.62   38.10
IBSF  IBS Financial Corp. of NJ                    NM   146.29   24.93  146.29   27.92         0.40    2.39     NM
ISBF  ISB Financial Corp. of LA                    NM   152.76   18.74  181.00   24.62         0.40    1.61   53.33
ITLA  Imperial Thrift & Loan of CA*              13.14  152.93   17.39  153.58   13.14         0.00    0.00    0.00
IFSB  Independence FSB of DC                       NM   108.29    7.06  123.51   21.97         0.22    1.52     NM
INCB  Indiana Comm. Bank, SB of IN                 NM   124.29   15.39  124.29     NM          0.36    2.36     NM
IFSL  Indiana Federal Corp. of IN(8)             26.36  192.95   16.95  205.38   18.59         0.72    2.48   65.45
INBI  Industrial Bancorp of OH                     NM   121.79   22.53  121.79   16.19         0.48    3.37     NM
IWBK  Interwest SB of Oak Harbor WA              23.80     NM    18.03     NM    16.99         0.60    1.51   35.93
IPSW  Ipswich SB of Ipswich MA*                  15.20     NM    16.69     NM    19.38         0.24    1.03   15.69
JSBF  JSB Financial, Inc. of NY                  16.18  129.10   28.62  129.10   17.05         1.40    3.15   50.91
JXVL  Jacksonville Bancorp of TX                 22.30  124.34   19.44  124.34   16.18         0.50    3.03   67.57
JXSB  Jcksnville SB,MHC of IL (44.6)               NM   125.34   12.90  125.34   21.58         0.40    2.41     NM
JSBA  Jefferson Svgs Bancorp of MO                 NM   173.41   13.58  222.17   21.94         0.40    1.28   70.18
JOAC  Joachim Bancorp of MO                        NM   106.62   30.90  106.62     NM          0.50    3.45     NM
KSAV  KS Bancorp of Kenly NC                     18.32  117.39   16.23  117.46   14.02         0.60    3.24   59.41
KSBK  KSB Bancorp of Kingfield ME(8)*             4.91   61.64    4.21   66.60    4.93         0.08    0.59    2.91
KFBI  Klamath First Bancorp of OR                  NM   133.48   27.28  133.48   21.65         0.30    1.61   51.72
LSBI  LSB Fin. Corp. of Lafayette IN             22.07  114.89   10.43  114.89   26.27         0.32    1.54   34.04
LVSB  Lakeview SB of Paterson NJ                 11.87  165.75   15.77  207.29   17.10         0.25    0.76    8.99
LARK  Landmark Bancshares of KS                  21.94  118.72   17.37  118.72   17.62         0.40    1.86   40.82
LARL  Laurel Capital Group of PA                 14.00  144.73   15.08  144.73   10.94         0.52    2.48   34.67
LSBX  Lawrence Savings Bank of MA*                8.94  165.29   14.52  165.29    9.01         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)                  NM   159.09   25.74  159.09   23.33         0.76    3.62     NM
LXMO  Lexington B&L Fin. Corp. of MO               NM   105.47   29.13  105.47   27.59         0.30    1.88   71.43
LIFB  Life Bancorp of Norfolk VA                 26.73  166.41   17.95  171.75   21.75         0.48    1.87   50.00
LFBI  Little Falls Bancorp of NJ                   NM   121.47   15.72  131.99     NM          0.20    1.15   74.07
LOGN  Logansport Fin. Corp. of IN                19.52  114.83   22.57  114.83   15.00         0.40    2.81   54.79
LONF  London Financial Corp. of OH               28.94  106.84   21.22  106.84   19.78         0.24    1.54   44.44
LISB  Long Island Bancorp, Inc of NY             28.33  181.43   16.35  183.19   24.04         0.60    1.51   42.86
MAFB  MAF Bancorp of IL                          22.43  204.41   16.11  235.37   16.13         0.28    0.83   18.54
MBLF  MBLA Financial Corp. of MO                 22.38  109.25   14.74  109.25   17.28         0.40    1.70   38.10
MFBC  MFB Corp. of Mishawaka IN                  27.78   99.45   14.43   99.45   18.18         0.32    1.60   44.44
MLBC  ML Bancorp of Villanova PA                 15.04  153.49   10.63  156.62   17.24         0.40    2.00   30.08
MBB   MSB Bancorp of Middletown NY*                NM   112.17    7.74     NM      NM          0.60    2.71     NM
MSBF  MSB Financial Corp. of MI                  23.16  141.68   23.53  141.68   18.59         0.56    1.98   45.90
MGNL  Magna Bancorp of MS(8)                     19.74     NM    26.10     NM    16.72         0.60    2.29   45.11
MARN  Marion Capital Holdings of IN              18.40  106.28   24.49  106.28   15.27         0.88    3.77   69.29
MRKF  Market Fin. Corp. of OH                      NM    97.67   33.79   97.67     NM          0.28    1.96     NM
MFCX  Marshalltown Fin. Corp. of IA(8)             NM   119.13   18.59  119.13   26.59         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD                24.32  166.34   14.04  168.61   16.68         0.80    1.62   39.41
MASB  MassBank Corp. of Reading MA*              14.27  153.50   15.32  153.50   15.42         1.28    2.49   35.46
MFLR  Mayflower Co-Op. Bank of MA*               14.66  147.62   13.92  150.23   15.00         0.60    3.08   45.11
MECH  Mechanics SB of Hartford CT*                 NM   143.10   13.92  143.10     NM          0.00    0.00    0.00
MDBK  Medford Savings Bank of MA*                12.98  148.14   13.03  159.97   13.38         0.72    2.38   30.90
MERI  Meritrust FSB of Thibodaux LA              23.16  175.66   13.88  175.66   14.24         0.70    1.71   39.55

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

MWBX  Metro West of MA*                       7.34     7.34    1.34   17.88    7.61       1.37   18.25       0.91  126.64    1.48
MCBS  Mid Continent Bancshares of KS         10.04    10.04    1.02    9.26    5.79       1.17   10.58       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    6.74       1.19   12.96        NA      NA      NA
MCBN  Mid-Coast Bancorp of ME                 8.61     8.61    0.43    4.88    4.20       0.67    7.57       0.40  124.47    0.60
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.46    6.80    5.29       0.77   11.24       0.82   61.28    0.84
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    0.94   10.88    5.95       0.91   10.60       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           14.74    14.74    0.53    3.00    2.83       0.72    4.13       0.32   86.42    0.46
MIVI  Miss. View Hold. Co. of MN             18.26    18.26    0.68    3.67    3.87       1.01    5.44       0.25  488.70    1.93
MBSP  Mitchell Bancorp of NC*                43.31    43.31    1.31    3.02    2.93       1.67    3.84        NA      NA     0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.91       0.51    3.99       0.36   94.16    0.61
MONT  Montgomery Financial Corp ofIN         17.91    17.91    0.42    2.32    2.16       0.67    3.74        NA      NA     0.20
MSBK  Mutual SB, FSB of Bay City MI           6.01     6.01    0.09    1.62    1.46       0.04    0.65       0.11  272.91    0.67
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.71       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.93    19.93    0.49    2.30    2.47       0.74    3.47       0.06  127.27    0.13
NMSB  Newmil Bancorp. of CT*                  9.97     9.97    0.82    7.86    5.36       0.80    7.62       1.11  152.08    3.18
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    7.26       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.61    14.61    0.46    2.95    2.51       0.65    4.20        NA      NA     0.27
FFFD  North Central Bancshares of IA         24.59    24.59    1.70    6.30    6.17       1.98    7.34       0.12  823.53    1.20
NBN   Northeast Bancorp of ME*                6.95     6.01    0.33    4.74    4.34       0.31    4.52       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.22       1.23    7.07        NA      NA     0.71
NWEQ  Northwest Equity Corp. of WI           11.42    11.42    0.77    6.16    5.57       0.97    7.83        NA      NA     0.59
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    3.18       1.00    9.95       0.72   90.87    0.88
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    7.56       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         10.98     9.86    1.03    9.62    5.99       0.97    9.05       1.29  151.12    2.83
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.27    4.76    3.53       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.61    5.15    4.39       0.86    7.34       0.33   68.18    0.31
OCFC  Ocean Fin. Corp. of NJ                 17.82    17.82   -0.04   -0.29   -0.17       0.95    6.33       0.64   69.12    0.88
OCWN  Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    6.20       1.96   23.50       4.10   19.90    1.19
OFCP  Ottawa Financial Corp. of MI            8.84     7.08    0.43    4.52    2.77       0.74    7.76       0.32  112.76    0.42
PFFB  PFF Bancorp of Pomona CA               10.47    10.36    0.12    0.99    0.78       0.45    3.71       1.76   59.73    1.46
PSFI  PS Financial of Chicago IL             43.22    43.22    1.92    4.46    4.51       1.98    4.59       0.43   57.23    0.52
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.54    7.25       1.35   19.98       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.22     7.22    1.05   13.05    6.95       0.89   11.08       1.29   79.26    1.67
PALM  Palfed, Inc. of Aiken SC                8.11     8.11    0.06    0.70    0.44       0.57    6.99       2.12   51.22    1.32
PBCI  Pamrapo Bancorp, Inc. of NJ            12.80    12.70    0.84    5.70    5.10       1.18    8.04       3.10   23.30    1.29
PFED  Park Bancorp of Chicago IL             21.69    21.69    0.77    4.08    3.24       1.07    5.70       0.21  134.41    0.73
PVSA  Parkvale Financial Corp of PA           7.48     7.41    0.72    9.56    5.89       1.07   14.31       0.27  537.53    1.97
PBIX  Patriot Bank Corp. of PA                8.09     8.09    0.47    4.26    2.97       0.65    5.81       0.13  242.39    0.65
PEEK  Peekskill Fin. Corp. of NY             25.58    25.58    1.07    3.73    3.91       1.37    4.79       1.22   27.97    1.35
PFSB  PennFed Fin. Services of NJ             7.53     6.21    0.57    7.10    4.52       0.85   10.57        NA      NA     0.28
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.89    4.68       0.64    8.84       0.58   86.14    1.57
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    2.97       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.39    7.03       0.47    8.56       0.88   91.08    1.65
PFDC  Peoples Bancorp of Auburn IN           15.18    15.18    1.10    7.20    5.04       1.45    9.47       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (37.4)*         8.41     8.40    1.10   13.64    4.63       0.88   10.87       0.90  121.39    1.60
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.08    0.31    0.30       0.40    1.48       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         8.20     6.93    1.24   14.94    5.17       1.32   15.95        NA      NA     1.66
PHSB  Peoples Home SB of PA                  17.31    17.31    0.39    2.23    2.29       0.81    4.67        NA      NA     1.40
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       9.60     9.00    0.93    9.31    5.12       0.92    9.26       0.54   70.66    0.69
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.61       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.23     9.15    0.32    3.27    2.49       0.60    6.18       1.11   45.38    1.00
PMFI  Perpetual Midwest Fin. of IA            8.50     8.50    0.09    0.99    0.95       0.26    2.87       0.41  172.00    0.94
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    2.60       1.06    9.13        NA      NA     1.01
PCBC  Perry Co. Fin. Corp. of MO             18.85    18.85    0.71    3.66    3.28       0.96    4.97       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             11.47    11.33    0.57    4.63    3.53       0.81    6.56       1.60   32.18    0.76
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.38     6.38    0.58    9.56    6.09       0.81   13.35        NA      NA      NA

                                                          Pricing Ratios                      Dividend Data(6)
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

MWBX  Metro West of MA*                        13.14  220.55   16.19  220.55   12.88         0.12    1.86   24.49
MCBS  Mid Continent Bancshares of KS           17.29  158.88   15.96  158.88   15.13         0.40    1.32   22.86
MIFC  Mid Iowa Financial Corp. of IA           14.84  141.58   12.88  141.79   11.31         0.08    0.84   12.50
MCBN  Mid-Coast Bancorp of ME                  23.81  113.79    9.80  113.79   15.34         0.52    2.08   49.52
MWBI  Midwest Bancshares, Inc. of IA           18.89  125.41    8.70  125.41   11.43         0.60    1.73   32.61
MWFD  Midwest Fed. Fin. Corp of WI             16.81  182.93   15.76  190.43   17.26         0.34    1.74   29.31
MFFC  Milton Fed. Fin. Corp. of OH               NM   124.73   18.38  124.73   25.67         0.60    4.25     NM
MIVI  Miss. View Hold. Co. of MN               25.86   96.46   17.61   96.46   17.44         0.16    1.07   27.59
MBSP  Mitchell Bancorp of NC*                    NM   103.80   44.96  103.80   26.84         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                 NM   116.24   12.48  126.76   28.51         0.12    0.74   38.71
MONT  Montgomery Financial Corp ofIN             NM   107.49   19.26  107.49   28.71         0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI              NM   110.10    6.61  110.10     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                 NM   141.67   10.60  167.18   25.00         0.50    3.08     NM
NSLB  NS&L Bancorp of Neosho MO                  NM   101.65   20.26  101.65   26.81         0.50    3.01     NM
NMSB  Newmil Bancorp. of CT*                   18.65  149.08   14.86  149.08   19.24         0.24    1.98   36.92
NASB  North American SB of MO                  13.77  217.66   17.36  224.96   14.17         0.80    1.51   20.78
NBSI  North Bancshares of Chicago IL             NM   122.23   17.86  122.23   27.92         0.48    2.23     NM
FFFD  North Central Bancshares of IA           16.20  108.66   26.72  108.66   13.91         0.25    1.50   24.27
NBN   Northeast Bancorp of ME*                 23.05  109.34    7.60  126.50   24.18         0.32    2.17   50.00
NEIB  Northeast Indiana Bncrp of IN            19.15  121.05   18.36  121.05   16.22         0.32    1.78   34.04
NWEQ  Northwest Equity Corp. of WI             17.94  117.85   13.45  117.85   14.12         0.52    3.41   61.18
NWSB  Northwest SB, MHC of PA (29.9)             NM   212.29   20.62  225.90   21.75         0.32    1.82   57.14
NSSY  Norwalk Savings Society of CT*           13.22  154.66   12.46  160.40   11.55         0.40    1.25   16.53
NSSB  Norwich Financial Corp. of CT*           16.69  157.20   17.27  175.18   17.75         0.56    2.50   41.79
NTMG  Nutmeg FS&LA of CT                       28.29  130.88    7.45  130.88   21.86         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH               22.80  117.24   12.94  117.24   15.99         0.88    3.57     NM
OCFC  Ocean Fin. Corp. of NJ                     NM   127.73   22.76  127.73   26.82         0.80    2.29     NM
OCWN  Ocwen Financial Corp. of FL              16.12     NM    42.23     NM    22.21         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI               NM   167.55   14.82  209.37   21.04         0.40    1.58   57.14
PFFB  PFF Bancorp of Pomona CA                   NM   135.66   14.21  137.21     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL               22.15   98.25   42.46   98.25   21.50         0.32    2.19   48.48
PVFC  PVF Capital Corp. of OH                  13.80  197.31   13.86  197.31   10.73         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*             14.39  181.12   13.07  181.12   16.94         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                   NM   158.89   12.88  158.89   22.86         0.12    0.75     NM
PBCI  Pamrapo Bancorp, Inc. of NJ              19.63  127.81   16.37  128.91   13.91         1.00    4.76     NM
PFED  Park Bancorp of Chicago IL                 NM   103.09   22.36  103.09   22.12         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA            16.97  156.16   11.67  157.48   11.34         0.52    1.86   31.52
PBIX  Patriot Bank Corp. of PA                   NM   155.42   12.57  155.42   24.65         0.35    2.00   67.31
PEEK  Peekskill Fin. Corp. of NY               25.59  110.18   28.19  110.18   19.90         0.36    2.23   57.14
PFSB  PennFed Fin. Services of NJ              22.13  152.79   11.50  185.30   14.86         0.28    0.94   20.74
PWBC  PennFirst Bancorp of PA                  21.38  127.25    9.00  139.48   14.25         0.33    2.03   43.42
PWBK  Pennwood SB of PA*                         NM   101.31   19.73  101.31   21.23         0.32    2.06   69.57
PBKB  People's SB of Brockton MA*              14.22  192.53   10.80  200.97   23.91         0.44    2.67   37.93
PFDC  Peoples Bancorp of Auburn IN             19.85  142.78   21.68  142.78   15.08         0.60    2.22   44.12
PBCT  Peoples Bank, MHC of CT (37.4)*          21.62     NM    23.29     NM    27.12         0.67    2.33   50.38
PFFC  Peoples Fin. Corp. of OH                   NM   104.26   28.05  104.26     NM          0.50    2.96     NM
PHBK  Peoples Heritage Fin Grp of ME*          19.35  246.03   20.18     NM    18.13         0.76    1.89   36.54
PHSB  Peoples Home SB of PA                      NM    97.49   16.87   97.49   20.90         0.00    0.00    0.00
PBNB  Peoples Sav. Fin. Corp. of CT(8)*        19.55  178.20   17.12  190.18   19.63         0.92    2.14   41.82
PSFC  Peoples Sidney Fin. Corp of OH           27.68  110.01   25.59  110.01   21.23         0.20    1.29   35.71
PERM  Permanent Bancorp of IN                    NM   135.17   12.47  136.32   21.28         0.40    1.55   62.50
PMFI  Perpetual Midwest Fin. of IA               NM   107.22    9.11  107.22     NM          0.30    1.58     NM
PERT  Perpetual of SC, MHC (46.8)                NM   195.53   25.98  195.53   27.30         1.40    3.64     NM
PCBC  Perry Co. Fin. Corp. of MO                 NM   113.91   21.48  113.91   22.49         0.40    1.87   57.14
PHFC  Pittsburgh Home Fin. of PA               28.33  123.19   14.12  124.63   20.00         0.24    1.41   40.00
PFSL  Pocahnts Fed, MHC of AR (46.4)           16.42  150.58    9.60  150.58   11.76         0.90    4.09   67.16

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.12    25.12    2.24    8.99    5.71       1.95    7.85       0.38   69.08    0.70
PTRS  Potters Financial Corp of OH            8.91     8.91    0.31    3.45    3.06       0.67    7.45       0.83  231.18    3.23
PKPS  Poughkeepsie Fin. Corp. of NY           8.41     8.41    0.21    2.47    1.76       0.47    5.65        NA      NA     1.45
PRBC  Prestige Bancorp of PA                 11.69    11.69    0.27    2.17    2.02       0.58    4.61       0.30   85.33    0.38
PETE  Primary Bank of NH(8)*                  6.62     6.61    0.84   13.14    6.46       0.83   12.98       0.80   77.36    1.08
PFNC  Progress Financial Corp. of PA          5.21     4.56    0.45    8.54    3.65       0.56   10.49       1.46   51.92    1.08
PSBK  Progressive Bank, Inc. of NY*           8.35     7.40    1.10   13.22    8.37       1.10   13.27       0.85  131.46    1.65
PROV  Provident Fin. Holdings of CA          14.22    14.22    0.23    1.72    1.34       0.11    0.86       1.97   44.11    1.03
PULB  Pulaski SB, MHC of MO (29.0)           12.59    12.59    0.49    3.91    1.91       0.78    6.24        NA      NA     0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           12.01    12.01    0.28    2.34    1.71       0.64    5.29        NA      NA      NA
PULS  Pulse Bancorp of S. River NJ            7.80     7.80    0.72    8.50    5.82       1.08   12.71       0.69   65.20    1.93
QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    5.28       1.24    6.25        NA      NA      NA
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.45    2.50       0.58    6.28       1.31     NA      NA
QCSB  Queens County Bancorp of NY*           14.98    14.98    1.72   10.82    4.37       1.75   10.97       0.68   95.23    0.74
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.26    5.19       0.96   12.17       0.76   83.90    1.18
RARB  Raritan Bancorp. of Raritan NJ*         7.68     7.54    0.93   12.31    6.30       1.01   13.41       0.29  297.45    1.29
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.91       0.47    6.50       3.26   34.86    1.33
RELY  Reliance Bancorp, Inc. of NY            8.04     5.63    0.56    6.63    4.02       0.85   10.11        NA      NA     0.57
RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    2.94       1.32    2.16        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17   -0.18   -1.46   -1.35      -0.18   -1.46       0.12  700.00    1.06
RSLN  Roslyn Bancorp, Inc. of NY*            21.57    21.46    0.35    1.63    0.97       1.42    6.61       0.27  278.21    3.46
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.16    10.11    0.92    8.38    3.02       1.17   10.71       0.10  372.65    0.54
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.06       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.45     9.45    0.07    0.71    0.44       0.49    4.77       0.69   76.89    1.16
SFED  SFS Bancorp of Schenectady NY          12.99    12.99    0.46    3.46    3.20       0.83    6.22       0.69   58.23    0.57
SGVB  SGV Bancorp of W. Covina CA             7.27     7.14    0.14    1.66    1.48       0.37    4.29       0.61   49.82    0.42
SISB  SIS Bancorp Inc of MA*                  7.22     7.22    1.45   19.63   11.35       1.44   19.46       0.47  244.29    2.48
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    6.64       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.52       1.38    8.57       0.12  918.65    1.44
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    7.76       1.39   15.04       0.26  301.46    0.87
SMFC  Sho-Me Fin. Corp. of MO(8)              9.54     9.54    0.91    8.67    4.58       1.08   10.31       0.14  425.11    0.66
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    1.83       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         5.90     5.90    0.58   10.29    5.10       0.58   10.29       6.28   22.01    1.81
SSFC  South Street Fin. Corp. of NC*         25.44    25.44    0.77    4.27    1.87       1.03    5.74       0.27   65.44    0.39
SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.54       1.11    5.34       2.28   50.34    2.02
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    1.03    6.46    5.91       1.01    6.33       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             10.78    10.78    0.75    6.86    5.01       1.05    9.56       0.30   67.34    0.28
SVRN  Sovereign Bancorp of PA                 4.04     2.97    0.41   10.32    3.42       0.68   17.07       0.57   78.85    0.72
STFR  St. Francis Cap. Corp. of WI            8.10     7.13    0.59    6.39    4.25       0.69    7.56       0.27  143.07    0.88
SPBC  St. Paul Bancorp, Inc. of IL            8.74     8.71    0.68    7.65    3.62       1.00   11.30       0.32  232.75    1.09
STND  Standard Fin. of Chicago IL(8)         10.90    10.88    0.47    4.12    2.65       0.71    6.18        NA      NA     0.49
SFFC  StateFed Financial Corp. of IA         17.60    17.60    1.04    5.60    4.87       1.27    6.87        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.30     9.28    0.51    5.01    3.89       0.89    8.74       0.49   80.61    0.81
STSA  Sterling Financial Corp. of WA          3.99     3.39    0.07    1.61    0.95       0.31    7.71       0.61   79.43    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.56     6.54    0.33    4.93    3.80       0.54    8.08       0.27   75.49    0.33
ROSE  T R Financial Corp. of NY*              6.17     6.17    0.98   15.64    6.28       0.85   13.69        NA      NA     0.80
THRD  TF Financial Corp. of PA               10.84     9.45    0.54    4.44    4.05       0.76    6.24       0.33   88.83    0.60
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.69    4.14    3.13       0.64    3.82        NA      NA     1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.03    0.28    4.48    3.75       0.27    4.28       0.83   76.33    0.80
GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.46    7.69    3.75       0.40    6.62        NA      NA     1.71
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.65    15.22    1.36    7.47    4.05       1.20    6.58       0.77   59.50    0.75
TRIC  Tri-County Bancorp of WY               15.31    15.31    0.76    4.72    4.31       0.99    6.14       0.05  965.12    1.16
TWIN  Twin City Bancorp of TN                12.92    12.92    0.57    4.36    3.49       0.79    6.04       0.16  130.95    0.29
UFRM  United FS&LA of Rocky Mount NC          7.60     7.60    0.22    2.86    1.55       0.47    6.02       0.58  135.44    0.98
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    3.96       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.79     6.79    0.15    2.19    1.33       0.41    6.09       1.26   56.59    0.93

                                                             Key Financial Ratios                           Asset Quality Ratios
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

POBS  Portsmouth Bank Shrs Inc of NH(8)*       17.52  158.84   39.91  158.84   20.08         0.60    3.36   58.82
PTRS  Potters Financial Corp of OH               NM   114.59   10.20  114.59   15.12         0.36    1.47   48.00
PKPS  Poughkeepsie Fin. Corp. of NY              NM   138.09   11.61  138.09   24.81         0.10    1.26   71.43
PRBC  Prestige Bancorp of PA                     NM    98.51   11.51   98.51   23.34         0.12    0.76   37.50
PETE  Primary Bank of NH(8)*                   15.48  188.13   12.45  188.54   15.66         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA           27.41  220.48   11.49     NM    22.33         0.12    1.00   27.27
PSBK  Progressive Bank, Inc. of NY*            11.95  155.03   12.95  175.00   11.90         0.68    2.29   27.31
PROV  Provident Fin. Holdings of CA              NM   113.54   16.15  113.54     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)               NM   204.65   25.76  204.65     NM          1.00    4.55     NM
PLSK  Pulaski SB, MHC of NJ (46.0)               NM   136.72   16.42  136.72   25.85         0.30    2.23     NM
PULS  Pulse Bancorp of S. River NJ             17.20  153.59   11.98  153.59   11.50         0.70    3.48   59.83
QCFB  QCF Bancorp of Virginia MN               18.94  136.24   24.04  136.24   18.94         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                  NM   135.23   12.05  135.41   21.98         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*             22.88     NM    37.99     NM    22.58         1.00    1.95   44.64
RCSB  RCSB Financial, Inc. of NY(8)*           19.27  236.28   18.54  242.43   19.41         0.60    1.17   22.56
RARB  Raritan Bancorp. of Raritan NJ*          15.86  183.41   14.08  186.84   14.56         0.48    2.09   33.10
REDF  RedFed Bancorp of Redlands CA              NM   159.11   13.01  159.27   28.95         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY             24.89  163.57   13.15  233.39   16.31         0.64    2.22   55.17
RELI  Reliance Bancshares Inc of WI(8)*          NM    73.34   44.78   73.34     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                 NM   107.86   13.33  109.54     NM          0.00    0.00     NM
RSLN  Roslyn Bancorp, Inc. of NY*                NM   168.68   36.38  169.52   25.54         0.20    0.84     NM
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)          NM      NM    29.61     NM    25.94         0.24    0.87   28.92
SCCB  S. Carolina Comm. Bnshrs of SC             NM   147.57   38.30  147.57     NM          0.60    2.38     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)             NM   163.00   15.41  163.00     NM          0.40    2.18     NM
SFED  SFS Bancorp of Schenectady NY              NM   108.63   14.11  108.63   17.36         0.28    1.49   46.67
SGVB  SGV Bancorp of W. Covina CA                NM   119.82    8.71  122.09   26.09         0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                    8.81  160.98   11.62  160.98    8.89         0.56    1.91   16.87
SWCB  Sandwich Co-Op. Bank of MA*              15.07  164.23   13.54  172.28   14.87         1.20    3.56   53.57
SECP  Security Capital Corp. of WI(8)          22.10  154.88   24.55  154.88   18.49         1.20    1.23   27.27
SFSL  Security First Corp. of OH               12.89  138.89   13.00  141.39   10.19         0.32    1.94   25.00
SMFC  Sho-Me Fin. Corp. of MO(8)               21.86  197.37   18.83  197.37   18.39         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN             NM   102.12   15.73  102.12   27.28         0.28    1.71     NM
SOSA  Somerset Savings Bank of MA(8)*          19.61  190.81   11.26  190.81   19.61         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*             NM   138.79   35.30  138.79     NM          0.40    2.13     NM
SCBS  Southern Commun. Bncshrs of AL             NM   118.42   24.59  118.42   22.18         0.30    1.90   75.00
SMBC  Southern Missouri Bncrp of MO            16.91  108.83   17.05  108.83   17.25         0.50    2.90   49.02
SWBI  Southwest Bancshares of IL               19.95  137.33   14.81  137.33   14.31         0.76    3.66   73.08
SVRN  Sovereign Bancorp of PA                  29.20     NM    10.93     NM    17.65         0.08    0.50   14.55
STFR  St. Francis Cap. Corp. of WI             23.53  151.64   12.28  172.33   19.89         0.48    1.33   31.37
SPBC  St. Paul Bancorp, Inc. of IL             27.62  205.98   18.00  206.70   18.70         0.40    1.68   46.51
STND  Standard Fin. of Chicago IL(8)             NM   153.14   16.69  153.32   25.12         0.40    1.56   58.82
SFFC  StateFed Financial Corp. of IA           20.52  113.58   19.99  113.58   16.73         0.40    1.84   37.74
SFIN  Statewide Fin. Corp. of NJ               25.71  136.26   12.68  136.57   14.75         0.40    2.22   57.14
STSA  Sterling Financial Corp. of WA             NM   170.10    6.79  200.42   22.09         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL               26.34  126.57    8.31  127.11   16.09         0.32    1.19   31.37
ROSE  T R Financial Corp. of NY*               15.93  235.31   14.51  235.31   18.19         0.60    2.13   33.90
THRD  TF Financial Corp. of PA                 24.68  114.10   12.37  130.87   17.57         0.40    2.05   50.63
TPNZ  Tappan Zee Fin., Inc. of NY                NM   118.71   21.27  118.71     NM          0.28    1.68   53.85
ESBK  The Elmira SB FSB of Elmira NY*          26.69  119.53    7.53  124.87   27.94         0.64    2.69   71.91
GRTR  The Greater New York SB of NY(8)*        26.67  195.23   12.24  195.23     NM          0.20    0.87   23.26
TSBS  Trenton SB, FSB MHC of NJ(35.0           24.70  179.81   29.94  196.68   28.04         0.35    1.69   41.67
TRIC  Tri-County Bancorp of WY                 23.19  107.26   16.43  107.26   17.84         0.60    2.59   60.00
TWIN  Twin City Bancorp of TN                  28.66  126.72   16.38  126.72   20.68         0.64    3.19     NM
UFRM  United FS&LA of Rocky Mount NC             NM   182.84   13.90  182.84     NM          0.24    1.96     NM
UBMT  United Fin. Corp. of MT                  25.27  119.05   26.96  119.05   20.47         0.96    4.04     NM
VABF  Va. Beach Fed. Fin. Corp of VA             NM   162.85   11.05  162.85   27.00         0.20    1.48     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                             Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of August 1, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.66       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   21.88    21.88    0.74    3.28    3.06       0.74    3.28       0.39   57.59    0.28
WSFS  WSFS Financial Corp. of DE*             5.13     5.08    1.30   22.90    9.27       1.31   23.06       1.70   96.79    2.65
WVFC  WVS Financial Corp. of PA*             12.72    12.72    1.08    8.12    5.96       1.34   10.10       0.31  229.86    1.31
WRNB  Warren Bancorp of Peabody MA*          10.10    10.10    2.09   22.34   10.94       1.73   18.48       1.15   98.45    1.79
WFSL  Washington FS&LA of Seattle WA         11.55    10.40    1.65   14.21    6.58       1.83   15.74       0.73   59.65    0.60
WAMU  Washington Mutual Inc. of WA*           5.02     4.73    0.24    4.44    0.98       0.70   13.19        NA      NA     1.12
WYNE  Wayne Bancorp of NJ                    14.55    14.55    0.37    2.61    2.03       0.37    2.61       0.91   83.50    1.15
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.16     9.16    0.29    3.14    1.66       0.66    7.16       0.70   51.61    0.43
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.56    23.56    1.01    4.44    2.79       1.35    5.89       0.27  141.96    0.67
WBST  Webster Financial Corp. of CT           5.08     4.27    0.34    6.63    2.34       0.69   13.47       0.85  103.47    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.23    14.23    0.63    4.42    4.00       1.02    7.11        NA      NA      NA
WCBI  WestCo Bancorp of IL                   15.57    15.57    1.09    7.05    5.32       1.41    9.06       0.60   47.07    0.38
WSTR  WesterFed Fin. Corp. of MT             10.98     8.67    0.56    4.33    2.81       0.78    5.99       0.25     NA      NA
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.13       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.22     8.17    0.43    4.44    3.13       0.80    8.22       0.14  146.31    0.54
WEHO  Westwood Hmstd Fin Corp of OH          30.96    30.96    0.55    2.11    1.42       0.93    3.54       0.06  255.81    0.21
WFCO  Winton Financial Corp. of OH            7.13     6.95    0.66    8.78    5.42       0.84   11.18        NA      NA     0.33
FFWD  Wood Bancorp of OH                     12.70    12.70    1.00    7.48    6.80       1.24    9.24       0.10  346.50    0.41
YFCB  Yonkers Fin. Corp. of NY               15.30    15.30    0.84    5.28    3.91       1.16    7.25       0.57   65.11    1.02
YFED  York Financial Corp. of PA              8.43     8.43    0.60    7.20    4.31       0.77    9.28       2.39   23.05    0.64


                                                         Pricing Ratios                      Dividend Data(6)
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)

VFFC  Virginia First Savings of VA(8)         13.05  208.11   16.78  215.51   14.23         0.10    0.42    5.52
WHGB  WHG Bancshares of MD                      NM   109.79   24.02  109.79     NM          0.20    1.30   42.55
WSFS  WSFS Financial Corp. of DE*             10.79  247.93   12.72     NM    10.71         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*              16.77  134.15   17.07  134.15   13.48         0.80    2.91   48.78
WRNB  Warren Bancorp of Peabody MA*            9.14  186.53   18.84  186.53   11.04         0.52    2.89   26.40
WFSL  Washington FS&LA of Seattle WA          15.19  200.50   23.16  222.62   13.71         0.92    3.26   49.46
WAMU  Washington Mutual Inc. of WA*             NM      NM    18.80     NM      NM          1.08    1.58     NM
WYNE  Wayne Bancorp of NJ                       NM   117.21   17.06  117.21     NM          0.20    1.01   50.00
WAYN  Wayne S&L Co. MHC of OH (47.8)            NM   187.26   17.16  187.26   26.37         0.62    3.22     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)            NM   157.89   37.20  157.89   27.05         0.80    4.85     NM
WBST  Webster Financial Corp. of CT             NM   215.00   10.92     NM    21.02         0.80    1.57   67.23
WEFC  Wells Fin. Corp. of Wells MN            25.00  109.07   15.52  109.07   15.53         0.48    3.00     NM
WCBI  WestCo Bancorp of IL                    18.80  132.12   20.57  132.12   14.63         0.60    2.33   43.80
WSTR  WesterFed Fin. Corp. of MT                NM   125.38   13.76  158.68   25.69         0.42    1.82   64.62
WOFC  Western Ohio Fin. Corp. of OH             NM    96.94   13.00  102.88     NM          1.00    4.44     NM
WWFC  Westwood Fin. Corp. of NJ                 NM   138.95   12.81  156.84   17.29         0.20    0.93   29.85
WEHO  Westwood Hmstd Fin Corp of OH             NM   109.54   33.91  109.54     NM          0.28    1.81     NM
WFCO  Winton Financial Corp. of OH            18.45  147.76   10.53  151.52   14.49         0.46    2.97   54.76
FFWD  Wood Bancorp of OH                      14.71  107.84   13.70  107.84   11.90         0.40    2.67   39.22
YFCB  Yonkers Fin. Corp. of NY                25.55  125.15   19.14  125.15   18.61         0.24    1.40   35.82
YFED  York Financial Corp. of PA              23.20  160.83   13.55  160.83   18.00         0.60    2.67   61.86

                                    EXHIBIT 2

                             Core Earnings Analysis

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1997

                                                                                               Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income               Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common      Shares      Core EPS
                                          __________  ___________   __________   __________   __________   __________   __________
                                              ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)
Comparable Group

BWFC  Bank West Fin. Corp. of MI             1,053         -473          161            0           741         1,783      0.42
CMRN  Cameron Fin. Corp. of MO               2,077          749         -255            0         2,571         2,682      0.96
EFBI  Enterprise Fed. Bancorp of OH(1)       1,506          212          -72            0         1,646         2,011      0.82
FFHH  FSF Financial Corp. of MN              2,234          989         -336            0         2,887         3,033      0.95
FFBA  First Colorado Bancorp of Co(1)(5)     4,280          -77           26            0         4,229        16,561      1.02
FWWB  First Savings Bancorp of WA            9,314         -701          238            0         8,851        10,519      0.84
HRZB  Horizon Financial Corp. of WA          7,803         -269           91            0         7,625         7,417      1.03
KFBI  Klamath First Bancorp of OR            5,856        4,252       -1,446            0         8,662        10,019      0.86
UBMT  United Fin. Corp. of MT                1,150          400         -136            0         1,414         1,223      1.16
WSTR  WesterFed Fin. Corp. of MT             3,596        2,151         -731            0         5,016         5,565      0.90

(1) Financial information is for the quarter ending December 31, 1996.
(5) Figures are for one quarter of financial data, EPS figures are annualized.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBIT 3

                            Pro Forma Analysis Sheet

                                    Exhibit 3
                            PRO FORMA ANALYSIS SHEET
                           Riverview Savings Bank, FSB
                           Prices as of August 1, 1997


                                                                   Peer Group     Washington Companies       All SAIF Insured
   Price Multiple                      Symbol   Subject (1)     Mean     Median      Mean    Median         Mean       Median
   Price-earnings ratio             =    P/E      16.9x        22.87x     24.28x    19.18x    15.19x       21.47x       21.90x

   Price-book ratio                 =    P/B      95.14%      130.55%    125.91%   171.39%   186.48%      137.67%      132.72%

   Price-tangible book ratio        =   P/TB      99.75%      135.58%    130.45%   182.63%   207.46%      140.66%      136.34%

   Price-assets ratio               =    P/A      18.36%       20.79%     20.85%    18.89%    20.37%       17.19%       15.75%

   Valuation Parameters

   Pre-Conversion Earnings (Y)           $2,118,000      ESOP Stock Purchases (E)        8.00%
   Pre-Conversion Book Value (B)        $25,812,000      Cost of ESOP Borrowings (S)     0.(4)
   Pre-Conv. Tang. Book Value (TB)      $23,565,000      ESOP Amortization (T)          10.years
   Pre-Conversion Assets (A)           $229,511,000      RRP Amount (M)                  4.00%
   Reinvestment Rate (2)(R)                   3.96%      RRP Vesting (N)                 5.years
   Est. Conversion Expenses (3)(X)            3.23%      Percentage Sold (PCT)          58.27%
   Tax rate (TAX)                            34.00%

   Calculation of Pro Forma Value After Conversion

   1.    V=                     P/E * Y                                   V=  $46,336,022
            -----------------------------------------------------------
              1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

   2.    V=                    P/B  *  B                                  V=  $46,336,022
            -----------------------------------
              1 - P/B * PCT * (1-X-E-M)

   3.    V=                    P/TB  *  TB                                V=  $46,336,022
            ----------------------------------------------------------
              1 - P/TB * PCT * (1-X-E-M)

   4.    V=                    P/A * A                                    V=  $46,336,022
            ----------------------------------------------------------
              1 - P/A * PCT * (1-X-E-M)

                                                            Full
                              Gross        Exchange      Conversion
   Conclusion                Proceeds       Ratio           Value

   Minimum                 $22,950,000      1.6299       $39,385,619
   Midpoint                $27,000,000      1.9175       $46,336,022
   Maximum                 $31,050,000      2.2051       $53,286,425
   Supermaximum Value      $35,707,500      2.5359       $61,279,389

   (1) Pricing ratios shown reflect the midpoint of the offering.
   (2) Net return reflects a reinvestment rate of 6.00 percent, and a tax rate of 34.00 percent.
   (3) Estimated offering expenses based on prospectus.
   (4) No cost is applicable since holding company will fund the ESOP loan.

                                    EXHIBIT 4

                     Pro Forma Effect of Conversion Proceeds

                                    Exhibit 4
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                              At the Minimum Value



1.    Conversion Proceeds
        Full Conversion Value                                                          $39,385,619
        Exchange Ratio                                                                      1.6299

        Offering Proceeds                                                              $22,950,000
         Less: Estimated Offering Expenses                                                 815,510
        Net Conversion Proceeds                                                        $22,134,490


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                          $22,134,490
          Less: Non-Cash Stock Purchases (1)                                             2,754,000
      Net Proceeds Reinvested                                                          $19,380,490
      Estimated net incremental rate of return                                                3.96%
      Earnings Increase                                                                   $767,467
          Less: Estimated cost of ESOP borrowings (2)                                            0
          Less: Amortization of ESOP borrowings (3)                                        121,176
          Less: Recognition Plan Vesting (4)                                               121,176
      Net Earnings Increase                                                               $525,115

                                                                              Net
                                                        Before              Earnings      After
3.    Pro Forma Earnings                               Conversion           Increase   Conversion

      12 Months ended June 30, 1997 (reported)           $2,118,000          $525,115   $2,643,115
      12 Months ended June 30, 1997 (core)               $2,666,000          $525,115   $3,191,115

                                                        Before              Net Cash      After
4.    Pro Forma Net Worth                              Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                      $25,812,000        $19,380,490 $45,192,490
      Tangible as of June 30, 1997                      $23,565,000        $19,380,490 $42,945,490

                                                        Before              Net Cash      After
5.    Pro Forma Assets                                 Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                     $229,511,000       $19,380,490 $248,891,490

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                    Exhibit 4
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                              At the Midpoint Value



1.    Conversion Proceeds                                                              $46,336,022
        Full Conversion Value                                                               1.9175
        Exchange Ratio

        Offering Proceeds                                                              $27,000,000
         Less: Estimated Offering Expenses                                                 871,400
        Net Conversion Proceeds                                                        $26,128,600

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                          $26,128,600
          Less: Non-Cash Stock Purchases (1)                                             3,240,000
      Net Proceeds Reinvested                                                          $22,888,600
      Estimated net incremental rate of return                                                3.96%
      Earnings Increase                                                                   $906,389
          Less: Estimated cost of ESOP borrowings (2)                                            0
          Less: Amortization of ESOP borrowings (3)                                        142,560
          Less: Recognition Plan Vesting (4)                                               142,560
      Net Earnings Increase                                                               $621,269


                                                                              Net
                                                        Before              Earnings      After
3.    Pro Forma Earnings                               Conversion           Increase   Conversion

      12 Months ended June 30, 1997 (reported)           $2,118,000          $621,269   $2,739,269
      12 Months ended June 30, 1997 (core)               $2,666,000          $621,269   $3,287,269

                                                        Before              Net Cash      After
4.    Pro Forma Net Worth                              Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                      $25,812,000        $22,888,600 $48,700,600
      Tangible as of June 30, 1997                      $23,565,000        $22,888,600 $46,453,600

                                                        Before              Net Cash      After
5.    Pro Forma Assets                                 Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                     $229,511,000       $22,888,600 $252,399,600

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                    Exhibit 4
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                              At the Maximum Value



1.    Conversion Proceeds
        Full Conversion Value                                                          $53,286,425
        Exchange Ratio                                                                      2.2051

        Offering Proceeds                                                              $31,050,000
         Less: Estimated Offering Expenses                                                 927,290
        Net Conversion Proceeds                                                        $30,122,710


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                          $30,122,710
          Less: Non-Cash Stock Purchases (1)                                             3,726,000
      Net Proceeds Reinvested                                                          $26,396,710
      Estimated net incremental rate of return                                                3.96%
      Earnings Increase                                                                 $1,045,310
          Less: Estimated cost of ESOP borrowings (2)                                            0
          Less: Amortization of ESOP borrowings (3)                                        163,944
          Less: Recognition Plan Vesting (4)                                               163,944
      Net Earnings Increase                                                               $717,422

                                                                              Net
                                                        Before              Earnings      After
3.    Pro Forma Earnings                               Conversion           Increase   Conversion

      12 Months ended June 30, 1997 (reported)           $2,118,000          $717,422   $2,835,422
      12 Months ended June 30, 1997 (core)               $2,666,000          $717,422   $3,383,422

                                                        Before              Net Cash      After
4.    Pro Forma Net Worth                              Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                      $25,812,000        $26,396,710 $52,208,710
      Tangible as of June 30, 1997                      $23,565,000        $26,396,710 $49,961,710

                                                        Before              Net Cash      After
5.    Pro Forma Assets                                 Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                     $229,511,000        $26,396,710 $255,907,710

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                    Exhibit 4
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Riverview Savings Bank, FSB
                            At the Supermaximum Value



1.    Conversion Proceeds
        Full Conversion Value                                                          $61,279,389
        Exchange Ratio                                                                      2.5359

        Offering Proceeds                                                              $35,707,500
        Less: Estimated Offering Expenses                                                  991,564
        Net Conversion Proceeds                                                        $34,715,936

2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                          $34,715,936
      Less: Non-Cash Stock Purchases (1)                                                 4,284,900
      Net Proceeds Reinvested                                                          $30,431,036
      Estimated net incremental rate of return                                                3.96%
      Earnings Increase                                                                 $1,205,069
          Less: Estimated cost of ESOP borrowings (2)                                            0
          Less: Amortization of ESOP borrowings (3)                                        188,536
          Less: Recognition Plan Vesting (4)                                               188,536
      Net Earnings Increase                                                               $827,998


                                                                              Net
                                                        Before              Earnings      After
3.    Pro Forma Earnings                               Conversion           Increase   Conversion

      12 Months ended June 30, 1997 (reported)           $2,118,000          $827,998   $2,945,998
      12 Months ended June 30, 1997 (core)               $2,666,000          $827,998   $3,493,998

                                                        Before              Net Cash      After
4.    Pro Forma Net Worth                              Conversion           Proceeds   Conversion

      Reported as of June 30, 1997                      $25,812,000      $30,431,036   $56,243,036
      Tangible as of June 30, 1997                      $23,565,000      $30,431,036   $53,996,036

                                                        Before              Net Cash      After
5.    Pro Forma Assets                                 Conversion           Proceeds   Conversion

      June 30, 1997                                    $229,511,000      $30,431,036  $259,942,036



(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                    EXHIBIT 5

                          Firm Qualifications Statement

RP FINANCIAL, LC.
FINANCIAL SERVICES INDUSTRY CONSULTANTS             FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
    Ronald S. Riggins, Managing Director (17)
    William E. Pommerening, Managing Director (13)
    Gregory E. Dunn, Senior Vice President (15)
    James P. Hennessey, Senior Vice President (12)
    James J. Oren, Vice President (10)
    Timothy M. Biddle, Vice President (8)



WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788